                                                                    Exhibit 10.1

                                   SPRINT PCS
                              MANAGEMENT AGREEMENT

                                     BETWEEN

                              SPRINT SPECTRUM L.P.

                                WIRELESSCO, L.P.

                                       AND

                                UBIQUITEL L.L.C.


                               SEPTEMBER __, 1998

                                TABLE OF CONTENTS

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                                                                            ----

1.    MANAGER..................................................................2
      1.1    Hiring of Manager.................................................2
      1.2    Program Requirements..............................................2
      1.3    Vendor Purchase Agreements........................................2
      1.4    Interconnection...................................................3
      1.5    Seamlessness......................................................3
      1.6    Forecasting.......................................................3
      1.7    Financing.........................................................3
      1.8    Ethical Conduct and Related Covenants.............................3

2.    BUILD-OUT OF NETWORK.....................................................3
      2.1    Build-out Plan....................................................3
      2.2    Compliance with Regulatory Rules..................................4
      2.3    Exclusivity of Service Area.......................................4
      2.4    Restriction.......................................................4
      2.5    Coverage Enhancement..............................................4
      2.6    Purchase of Assets by Manager.....................................6
      2.7    Microwave Relocation..............................................6
      2.8    Determination of pops.............................................6

3.    PRODUCTS AND SERVICES; IXC SERVICES......................................6
      3.1    Sprint PCS Products and Services..................................6
      3.2    Other Products and Services.......................................6
      3.3    Cross-selling with Sprint.........................................7
      3.4    IXC Services......................................................7
      3.5    Resale of Products and Services...................................7
             3.5.1    Mandatory Resale of Products and Services................7
             3.5.2    Voluntary Resale of Products and Services................7
      3.6    Non-competition...................................................8
      3.7    Right of Last Offer...............................................8

4.    MARKETING AND SALES ACTIVITIES...........................................9
      4.1    Sprint PCS National or Regional Distribution Program
               Requirements....................................................9
             4.1.1    Territorial Limitations on Manager's Distribution
                        Activities.............................................9
             4.1.2    Settlement of Equipment Sales............................9
             4.1.3    Use of Third-Party Distributors..........................9
      4.2    Sprint PCS National Accounts Program Requirements................10
      4.3    Sprint PCS Roaming and Inter Service Area Program Requirements...10
      4.4    Pricing..........................................................10
      4.5    Home Service Area................................................11

5.    USE OF BRANDS...........................................................11
      5.1    Use of Brands....................................................11
      5.2    Conformance to Marketing Communications Guidelines...............11
      5.3    Joint Marketing With Third Parties...............................11
      5.4    Prior Approval of Use of Brands..................................12
      5.5    Duration of Use of Brand.........................................12

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6.    ADVERTISING AND PROMOTION...............................................12
      6.1    National Advertising and Promotion...............................12
      6.2    In-Territory Advertising and Promotion...........................12
      6.3    Review of Advertising and Promotion Campaigns....................13
      6.4    Public Relations.................................................13

7.    SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS...............................13
      7.1    Conformance to Sprint PCS Technical Program Requirements.........13
      7.2    Establishment of Sprint PCS Technical Program Requirements.......14
      7.3    Handoff to Adjacent Networks.....................................14

8.    SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS........................14
      8.1    Compliance With Sprint PCS Customer Service Program
               Requirements...................................................14

9.    SPRINT PCS PROGRAM REQUIREMENTS.........................................14
      9.1    Program Requirements Generally...................................14
      9.2    Amendments to Program Requirements...............................14
      9.3    Manager's Right to Request Review of Changes.....................15
      9.4    Sprint PCS' Right to Implement Changes...........................16
      9.5    Rights of Inspection.............................................16
      9.6    Manager's Responsibility to Interface with Sprint PCS............16

10.   FEES....................................................................16
      10.1   Fees and Payments................................................16
             10.1.1   Fee Based on Collected Revenues.........................16
             10.1.2   Payment of Universal Service Funds......................16
             10.1.3   Inter Service Area Fees.................................17
             10.1.4   Interconnect Fees.......................................17
             10.1.5   Outbound Roaming Fees...................................17
             10.1.6   Reimbursements..........................................17
      10.2   Monthly True Up..................................................17
      10.3   Taxes............................................................17
      10.4   Collected Revenues Definition....................................18
      10.5   Late Payments....................................................19
      10.6   Setoff Right If Failure To Pay Amounts Due.......................19

11.   TERM; TERMINATION; EFFECT OF TERMINATION................................19
      11.1   Initial Term.....................................................19
      11.2   Renewal Terms....................................................19
             11.2.1   Non-renewal Rights of Manager...........................19
                      11.2.1.1 Manager's Put Right............................19
                      11.2.1.2 Manager's Purchase Right.......................20
             11.2.2   Non-renewal Rights of Sprint PCS........................20
                      11.2.2.1 Sprint PCS' Purchase Right.....................21
                      11.2.2.2 Sprint PCS' Put Right..........................21
             11.2.3   Extended Term Awaiting FCC Approval.....................21

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      11.3   Events of Termination............................................21
             11.3.1   Termination of License..................................22
             11.3.2   Breach of Agreement: Payment of Money Terms.............22
             11.3.3   Breach of Agreement: Other Terms........................22
             11.3.4   Regulatory Considerations...............................22
             11.3.5   Termination of Trademark License Agreements.............22
             11.3.6   Financing Considerations................................23
             11.3.5   Bankruptcy of a Party...................................23
      11.4   Effect of an Event of Termination................................23
      11.5   Manager's Event of Termination Rights and Remedies...............24
             11.5.1   Manager's Put Right.....................................25
             11.5.2   Manager's Purchase Right................................25
             11.5.3   Manager's Action for Damages or Other Relief............26
      11.6   Sprint PCS' Event of Termination Rights and Remedies.............26
             11.6.1   Sprint PCS' Purchase Right..............................26
             11.6.2   Sprint PCS' Put Right...................................26
             11.6.3   Sprint PCS' Right to Cause A Cure.......................27
             11.6.4   Sprint PCS' Action for Damages or Other Relief..........28
      11.7   Determination of Entire Business Value...........................28
             11.7.1   Appointment of Appraisers...............................28
             11.7.2   Manager's Operating Assets..............................28
             11.7.3   Entire Business Value...................................29
             11.7.4   Calculation of Entire Business Value....................29
      11.8   Closing Terms and Conditions.....................................30
      11.9   Contemporaneous and Identical Application........................30

12.   BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE..................30
      12.1   Books and Records................................................30
             12.1.1   General.................................................30
             12.1.2   Audit...................................................30
             12.1.3   Contesting an Audit.....................................30
      12.2   Confidential Information.........................................31
      12.3   Insurance........................................................32
             12.3.1   General.................................................32
             12.3.2   Waiver of Subrogation...................................32
             12.3.3   Certificates of Insurance...............................32

13.   INDEMNIFICATION.........................................................33
      13.1   Indemnification by Sprint PCS....................................33
      13.2   Indemnification by Manager.......................................33
      13.3   Procedure........................................................33
             13.3.1   Notice..................................................33
             13.3.2   Defense by Indemnitor...................................33
             13.3.3   Defense by Indemnitee...................................34
             13.3.4   Costs...................................................34

14.   DISPUTE RESOLUTION......................................................34
      14.1   Negotiation......................................................34
      14.2   Unable to Resolve................................................34
      14.3   Attorneys and Intent.............................................35
      14.4   Tolling of Cure Periods..........................................35

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15.   REPRESENTATIONS AND WARRANTIES..........................................35
      15.1   Due Incorporation or Formation; Authorization of Agreements......35
      15.2   Valid and Binding Obligation.....................................36
      15.3   No Conflict; No Default..........................................36
      15.4   Litigation.......................................................36

16.   REGULATORY COMPLIANCE...................................................36
      16.1   Regulatory Compliance............................................36
      16.2   FCC Compliance...................................................36
      16.3   Marking and Lighting.............................................38
      16.4   Regulatory Notices...............................................38
      16.5   Regulatory Policy-Setting Proceedings............................38

17.   GENERAL PROVISIONS......................................................38
      17.1   Notices..........................................................38
      17.2   Construction.....................................................38
      17.3   Headings.........................................................38
      17.4   Further Action...................................................38
      17.5   Counterpart Execution............................................38
      17.6   Specific Performance.............................................39
      17.7   Entire Agreement; Amendments.....................................39
      17.8   Limitation on Rights of Others...................................39
      17.9   Waivers..........................................................39
             17.9.1   Waivers--General........................................39
             17.9.2   Waivers--Manager........................................39
             17.9.3   Force Majeure...........................................39
      17.10  Waiver of Jury Trial.............................................40
      17.11  Binding Effect...................................................40
      17.12  Governing Law....................................................40
      17.13  Severability.....................................................40
      17.14  Limitation of Liability..........................................40
      17.15  No Assignment; Exceptions........................................40
             17.15.1  General.................................................40
             17.15.2  Assignment Right of Manager to Financial Lender.........41
             17.15.3  Change of Control Rights................................41
             17.15.4  Right of First Refusal..................................42
             17.15.5  Transfer of Sprint PCS Network..........................43
      17.16  Provision of Services by Sprint Spectrum.........................43
      17.17  Number Portability...............................................43
      17.18  Disclaimer of Agency.............................................43
      17.19  Independent Contractors..........................................43
      17.20  Expense..........................................................43
      17.21  General Terms....................................................44
      17.22  Conflicts with Other Agreements..................................44
      17.23  Survival Upon Termination........................................44
      17.24  Announced Transaction............................................44
      17.25  Additional Terms and Provisions..................................44
      17.26  Master Signature Page............................................44
      17.27  Agent Authorization..............................................45

                         SPRINT PCS MANAGEMENT AGREEMENT

      This SPRINT PCS MANAGEMENT AGREEMENT is made September _____, 1998, between Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, and UbiquiTel L.L.C., a Washington limited liability company (but not any Related Party) ("Manager"). The definitions for this agreement are set forth on the "Schedule of Definitions."

                                    RECITALS

      A. Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo. L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, APC PCS, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and Cox PCS License, L.L.C., a Delaware limited liability company, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

      B. The entity or entities named in Recital A that execute this agreement hold, directly or indirectly, the Licenses for the areas identified on the Service Area Exhibit and are referred to in this agreement as "Sprint PCS." Because this agreement addresses the rights and obligations of each license holder with respect to each of its Licenses, each reference in this agreement to "Sprint PCS" refers to the entity that owns, directly or indirectly, the License referred to in that particular instance or application of the provision of this agreement. If Sprint Spectrum does not own the License, it will provide on behalf of Sprint PCS most or all of the services required under this agreement to be provided by Sprint PCS.

      C. The Sprint PCS business was established to use the Sprint PCS Network, a nationwide wireless services network, to offer seamless, integrated voice and data services using wireless technologv. The Sprint PCS Network offers the services to customers under the Brands.

      D. This agreement, therefore, includes provisions defining Manager's obligations with respect to:

      o     The design, construction and management of the Service Area Network;

      o Offering and promoting products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network;

      o Adherence to Program Requirements established by Sprint PCS to ensure seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings;

      o Adherence to Program Requirements established by Sprint PCS to ensure seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings;

      o Adherence to Customer Service Program Requirements established by Sprint PCS to ensure consistency in interactions with customers (including billing, customer care, etc.); and

      o Adherence to Program Requirements relating to the marketing, promotion and distribution of Sprint PCS Products and Services.

      E. The Sprint PCS Network is expanding with the assistance of "managers" (companies such as Manager that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by

Sprint PCS or one of the entities named in Recital A) and "affiliates" (companies that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by the affiliate).

      F. Manager wishes to enter into this agreement to help construct, operate, manage and maintain for Sprint PCS a portion of the Sprint PCS Network in the Service Area. Sprint PCS has determined that permitting Manager to manage a portion of the Sprint PCS Network in accordance with the terms of this agreement will facilitate Sprint PCS' expansion of fully digital, wireless coverage under the License and will enhance the wireless service for customers of Sprint PCS.

      G. All managers of a portion of the business of Sprint PCS, including Manager, must construct facilities and operate in accordance with Program Requirements established by Sprint PCS with respect to certain aspects of the development and offering of wireless products and services and the presentation of the products and services to customers, to establish and operate the Sprint PCS Network successfully by providing seamless, integrated voice and data services, using wireless technology.

                                    AGREEMENT

      In consideration of the recitals and mutual covenants and agreements contained in this agreement, the sufficiency of which are hereby acknowledged, the parties, intending to be bound, agree as follows:

1. MANAGER

      1.1 Hiring of Manager. Sprint PCS hires Manager:

            (a) to construct and manage the Service Area Network in compliance with the License and in accordance with the terms of this agreement;

            (b) to distribute continuously during the Term the Sprint PCS Products and Services and to establish distribution channels in the Service Area;

            (c) to conduct continually during the Term advertising and promotion activities in the Service Area (including mutual decisions to "go dark", with respect to advertising and promotion activities, for reasonable periods of time); and

            (d) to manage that portion of the customer base of Sprint PCS that has the NPA-NXXs assigned to the Service Area Network.

      Sprint PCS has the right to unfettered access to the Service Area Network to be constructed by Manager under this agreement. The fee to be paid to Manager by Sprint PCS under Section 10 is for all obligations of Manager under this agreement.

      1.2 Program Requirements. Manager must adhere to the Program Requirements established by Sprint PCS and as modified from time to time, to ensure uniform and consistent operation of all wireless systems within the Sprint PCS Network and to present the Sprint PCS Products and Services to customers in a uniform and consistent manner under the Brands.

      1.3 Vendor Purchase Agreements. Manager may participate in discounted volume-based pricing on wireless-related products and services and in the warranties Sprint PCS receives from its vendors, as is commercially reasonable and to the extent permitted by applicable procurement agreements (e.g., agreements related to network infrastructure equipment, subscriber equipment, interconnection, and collocation). Sprint PCS will use commercially reasonable efforts to obtain for managers the same price Sprint PCS receives from vendors;

this does not prohibit Sprint PCS from entering into procurement agreements that do not provide managers with the Sprint PCS prices.

      Manager must purchase subscriber and infrastructure equipment from a Sprint PCS approved list of products, which will include a selection from a variety of manufacturers. Where required, the products must include proprietary software developed by the manufacturers for Sprint PCS or by Sprint PCS to allow seamless interoperability in the Sprint PCS Network. Sprint PCS or the vendor may require Manager to execute a separate license agreement for the software prior to Manager's use of the software.

      Manager may only make purchases under this Section 1.3 for items to be used exclusively in the Service Area (e.g., Manager may not purchase base stations under a Sprint PCS contract for use in a system not affiliated with Sprint PCS).

      1.4 Interconnection. If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent permitted by applicable laws, tariffs and contracts, Sprint PCS may arrange for the interconnection under its agreements with the carrier and if it does so, Sprint PCS will bill the interconnection fees to Manager.

      1.5 Seamlessness. Manager will design and operate its systems, platforms, products and services in the Service Area and the Service Area Network so as to seamlessly interface them into the Sprint PCS Network.

      1.6 Forecasting. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics including traffic volumes, handset sales, subscribers and Collected Revenues for the Sprint PCS Products and Services. The forecasts are for planning purposes only and do not constitute Manager's obligation to meet the quantities forecast.

      1.7 Financing. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on
Exhibit 1.7. Manager will allow Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

      1.8 Ethical Conduct and Related Covenants. Each party must perform its obligations under this agreement in a diligent, legal, ethical, and professional manner.

2. BUILD-OUT OF NETWORK

      2.1 Build-out Plan. Manager will build-out the Service Area Network in the Service Area in accordance with a Build-out Plan. Sprint PCS and Manager will jointly develop each Build-out Plan, except the initial Build-out Plan and any modifications, additions or expansions of the Build-out Plan will be subject to prior written approval by Sprint PCS. Manager will report to Sprint PCS its performance regarding the critical milestones included in the Build-out Plan on a periodic basis as mutually agreed to by the parties, but no less frequently than quarterly. The Build-out Plan and the Service Area Network as built must comply with Sprint PCS Program Requirements and federal and local regulatory requirements.

      Sprint PCS approves the Build-out Plan in effect as of the date of this agreement, which Build-out Plan is attached as Exhibit 2.1. Each new or amended Build-out Plan will also become part of Exhibit 2.1.

      2.2 Compliance with Regulatory Rules. During the build-out of the Service Area Network, Sprint PCS authorizes Manager to make all filings with regulatory authorities regarding the build-out, including filings with the Federal Aviation Administration, environmental authorities, and historical districts. Manager may further delegate its duty under this Section 2.2 to a qualified site acquisition company. Manager must ensure that a copy of every filing is given to Sprint PCS. Manager must ensure that Sprint PCS is notified in writing of any contact by a regulatory agency including the FCC with Manager or Manager's site acquisition company regarding any filing. Sprint PCS has the right to direct any proceeding, inquiry, dispute, appeal or other activity with a regulatory or judicial authority regarding any filing made on behalf of Sprint PCS. Manager will amend, modify, withdraw, refile and otherwise change any filing as Sprint PCS requires. Notwithstanding the preceding sentences in this Section 2.2, and in conjunction with Section 16, Sprint PCS is solely responsible for making any and all filings with the FCC regarding the build-out. Manager will notify Sprint PCS of any activity, event or condition related to the build-out that might require an FCC filing.

      2.3 Exclusivity of Service Area. Manager will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

            (a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

            (b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

            (c) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

      2.4 Restriction. In geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement, Manager must not offer any Sprint PCS Products or Services specifically designed for the competitive local exchange market ("fixed wireless local loop"), except that:

            (a) Manager may designate the local exchange carrier that is a Related Party of Sprint PCS to be the exclusive distributor of the fixed wireless local loop product in the territory served by the local exchange carrier, even if a portion of its territory is within the Service Area; or

            (b) Manager may sell the fixed wireless local loop product under the terms and conditions specified by Sprint PCS (e.g., including designation by Sprint PCS of an exclusive distribution agent for the territory).

This restriction exists with respect to a particular geographic area only so long as Sprint PCS or its Related Party owns such incumbent local exchange carrier.

      Nothing in this Section 2.4 prohibits Manager from offering Sprint PCS Products and Services primarily designed for mobile functionality. The restricted markets as of the date of this agreement are set forth on Exhibit 2.4.

      2.5 Coverage Enhancement. Sprint PCS and Manager agree that maintaining a high standard of customer satisfaction regarding network capacity and footprint is a required element of the manager and affiliate programs. Sprint PCS intends to expand network coverage to build all cells that cover at least 5,000 pops and all interstate and major highways in the areas not operated by Manager or Other Managers. Accordingly, Manager agrees to build-out New Coverage when directed by Sprint PCS as set forth in this Section 2.5. Sprint PCS agrees not to require any New Coverage build-out during the first two years of this Agreement, nor any New Coverage that exceeds the capacity and footprint parameters that Sprint PCS has adopted for all of its comparable markets.

      Sprint PCS will give to Manager a written notice of any New Coverage within the Service Area that Sprint PCS decides should be built-out. Such notice will include an analysis completed by Sprint PCS demonstrating that such required build-out should be economically advantageous to Manager. Such analysis will be generated in good faith and will be based on then-currently available information, however Sprint PCS makes no warranties or representations regarding the accuracy of, nor will Sprint PCS be bound by, or guarantee the accuracy of, such analysis. Manager must confirm to Sprint PCS within 90 days after receipt of the notice that Manager will build-out the New Coverage and deliver to Sprint PCS with such confirmation Manager's proposed amendment to the Build-out Plan and a description of the manner and timing in which it will finance such build-out.

      If Manager confirms, within such 90-day period, its intention to build-out the New Coverage, then Manager and Sprint PCS will diligently finalize an amendment to the Build-out Plan and proceed as set forth in Sections 2.1 and
2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to construct and implement the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the New Coverage in accordance with the terms of this Agreement, and the New Coverage will be included in the Service Area Network for purposes of this agreement.

      If Manager fails to confirm, within such 90-day period, its intention to build-out the New Coverage, declines to complete such build-out, or fails to complete such build-out in accordance with the amended Build-out Plan, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

      Notwithstanding the preceding paragraphs in this Section 2.5, the capacity and footprint parameters contained in the amended Build-out Plan will not be required to exceed the parameters adopted by Sprint PCS in building out all of its comparable service areas, unless such build-out relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to build-out the New Coverage concurrently with Sprint PCS' build-out, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues its related build-out.

      If Sprint PCS requires build-out of New Coverage that will:

            (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's hooks; or

            (b) cause the long-term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the required New Coverage.

      The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the New Coverage. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to complete the New Coverage following the Chief Officer's review, then if Manager and Sprint PCS fail to agree to an amended Build-out Plan within 15 days after completion of the reconsideration process described above in this paragraph or the end of the 90-day period described in the second paragraph of this Section 2.5, whichever occurs first, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

      2.6 Purchase of Assets by Manager. If Sprint PCS has assets located in the Service Area that Manager could reasonably use in its construction of the Service Area Network and if Sprint PCS is willing to sell such assets, then Manager agrees to purchase from Sprint PCS and Sprint PCS agrees to sell to Manager the assets in accordance with the terms and conditions of the asset purchase agreement attached as Exhibit 2.6.

      2.7 Microwave Relocation. Sprint PCS will relocate interfering microwave sources in the spectrum in the Service Area to the extent necessary to permit the Service Area Network to carry the anticipated call volume as set out in the Build-out Plan. If the spectrum cleared is not sufficient to carry the actual call volume then Sprint PCS will clear additional spectrum of its choosing to accommodate the call volume. Sprint PCS may choose to clear spectrum one carrier at a time. The parties will share equally all costs associated with clearing spectrum under this Section 2.7.

      2.8 Determination of pops. If any provision in this agreement requires the determination of pops in a given area, then the pops will be determined using the census block group pop forecast then used by Sprint PCS, except that a different forecast will be used for any FCC filing and in preparing the Build-out Plan if required by the FCC. Sprint PCS presently uses the forecast of Equifax/NDS, but it may choose in its sole discretion to use another service that provides comparable data.

3. PRODUCTS AND SERVICES; IXC SERVICES

      3.1 Sprint PCS Products and Services. Manager must offer for sale, promote and support all Sprint PCS Products and Services within the Service Area, unless the parties otherwise agree in advance in writing. Within the Service Area, Manager may only sell, promote and support wireless products and services that are Sprint PCS Products and Services or are other products and services authorized under Section 3.2. The Sprint PCS Products and Services as of the date of this agreement are attached as Exhibit 3.1. Sprint PCS may modify the Sprint PCS Products and Services from time to time in its sole discretion by delivering to Manager a new Exhibit 3.1. If Sprint PCS begins offering nationally a Sprint PCS Product or Service that is a Manager's Product or Service, such Manager's Product or Service will become a Sprint PCS Product or Service under this agreement.

      3.2 Other Products and Services. Manager may offer wireless products and services that are not Sprint PCS Products and Services, on the terms Manager determines, if the offer of the additional products and services:

            (a) does not violate the obligations of Manager under this agreement;

            (b) does not cause distribution channel conflict with or consumer confusion regarding Sprint PCS' regional and national offerings of Sprint PCS Products and Services;

            (c) complies with the Trademark License Agreements; and

            (d) does not materially impede the development of the Sprint PCS Network.

      Manager will not offer any products or services under this Section 3.2 that are confusingly similar to Sprint PCS Products and Services. Manager must request that Sprint PCS determine whether Sprint PCS considers a product or service to be confusingly similar to any Sprint PCS Products and Services by providing advance written notice to Sprint PCS that describes those products and services that could be interpreted to be confusingly similar to Sprint PCS Products and Services. If Sprint PCS fails to provide a response to Manager within 30 days after receiving the notice, then the products and services are deemed to create confusion with the Sprint PCS Products and Services and the request therefore rejected. In rejecting any request Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection.

      3.3 Cross-selling with Sprint. Manager and Sprint and Sprint's Related Parties may enter into arrangements to sell Sprint's services, including long distance service (except those long distance services governed by Section 3.4), Internet access, customer premise equipment, prepaid phone cards, and any other services that Sprint or its Related Parties make available from time to time. Sprint's services may be packaged with the Sprint PCS Products and Services.

      If Manager chooses to resell the long distance services, Internet access or competitive local telephone services including prepaid phone cards, of third parties (other than Manager's Related Parties), Manager will give Sprint the right of last offer to provide those services on the same terms and conditions as the offer to which Manager is prepared to agree, subject to the terms of any existing agreements Manager was subject to prior to execution of this agreement.

      If Sprint sells Sprint PCS Products and Services in the Service Area, Manager will provide such Sprint PCS Products and Services to such customers in accordance with the terms and conditions of the Sprint PCS National or Regional Distribution Program Requirements.

      3.4 IXC Services. Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates. Long distance telephone calls are those calls between the local calling area for the Service Area Network and areas outside the local calling area. The local calling area will be defined by mutual agreement of Sprint PCS and Manager. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in Section 14. Any arrangement must have terms at least as favorable to Manager (in all material respects) as those offered by Sprint to any wholesale customer of Sprint in comparable circumstances (taking into consideration volume, traffic patterns, etc.). If Manager is bound by an agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this
Section 3.4 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.4 do apply.

      3.5 Resale of Products and Services.

            3.5.1 Mandatory Resale of Products and Services. Sprint PCS is subject to FCC rules that require it to allow its service plans to be resold by a purchaser of the service plan. Sprint PCS will not grant the purchaser of a service plan the right to use any of the support services offered by Sprint PCS, including customer care, billing, collection, and advertising, nor the right to use the Brands. The reseller only has the right to use the service purchased. Consequently, Manager agrees not to interfere with any purchaser of the Sprint PCS Products or Services who resells the service plans in accordance with this agreement and applicable law. Manager will notify purchaser that the purchaser does not have a right to use the Brands or Sprint PCS, support services. In addition, Manager will notify Sprint PCS if it reasonably believes a reseller of retail service plans is using the support services or Brands.

            3.5.2 Voluntary Resale of Products and Services. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands, except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of

Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS.

      If Sprint PCS chooses to offer a voluntary resale product, it will adopt a program that will be a Program Requirement under this agreement and that addresses the manner in which Manager and Other Managers interact with the resellers. Manager must agree to comply with the terms of the program, including its pricing provisions, if Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated. Usage of telecommunications services while in the Service Area by subscribers of resellers with NPA-NXXs from outside the Service Area will be subject to the pricing provisions of the Sprint PCS Roaming and Inter Service Area Program for roaming and inter service area pricing between Manager and Sprint PCS unless Manager agrees in writing to different pricing.

      Except as required under the regulations and rules concerning mandatory resale. Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

      3.6 Non-competition. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

      Within the Service Area, Manager and Manager's Related Parties may offer, market or promote telecommunications products or services only under the following brands:

            (a) products or services with the Brands;

            (b) other products and services approved under Section 3.2;

            (c) products or services with Manager's brand; or

            (d) products or services with the brands of Manager's Related
Parties.

except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager or Manager's Related Parties on these products and services.

      If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customers' calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

      3.7 Right of Last Offer. Manager will offer to Sprint the right to make to Manager the last offer to provide backhaul and transport services for call transport for the Service Area Network, if Manager decides to use third parties for backhaul and transport services rather than self-provisioning the services or purchasing the services from Related Parties of Manager. Sprint will have a reasonable time to respond to Manager's request for last offer to provide backhaul and transport pricing and services, which will be no greater than 5 Business Days after receipt of the request for the services and pricing from Manager.

      If Manager has an agreement in effect as of the date of this agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this Section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.7 do apply.

4. MARKETING AND SALES ACTIVITIES

      4.1 Sprint PCS National or Regional Distribution Program Requirements. During the term of this agreement, Manager must participate in any Sprint PCS National or Regional Distribution Program (as in effect from time to time), and will pay or receive compensation for its participation in accordance with the terms and conditions of that program. The Sprint PCS National or Regional Distribution Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.1.

            4.1.1 Territorial Limitations on Manager's Distribution Activities. Neither Manager nor any of its Related Parties will market, sell or distribute Sprint PCS Products and Services outside of the Service Area, except:

            (a) as otherwise agreed upon by the parties in advance in writing;
or

            (b) Manager may place advertising in media that has distribution outside of the Service Area, so long as that advertising is intended by Manager to reach primarily potential customers within the Service Area.

            4.1.2 Settlement of Equipment Sales. Sprint PCS will establish a settlement policy and process that will be included in the Sprint PCS National or Regional Distribution Program Requirements to:

            (a) reconcile sales of subscriber equipment made in the service areas of Sprint PCS or Other Managers of Sprint PCS, that result in activations in the Service Area; and

            (b) reconcile sales of subscriber equipment made in the Service Area that result in activations in service areas of Sprint PCS or Other Managers.

      In general, the policy will provide that the party in whose service area the subscriber equipment is activated will be responsible for the payment of any subsidy (i.e., the difference between the price paid to the manufacturer and the suggested retail price for direct channels or the difference between the price paid to the manufacturer and the wholesale price for third party retailers) and for other costs associated with the sale, including logistics, inventory carrying costs, direct channel commissions and other retailer compensation.

            4.1.3 Use of Third-Party Distributors.

            (a) Manager may request that Sprint PCS and a local distributor enter into Sprint PCS' standard distribution agreement regarding the purchase from Sprint PCS of handsets and accessories. Sprint PCS will use commercially reasonable efforts to reach agreement with the local distributor. Sprint PCS may refuse to enter into a distribution agreement with a distributor for any reasonable reason, including that the distributor fails to pass Sprint PCS' then current credit and background checks or the distributor fails to agree to the standard terms of the Sprint PCS distribution agreement. Any local distributor will be subject to the terms of the Trademark License Agreements or their equivalent. Manager will report to Sprint PCS the activities of any local distributor that Manager believes to be in violation of the distribution agreement.

            (b) Manager may establish direct local distribution programs in accordance with the Sprint PCS National or Regional Distribution Program Requirements, subject to the terms and conditions of the Trademark License Agreements and the non-competition and other provisions contained in this agreement. If Manager sells Sprint PCS handsets and accessories directly to a local distributor:

                  (i) Sprint PCS has the right to approve or disapprove a particular distributor,

                  (ii) Manager is responsible for such distributor's compliance with the terms of the Trademark License Agreements and the other provisions contained in this agreement, and

                  (iii) Manager must retain the right to terminate the distribution rights of the local distributor when so instructed by Sprint PCS (even if Sprint PCS initially approved or did not exercise its right to review the distributor).

      4.2 Sprint PCS National Accounts Program Requirements. During the term of this agreement. Manager must participate in the Sprint PCS National Accounts Program (as in effect from time to time), and will be entitled to compensation for its participation and will be required to pay the expenses of the program in accordance with the terms and conditions of that program. The Sprint PCS National Accounts Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.2.

      4.3 Sprint PCS Roaming and Inter Service Area Program Requirements. Manager will participate in the Sprint PCS Roaming and Inter Service Area Program established and implemented by Sprint PCS, including roaming price plans and inter-carrier settlements. The Sprint PCS Roaming and Inter Service Area Program Requirements in effect as of the date of this agreement are attached as
Exhibit 4.3.

      As part of the Sprint PCS Roaming and Inter Service Area Program Requirements. Sprint PCS will establish a settlement policy and process to equitably distribute between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) the revenues received by one member for services used by its customers when they travel into other members' service areas.

      4.4 Pricing. Manager will offer and support all Sprint PCS pricing plans designated for regional or national offerings of Sprint PCS Products and Services (e.g., national inter service area rates, regional home rates, and local price points). The Sprint PCS pricing plans as of the date of this agreement are attached as Exhibit 4.4. Sprint PCS may modify the Sprint PCS pricing plans from time to time in its sole discretion by delivering to Manager a new Exhibit 4.4.

      Additionally, with prior approval from Sprint PCS, which approval will not be unreasonably withheld, Manager may establish price plans for Sprint PCS Products and Services that are only offered in its local market, subject to:

            (a) the non-competition and other provisions contained in this agreement;

            (b) consistency with regional and national pricing plans;

            (c) regulatory requirements; and

            (d) capability and cost of implementing rate plans in Sprint PCS systems (if used).

      Manager must provide advance written notice to Sprint PCS with details of any pricing proposal for Sprint PCS Products or Services in the Service Area. If Sprint PCS fails to respond to Manager within 10 Business Days after receiving such notice, then the price proposed for those Sprint PCS Products or Services is deemed approved.

      At the time Sprint PCS approves a pricing proposal submitted by Manager, Sprint PCS will provide Manager an estimate of the costs and expenses and applicable time frames required for Sprint PCS to implement the proposed pricing plan. Manager agrees to promptly reimburse Sprint PCS for any cost or expense incurred by Sprint PCS to implement such a pricing plan, which will not exceed the amount estimated by Sprint PCS if Manager waited for Sprint PCS' response to Manager's proposal.

      4.5 Home Service Area. Sprint PCS and Manager will agree to the initial home service area for each base station in the Service Area Network prior to the date the Service Area Network goes into commercial operation. If the parties cannot agree to the home service area for each base station in the Service Area Network, then the parties will use the dispute resolution process in Section 14 of this agreement to assign each base station to a home service area.

5. USE OF BRANDS

      5.1 Use of Brands.

            (a) Manager must enter into the Trademark License Agreements on or before the date of this agreement.

            (b) Manager must use the Brands exclusively in the marketing, promotion, advertisement, distribution, lease or sale of any Sprint PCS Products and Services within the Service Area, except Manager may use other brands to the extent permitted by the Trademark License Agreements and not inconsistent with the terms of this agreement.

            (c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell any of the Sprint PCS Products and Services or Manager's Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except (i) for sales to resellers required under this agreement, or (ii) as permitted under the Trademark License Agreements.

            (d) The provisions of this Section 5.1 do not prohibit Manager from including Sprint PCS Products and Services under the Brands within the Service Area as part of a package with its other products and services that bear a different brand or trademark. The provisions of this Section 5.1 do not apply to the extent that they are inconsistent with applicable law or in conflict with the Trademark License Agreements.

      5.2 Conformance to Marketing Communications Guidelines. Manager must conform to the Marketing Communications Guidelines in connection with the marketing, promotion, advertisement, distribution, lease and sale of any of the Sprint PCS Products and Services. The Marketing Communications Guidelines in effect as of the date of this agreement are attached as Exhibit 5.2. Sprint and Sprint Spectrum may amend the Marketing Communications Guidelines from time to time in accordance with the terms of the Trademark License Agreements.

      5.3 Joint Marketing With Third Parties.

            (a) Manager may engage in various joint marketing activities (e.g., promotions with sports teams and entertainment providers or tournament sponsorships) with third parties in the Service Area from time to time during the term of this agreement with respect to the Sprint PCS Products and Services, except that Manager may engage in the joint marketing activities only if the joint marketing activities:

                  (i) are conducted in accordance with the terms and conditions of the Trademark License Agreements and the Marketing Communications Guidelines;

                  (ii) do not violate the terms of this agreement;

                  (iii) are not likely (as determined by Sprint PCS, in its sole discretion) to cause confusion between the Brands and any other trademark or service mark used in connection with the activities;

                  (iv) are not likely (as determined by Sprint, in its sole discretion) to cause confusion between the Sprint Brands and any other trademark or service mark used in connection with the activities; and

                  (v) are not likely (as determined by Sprint PCS, in its sole discretion) to give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements. Manager will not engage in any activity that includes co-branding involving use of the Brands (that is, the marketing, promotion, advertisement, distribution, lease or sale of any of the Sprint PCS Products and Services under the Brands and any other trademark or service mark), except as provided in the Trademark License Agreements.

            (b) Manager must provide advance written notice to Sprint PCS describing any joint marketing activities that may:

                  (i) cause confusion between the Brands and any other trademark or service mark used in connection with the proposed activities; or

                  (ii) give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

            (c) If Sprint PCS fails to provide a response to Manager within 20 days after receiving such notice, then the proposed activities are deemed, as the case may be:

                  (i) not to create confusion between the Brands and any other trademark or service mark; or

                  (ii) not to give rise to the perception that Manager's products and services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

      5.4 Prior Approval of Use of Brands. Manager must obtain advance written approval from Sprint for use of the Sprint Brands to the extent required by the Sprint Trademark and Service Mark License Agreement and from Sprint PCS for use of the Sprint PCS Brands to the extent required by the Sprint Spectrum Trademark and Service Mark License Agreement. Sprint PCS will use commercially reasonable efforts to facilitate any review of Manager's use of the Brands, if Sprint PCS is included in the review process.

      5.5 Duration of Use of Brand. Manager is entitled to use the Brands only during the term of the Trademark License Agreements and any transition period during which Manager is authorized to use the Brands following the termination of the Trademark License Agreements.

6. ADVERTISING AND PROMOTION

      6.1 National Advertising and Promotion. Sprint PCS is responsible for (a) all national advertising and promotion of the Sprint PCS Products and Services, including the costs and expenses related to national advertising and promotions, and (b) all advertising and promotion of the Sprint PCS Products and Services in the markets where Sprint PCS operates without the use of an Other Manager.

      6.2 In-Territory Advertising and Promotion. Manager must advertise and promote the Sprint PCS Products and Services in the Service Area (and may do so in the areas adjacent to the Service Area so long as

Manager intends that such advertising or promotion primarily reach potential customers within the Service Area). Manager must advertise and promote the Sprint PCS Products and Services in accordance with the terms and conditions of this agreement, the Trademark License Agreements and the Marketing Communication Guidelines. Manager is responsible for the costs and expenses incurred by Manager with respect to Manager's advertising and promotion activities in the Service Area.

      Manager will be responsible for a portion of the cost of any promotion or advertising done by third party retailers in the Service Area (e.g., Best Buy) in accordance with any cooperative advertising arrangements based on per unit handset sales.

      Sprint PCS has the right to use in any promotion or advertising done by Sprint PCS any promotion or advertising materials developed by Manager from time to time with respect to the Sprint PCS Products and Services. Sprint PCS will reimburse Manager for the reproduction costs related to such use.

      Sprint PCS will make available to Manager the promotion or advertising materials developed by Sprint PCS from time to time with respect to Sprint PCS Products and Services in current use by Sprint PCS (e.g., radio ads, television ads, design of print ads, design of point of sale materials, retail store concepts and designs, design of collateral). Manager will bear the cost of using such materials (e.g., cost of local radio and television ad placements, cost of printing collateral in quantity, and building out and finishing retail stores).

      6.3 Review of Advertising and Promotion Campaigns. Sprint PCS and Manager will jointly review the upcoming marketing and promotion campaigns of Manager with respect to Sprint PCS Products and Services (including advertising and promotion expense budgets) and will use good faith efforts to coordinate Manager's campaign with Sprint PCS' campaign to maximize the market results of both parties. Sprint PCS and Manager may engage in cooperative advertising or promotional activities during the term of this agreement as the parties may agree in writing.

      6.4 Public Relations. If Manager conducts local public relations efforts, then Manager must conduct the local public relations efforts consistent with the Sprint PCS Communications Policies. The Sprint PCS Communications Policies as of the date of this agreement are attached as Exhibit 6.4. Sprint PCS may modify the Sprint PCS Communications Policies from time to time by delivering to Manager a new Exhibit 6.4.

7. SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

      7.1 Conformance to Sprint PCS Technical Program Requirements.

            (a) Manager must meet or exceed the Sprint PCS Technical Program Requirements established by Sprint PCS from time to time for the Sprint PCS Network. Manager will be deemed to meet the Sprint PCS Technical Program Requirements if:

                  (i) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Sprint PCS Technical Program Requirements; or

                  (ii) Sprint PCS is responsible under the Services Agreement to ensure the Service Area Network complies with the Sprint PCS Technical Program Requirements.

            (b) Manager must demonstrate to Sprint PCS that Manager has complied with the Sprint PCS Technical Program Requirements prior to connecting the Service Area Network to the rest of the Sprint PCS Network. Once the Service Area Network is connected to the Sprint PCS Network, Manager must continue to comply with the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the Sprint PCS Technical

Program Requirements adopted for Manager will be the same Sprint PCS Technical Program Requirements applied by Sprint PCS to the Sprint PCS Network.

      7.2 Establishment of Sprint PCS Technical Program Requirements. Sprint PCS has delivered to Manager a copy of the current Sprint PCS Technical Program Requirements, attached as Exhibit 7.2. Sprint PCS drafted the Sprint PCS Technical Program Requirements to ensure a minimum, base-line level of quality for the Sprint PCS Network. The Sprint PCS Technical Program Requirements include standards relating to voice quality, interoperability, consistency (seamlessness) of coverage, RF design parameters, system design, capacity, and call blocking ratio. Sprint PCS has selected code division multiple access as the initial air interface technology for the Sprint PCS Network (subject to change in accordance with Section 9.1).

      7.3 Handoff to Adjacent Networks. If technically feasible and commercially reasonable, Manager will operate the Service Area Network in a manner that permits a seamless handoff of a call initiated on the Service Area Network to any adjacent PCS network that is part of the Sprint PCS Network, as specified in the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the terms and conditions for seamless handoffs adopted for the Service Area Network will be the same as the terms Sprint PCS applies to the other parts of the Sprint PCS Network for similar configurations of equipment.

8. SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS

      8.1 Compliance With Sprint PCS Customer Service Program Requirements. Manager must comply with the Sprint PCS Customer Service Program Requirements in providing the Sprint PCS Products and Services to any customer of Manager, Sprint PCS or any Sprint PCS Related Party. Manager will be deemed to meet the standards if:

            (a) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Program Requirements; or

            (b) Manager has delegated to Sprint PCS under the Services Agreement responsibility to ensure the Service Area Network complies with the Sprint PCS Customer Service Standards.

      Sprint PCS has delivered to Manager a copy of the Sprint PCS Customer Service Standards, which are attached as Exhibit 8.1.

9. SPRINT PCS PROGRAM REQUIREMENTS

      9.1 Program Requirements Generally. This agreement contains numerous references to Sprint PCS National and Regional Distribution Program Requirements, Sprint PCS National Accounts Program Requirements, Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS Technical Program Requirements and Sprint PCS Customer Service Program Requirements. This agreement also provides under Section 3.5.2 for the offering by Sprint PCS of a voluntary resale product through a program, which program, if adopted, will be a Program Requirement under this agreement. Sprint PCS may unilaterally amend from time to time in the manner described in Section 9.2 all Program Requirements mentioned in this agreement. The most current version of the Program Requirements mentioned in the first sentence of this Section 9.1 have been provided to Manager. Manager has reviewed the Program Requirements and adopts them for application in the Service Area.

      9.2 Amendments to Program Requirements. Sprint PCS may amend any of the Program Requirements, subject to the following conditions:

            (a) The applicable Program Requirements, as amended, will apply equally to Manager, Sprint PCS and each Other Manager, except if Manager and Sprint PCS agree otherwise or if Sprint PCS grants a waiver to Manager. Sprint PCS may grant waivers to Other Managers without affecting Manager's obligation to comply with the Program Requirements;

            (b) Each amendment will be reasonably required to fulfill the purposes set forth in Section 1.2 with respect to uniform and consistent operations of the Sprint PCS Network and the presentation of Sprint PCS Products and Services to customers in a uniform and consistent manner;

            (c) Each amendment will otherwise be on terms and conditions that are commercially reasonable with respect to the construction, operation and management of the Sprint PCS Network. With respect to any amendment to the Program Requirements. Sprint PCS will provide for reasonable transition periods and, where appropriate, may provide for grandfathering provisions for existing activities by Manager that were permitted under the applicable Program Requirements before the amendment;

            (d) Sprint PCS must give Manager reasonable, written notice of the amendment, but in any event the notice will be given at least 30 days prior to the effective date of the amendment; and

            (e) Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS. Sprint PCS will determine what constitutes a commercially reasonable period of time taking into consideration relevant business factors, including the strategic significance of the changes to the Sprint PCS Network, the relationship of the changes to the yearly marketing cycle, and the financial demands on and capacity generally of Other Managers. Notwithstanding the preceding two sentences, Manager will not be required to implement any change in the Service Area Network or the business of Manager required by an amendment to a Program Requirement until Sprint PCS has implemented the required changes in substantially all of that portion of the Sprint PCS Network that Sprint PCS operates without the use of a manager or affiliate, unless the amendment to the Program Requirement relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to implement the changes in the Service Area Network or Manager's business concurrently with Sprint PCS, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues the Program Requirement changes prior to implementation.

      Sprint PCS may grant Manager appropriate waivers and variances from the requirements of any Program Requirements. Sprint PCS has the right to adopt any Program Requirements that implement any obligation regarding the Service Area Network mandated by law.

      Any costs and expenses incurred by Manager in connection with conforming to any change to the Program Requirements during the term of this agreement are the responsibility of Manager.

      9.3 Manager's Right to Request Review of Changes. If Sprint PCS announces a change to a Program Requirement that will:

            (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholders equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

            (b) cause the long term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis.

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the change.

      The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the change. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to implement the change to the Program Requirement following the Chief Officer's review, then upon Manager's failure to implement the change an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.6.

      9.4 Sprint PCS' Right to Implement Changes. If Manager requests Sprint PCS to reconsider a change to a Program Requirement as permitted under Section 9.3 and Sprint PCS decides it will not require Manager to make the change, Sprint PCS may, but is not required to, implement the change at Sprint PCS' expense, in which event Manager will be required to operate the Service Area Network, as changed, but Sprint PCS will be entitled to any revenue derived from the change.

      9.5 Rights of Inspection. Sprint PCS and its authorized agents and representatives may enter upon the premises of any office or facility operated by or for Manager at any time, with reasonable advance notice to Manager if possible, to inspect, monitor and test in a reasonable manner the Service Area Network, including the facilities, equipment, books and records of Manager, to ensure that Manager has complied or is in compliance with all covenants and obligations of Manager under this agreement, including Manager's obligation to conform to the Program Requirements. The inspection, monitoring and testing may not disrupt the operations of the office or facility, nor impede Manager's access to the Service Area Network.

      9.6 Manager's Responsibility to Interface with Sprint PCS. Manager will use platforms fully capable of interfacing with the Sprint PCS platforms in operating the Service Area Network and in providing Sprint PCS Products and Services. Manager will pay the expense of making its platforms fully capable of interfacing with Sprint PCS, including paying for the following:

                  (i) connectivity;

                  (ii) any changes that Manager requests Sprint PCS to make to Sprint PCS systems to interconnect with Manager's systems that Sprint PCS, in its sole discretion, agrees to make;

                  (iii) equipment to run Manager's software;

                  (iv) license fees for Managers software; and

                  (v) Manager's upgrades or changes to its platforms.

10. FEES

      10.1 Fees and Payments.

            10.1.1 Fee Based on Collected Revenues. Sprint PCS will pay to Manager a weekly fee equal to 92 % of Collected Revenues for the week for all obligations of Manager under this Agreement. The fee will be due on Thursday of the week following the week for which the fee is calculated.

            10.1.2 Payment of Universal Service Funds. Sprint PCS and Manager will share any federal and state subsidy funds (e.g., payments by a state of universal service fund subsidies to Sprint PCS or Manager), if any, received by Sprint PCS or Manager for customers who reside in the portion of the Service Area served by the Service Area Network. Manager is entitled to 92% of' any amount received by either party and Sprint PCS is entitled to 8% of such amounts.

            10.1.3 Inter Service Area Fees. Sprint PCS will pay to Manager monthly a fee as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer of Sprint PCS or one of the Other Managers whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network. Manager will pay to Sprint PCS a fee, as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer whose NPA-NXX is assigned to the Service Area Network uses a portion of the Sprint PCS Network other than the Service Area Network. Manager acknowledges that the manner in which the NPA-NXX is utilized could change, which will require a modification in the manner in which the inter service area fees, if any, will be calculated.

            10.1.4 Interconnect Fees. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under Section 1 .4.

            10.1.5 Outbound Roaming Fees. If not otherwise provided under any Program Requirement:

            (a) Sprint PCS will pay to Manager monthly the amount of Outbound Roaming fees that Sprint PCS collects for the month from end users whose NPA-NXX is assigned to the Service Area; and

            (b) Manager will pay to Sprint PCS (or to a clearinghouse or other carrier as appropriate) the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

            10.1.6 Reimbursements. Manager will pay to or reimburse Sprint PCS for any amounts that Sprint PCS is required to pay to a third party (e.g., a telecommunications carrier) to the extent Sprint PCS already paid such amount to Manager under this Section 10.

      10.2 Monthly True Up. Manager will report to Sprint PCS monthly the amount of Collected Revenues received directly by the Manager (e.g., customer mails payment to the business address of Manager rather than to the lockbox or a customer pays a direct sales force representative in cash). Sprint PCS will on a monthly basis true up the fees and payments due under Section 10.1 against the actual payments made by Sprint PCS to Manager. Sprint PCS will provide to Manager a true up report each month showing the true up and the net amount due from one party to the other, if any. If the weekly payments made to Manager exceed the actual fees and payments due to Manager, then Manager will remit the amount of the overpayment to Sprint PCS within 5 Business Days after receiving the true up report from Sprint PCS. If the weekly payments made to Manager are less than the actual fees and payments due to Manager, then Sprint PCS will remit the shortfall to Manager within 5 Business Days after sending the true up report to Manager.

      If a party disputes any amount on the true up report, the disputing party must give the other party written notice of the disputed amount and the reason for the dispute within 90 days after it receives the true up report. The dispute will be resolved through the dispute resolution process in Section 14. The parties must continue to pay to the other party any undisputed amounts owed under this agreement during the dispute resolution process. The dispute of an item does not stay or diminish a party's other rights and remedies under this agreement.

      10.3 Taxes. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

      Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate and personal property owned by Manager or used by Manager in fulfilling its obligations under this agreement.

      Manager is responsible for paying all sales, use, or similar taxes on the purchase and use of its equipment, advertising, and other goods or services in connection with this agreement.

      10.4 Collected Revenues Definition. "Collected Revenues" means actual payments received by or on behalf of Sprint PCS or Manager for Sprint PCS Products and Services from others, including the customers, whose NPA-NXX is the same as that for the portion of the Service Area served by the Service Area Network. In determining Collected Revenues the following principles will apply.

            (a) The following items will be treated as follows:

                  (i) Collected Revenues do not include revenues from federal and state subsidy funds; they are handled separately as noted in Section 10.1.2;

                  (ii) Collected Revenues do include any amounts received for the payment of Inbound Roaming charges and interconnect fees when calls are carried on the Service Area Network; and

                  (iii) Collected Revenues do not include any amounts received with respect to any changes made by Sprint PCS under Section 9.4.

            (b) The following items are not Collected Revenues; Sprint PCS is obligated to remit the amounts received with respect to such items, if any, to Manager, as follows:

                  (i) inter service area payments will be paid as provided under
      Section 10.1.3;

                  (ii) Outbound Roaming and related charges will be paid as provided under Section 10.1.5;

                  (iii) proceeds from the sale or lease of subscriber equipment and accessories will be paid to Manager, subject to the equipment settlement process in Section 4.1.2;

                  (iv) proceeds from sales not in the ordinary course of business (e.g., sales of switches, cell sites, computers, vehicles or other fixed assets);

                  (v) any amounts collected with respect to sales and use taxes, gross receipts taxes, transfer taxes, and similar taxes, administrative fees, telecommunications fees, and surcharges for taxes and fees that are collected by a carrier for the benefit of a governmental authority, subject to Manager's obligation under Section 10.3; and

                  (vi) Manager will be entitled to 100% of all revenues received by Sprint PCS with respect to sales of Manager's Products and Services.

            (c) The following items are not Collected Revenues: neither party is obligated to remit any amounts respecting such items:

                  (i) reasonable adjustments of a customer's account (e.g., if Sprint PCS or Manager reduces a customer's bill, then the amount of the adjustment is not Collected Revenues); and

                  (ii) amount of bad debt and fraud associated with customers whose NPA-NXX is assigned to the Service Area (e.g., if Sprint PCS or Manager writes off a customer's bill as a bad debt, there are no Collected Revenues on which a fee is due to Manager).

      10.5 Late Payments. Any amount due under this Section 10 that is not paid by one party to the other party in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date until (and including) the date paid.

      10.6 Setoff Right If Failure To Pay Amounts Due. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, the Services Agreement, or any other agreement with Sprint PCS or a Related Party of Sprint PCS, then Sprint PCS may setoff against its payments to Manager under this Section 10, the following amounts:

            (a) any amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS, including amounts due under the Services Agreement; and

            (b) any amount that Sprint PCS reasonably estimates will be due to Sprint PCS for the current month under the Services Agreement (e.g., if under the Services Agreement customer care calls are billed monthly, Sprint PCS can deduct from the weekly payment to Manager an amount Sprint PCS reasonably estimates will be due Sprint PCS on account of such customer care calls under the Services Agreement).

      On a monthly basis Sprint PCS will true up the estimated amounts deducted against the actual amounts due Sprint PCS and Sprint PCS' Related Parties. If the estimated amounts deducted by Sprint PCS exceed the actual amounts due to Sprint PCS and Sprint PCS' Related Parties, then Sprint PCS will remit the excess to Manager with the next weekly payment. If the estimated amounts deducted are less than the actual amounts due to Sprint PCS and its Related Parties, then Sprint PCS may continue to setoff the payments to Manager against the amounts due to Sprint PCS and Sprint PCS' Related Parties. This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.

11. TERM; TERMINATION; EFFECT OF TERMINATION

      11.1 Initial Term. This agreement commences on the date of execution and, unless terminated earlier in accordance with the provisions of this Section 11, continues for a period of 20 years (the "Initial Term").

      11.2 Renewal Terms. Following expiration of the Initial Term, this agreement will automatically renew for 3 successive 10-year renewal periods (for a maximum of 50 years including the Initial Term), unless at least 2 years prior to the commencement of any renewal period either party notifies the other party in writing that it does not wish to renew this agreement.

            11.2.1 Non-renewal Rights of Manager. If this agreement will terminate because Sprint PCS gives Manager timely written notice of non-renewal of this agreement, then Manager may exercise its rights under Section 11.2.1.1 or, if applicable, its rights under Section 11.2.1.2.

                  11.2.1.1 Manager's Put Right. Manager may within 30 days after the date Sprint PCS gives notice of non-renewal put to Sprint PCS all of the Operating Assets. Sprint PCS will pay to Manager for the Operating Assets an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating

Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                  11.2.1.2 Manager's Purchase Right.

                        (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in
            the Service Area under the License on the date this agreement is executed, then Manager may within 30 days after the date Sprint PCS gives notice of non-renewal declare its intent to purchase the Disaggregated License. Subject to receipt of FCC approval of the necessary disaggregation and partition, Manager may purchase from Sprint PCS the Disaggregated License for an amount equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                        (b) Upon closing the purchase of the spectrum this
            agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Manager of the
                  written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of the
                  Disaggregated License by the FCC.

                        (c) The exercise of the purchase right, the
            determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (d) After the closing of the purchase Manager will
            allow:

                              (1) subscribers of Sprint PCS to roam on Manager's
                  network; and

                              (2) Sprint PCS to resell Manager's Products and
                  Services.

            Manager will charge Sprint PCS a MFN price in either case.

            11.2.2 Non-renewal Rights of Sprint PCS. If this agreement will terminate because of any of the following five (5) events, then Sprint PCS may exercise its rights under Section 11.2.2.1 or, if applicable, its rights under
Section 11.2.2.2:

            (a) Manager gives Sprint PCS timely written notice of non-renewal of this agreement;

            (b) both parties give timely written notices of non-renewal;

            (c) this agreement expires with neither party giving a written notice of non-renewal;

            (d) either party elects to terminate this agreement under Section 11.3.4(a); or

            (e) Manager elects to terminate this agreement under Section 11.3.4(b).

                  11.2.2.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11 .7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                  11.2.2.2 Sprint PCS' Put Right.

                        (a) Sprint PCS may, subject to receipt of FCC approval,
            put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                        (b) Upon closing the purchase of the Disaggregated
            License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Sprint PCS of the
                  written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of the
                  Disaggregated License by the FCC.

                        (c) The exercise of the put, the determination of the
            geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (d) Manager may, within 10 days after it receives notice
            of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the purchase Manager will allow:

                              (1) subscribers of Sprint PCS to roam on Manager's
                  network; and

                              (2) Sprint PCS to resell Manager's Products and
                  Services.

      Manager will charge Sprint PCS a MFN price in either case.

            11.2.3 Extended Term Awaiting FCC Approval. If Manager is buying the disaggregated License as permitted or required under Sections 11.2.1.2 or 11.2.2.2, then the Term of this agreement will extend beyond the original expiration date until the closing of the purchase of the disaggregated License. The parties agree to exercise their respective commercially reasonable efforts to obtain FCC approval of the transfer of the Disaggregated License.

      11.3 Events of Termination. An "Event of Termination" is deemed to occur when a party gives written notice to the other party of the Event of Termination as permitted below:

                  11.3.1 Termination of License.

                              (a) At the election of either party this agreement
                  may be terminated at the time the FCC revokes or fails to renew the License. Unless Manager has the right to terminate this agreement under Section 11.3.1(b), neither party has any claim against the other party if the FCC revokes or fails to renew the License, even if circumstances would otherwise permit one party to terminate this agreement based on a different Event of Termination, except that the parties will have the right to pursue claims against each other as permitted under Section 11.4(b).

                              (b) If the FCC revokes or fails to renew the
                  License because of a breach of this agreement by Sprint PCS, then Manager has the right to terminate this agreement under
                  Section 11.3.3 and not this Section 11.3.1.

            11.3.2 Breach of Agreement; Payment of Money Terms. At the election of the non-breaching party this agreement may be terminated upon the failure by the breaching party to pay any amount due under this agreement or any other agreement between the parties or their respective Related Parties, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the nonpayment from the non-breaching party.

            11.3.3 Breach of Agreement; Other Terms. At the election of the non-breaching party this agreement may be terminated upon the material breach by the breaching party of any material term contained in this agreement that does not regard the payment of money, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the breach from the non-breaching party, except the cure period will continue for a reasonable period beyond the 30-day period, but will under no circumstances exceed 180 days after the breaching party's receipt of written notice of the breach, if it is unreasonable to cure the breach within the 30-day period, and the breaching party takes action prior to the end of the 30-day period that is reasonably likely to cure the breach and continues to diligently take action necessary to cure the breach.

            11.3.4 Regulatory Considerations.

                        (a) At the election of either party this agreement may
            be terminated if this agreement violates any applicable law in any material respect where such violation (i) is classified as a felony or (ii) subjects either party to substantial monetary fines or other substantial damages, except that before causing any termination the parties must use best efforts to modify this agreement, as necessary to cause this agreement (as modified) to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

                        (b) At the election of Manager this agreement may be
            terminated if the regulatory action described under 11.3.4(a) is the result of a deemed change of control of the License and the parties are unable to agree upon a satisfactory resolution of the matter with the regulatory authority without a complete termination of this agreement.

            11.3.5 Termination of Trademark License Agreements. If either Trademark License Agreement terminates under its terms, then:

                        (a) Manager may terminate this agreement if the
            Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Sprint PCS or Sprint; and

                        (b) Sprint PCS may terminate this agreement if the
            Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Manager.

            11.3.6 Financing Considerations. At the election of Sprint PCS this agreement may be terminated upon the failure of Manager to obtain the financing described in Exhibit 1.7 by the deadline(s) set forth on such Exhibit.

            11.3.7 Bankruptcy of a Party. At the election of the non-bankrupt party, this agreement may be terminated upon the occurrence of a Voluntary Bankruptcy or an Involuntary Bankruptcy of the other party.

      "Voluntary Bankruptcy" means:

                        (a) the inability of a party generally to pay its debts
            as the debts become due, or an admission in writing by a party of its inability to pay its debts generally or a general assignment by a party for the benefit of creditors;

                        (b) the filing of any petition or answer by a party
            seeking to adjudicate itself a bankrupt or insolvent, or seeking any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition for itself or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for itself or for substantially all of its property; or

                        (c) any action taken by a party to authorize any of the
            actions set forth above.

      "Involuntary Bankruptcy" means, without the consent or acquiescence of a party:

                        (a) the entering of an order for relief or approving a
            petition for relief or reorganization;

                        (b) any petition seeking any reorganization,
            arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                        (c) the filing of any petition against a party, which
            petition is not dismissed within 90 days; or

                        (d) without the consent or acquiescence of a party, the
            entering of an order appointing a trustee, custodian, receiver or liquidator of party or of all or any substantial part of the property of the party, which order is not dismissed within 90 days.

      11.4 Effect of an Event of Termination.

            (a) Upon the occurrence of an Event of Termination, the party with the right to terminate this agreement or to elect the remedy upon the Event of Termination, as the case may be, may:

                  (i) in the case of an Event of Termination under Sections 11.3.1(a) or 11.3.7, give the other party written notice that the agreement is terminated effective as of the date of the notice, in which case neither party will have any other remedy or claim for damages (except any claim the non-bankrupt party has against the bankrupt party and any claims permitted under Section 11.4(b)); or

                  (ii) in the case of an Event of Termination other than under
      Section 11.3.1(a), give the other party written notice that the party is exercising one of its rights, if any, under Section 11.5 or Section 11.6.

            (b) If the party terminates this agreement under Section 11.4(a)(i) then all rights and obligations of each party under this agreement will immediately cease, except that:

                  (i) any rights arising out of a breach of any terms of this agreement will survive any termination of this agreement;

                  (ii) the provisions described in Section 17.23 will survive any termination of this agreement;

                  (iii) the payment obligations under Section 10 will survive any termination of this agreement if, and to the extent, any costs or fees have accrued or are otherwise due and owing as of the date of termination of this agreement from Manager to Sprint PCS or any Sprint PCS Related Party or from Sprint PCS to Manager or any Manager Related Party;

                  (iv) either party may terminate this agreement in accordance with the terms of this agreement without any liability for any loss or damage arising out of or related to such termination, including any loss or damage arising out of the exercise by Sprint PCS of its rights under
      Section 11.6.3;

                  (v) Manager will use all commercially reasonable efforts to cease immediately all of their respective efforts to market, sell, promote or distribute the Sprint PCS Products and Services;

                  (vi) Sprint PCS has the option to buy from Manager any new unsold subscriber equipment and accessories, at the prices charged to Manager;

                  (vii) the parties will immediately stop making any statements or taking any action that might cause third parties to infer that any business relationship continues to exist between the parties, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship; and

                  (viii) if subscriber equipment and accessories are in transit when this agreement is terminated. Sprint PCS may, but does not have the obligation to, cause the freight carrier to not deliver the subscriber equipment and accessories to Manager but rather to deliver the subscriber equipment and accessories to Sprint PCS.

            (c) If the party exercises its rights under Section 11.4(a)(ii), this agreement will continue in full force and effect until otherwise terminated.

            (d) If this agreement terminates for any reason other than Manager's purchase of the Disaggregated License, Manager will not, for 3 years after the date of termination compile, create, or use for the purpose of selling merchandise or services similar to any Sprint PCS Products and Services, or sell, transfer or otherwise convey to a third party, a list of customers who purchased, leased or used any Sprint PCS Products and Services. Manager may use such a list for its own internal analysis of its business practices and operations. If this agreement terminates because of Manager's purchase of the Disaggregated License, then Sprint PCS will transfer to Manager the Sprint PCS customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS retains the customers of a national account and any resellers who have entered into a resale agreement with Sprint PCS. Manager agrees not to solicit, directly or indirectly, any customers of Sprint PCS not transferred to Manager under this Section 11.4(d) for 2 years after the termination of this agreement, except that Manager's advertising through mass media will not be considered a solicitation of Sprint PCS customers.

      11.5 Manager's Event of Termination Rights and Remedies. In addition to any other right or remedy that Manager may have under this agreement, the parties agree that Manager will have the rights and remedies set forth in this
Section 11.5 and that such rights and remedies will survive the termination of this agreement. If Manager has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5 or 11.3.7 (if Manager is the non-bankrupt party), then Manager has the right to elect one of the following three (3) remedies, except Manager cannot elect its remedies under Sections 11.5.1 or 11.5.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3.

            11.5.1 Manager's Put Right. Manager may put to Sprint PCS within 30 days after the Event of Termination all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                        (a) the receipt by Sprint PCS of the written notice of
            determination of the Entire Business Value by the appraisers under
            Section 11.7; or

                        (b) the receipt of all materials required to be
            delivered to Sprint PCS under Section 11.8.

      Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by the Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

            11.5.2 Manager's Purchase Right.

                        (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in
            the Service Area under the License on the date this agreement is executed, then Manager may, subject to receipt of FCC approval, purchase from Sprint PCS the Disaggregated License for the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 9% (10% minus a 10% penalty) of the Entire Business Value.

                        (b) Upon closing the purchase of the Disaggregated
            License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Manager of the
                  written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of the
                  Disaggregated License by the FCC.

      The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (c) After the closing of the purchase Manager will
            allow:

                              (1) subscribers of Sprint PCS to roam on Manager's
                  network; and

                              (2) Sprint PCS to resell Manager's Product and
                  Services.

      Manager will charge Sprint PCS a MFN price in either case.

            11.5.3 Manager's Action for Damages or Other Relief. Manager, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

      11.6 Sprint PCS' Event of Termination Rights and Remedies. In addition to any other right or remedy that Sprint PCS may have under this agreement, the parties agree that Sprint PCS will have the rights and remedies set forth in this Section 11.6 and that such rights and remedies will survive the termination of this agreement. If Sprint PCS has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5, 11.3.6 or 11.3.7 (if Sprint PCS is the non-bankrupt party), then Sprint PCS has the right to elect one of the following four (4) remedies, except that (i) if Sprint PCS elects the remedies under Sections 11.6.1, 11.6.2 or 11.6.4, Sprint PCS may pursue its rights under Section 11.6.3 concurrently with its pursuit of one of the other three remedies, (ii) Sprint PCS cannot elect its remedies under Sections 11.6.1 or 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3 (unless the Event of Termination is caused by a breach related to the Build-out Plan or the build-out of the Service Area Network), and (iii) Sprint PCS cannot elect its remedy under Section 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.6.

            11.6.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 72% (80% minus a 10% penalty) of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                        (a) the receipt by Sprint PCS of the written notice of
            determination of the Entire Business Value by the appraisers pursuant to Section 11.7; or

                        (b) the receipt of all materials required to be
            delivered to Sprint PCS under Section 11.8.

      Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets. the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

            11.6.2 Sprint PCS' Put Right.

                        (a) Sprint PCS may, subject to receipt of FCC approval,
            put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                        (b) Upon closing the purchase of the Disaggregated
            License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Sprint PCS of the
                  written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of the
                  Disaggregated License by the FCC.

                        (c) The exercise of the put, the determination of the
            geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (d) Manager may, within 10 days after it receives notice
            of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the closing of the purchase Manager will allow:

                              (1) subscribers of Sprint PCS to roam on Manager's
                  network; and

                              (2) Sprint PCS to resell Manager's Products and
                  Services.

            Manager will charge Sprint PCS a MFN price in either case.

            11.6.3 Sprint PCS' Right to Cause A Cure.

                        (a) Sprint PCS' Right. Sprint PCS may, but is not
            obligated to, take such action as it deems necessary to cure Manager's breach of this agreement, including assuming operational responsibility for the Service Area Network to complete construction. continue operation, complete any necessary repairs, implement changes necessary to comply with the Program Requirements and terms of this agreement, or take such other steps as are appropriate under the circumstances, or Sprint PCS may designate a third party or parties to do the same, to assure uninterrupted availability and deliverability of Sprint PCS Products and Services in the Service Area, or to complete the build-out of the Service Area Network in accordance with the terms of this agreement. In the event that Sprint PCS elects to exercise its right under this
            Section 11.6.3, Sprint PCS will give Manager written notice of such election. Upon giving such notice:

                              (1) Manager will collect and make available at a
                  convenient, central location at its principal place of business, all documents, books, manuals, reports and records related to the Build-out Plan and required to operate and maintain the Service Area Network; and

                              (2) Sprint PCS, its employees, contractors and
                  designated third parties will have the unrestricted right to enter the facilities and offices of Manager for the purpose of curing the breach and, if Sprint PCS deems necessary, operate the Service Area Network.

      Manager agrees to cooperate with and assist Sprint PCS to the extent requested by Sprint PCS to enable Sprint PCS to exercise its rights under this
Section 11.6.3.

                        (b) Liability. Sprint PCS' exercise of its rights under
            this Section 11.6.3 will not be deemed an assumption by Sprint PCS of any liability attributable to Manager or any other party, except that, without limiting the provisions of Section 13, during the period that Sprint PCS is curing a breach under this agreement or operating any portion of the Service Area Network pursuant to this
            Section 11.6.3, Sprint PCS will indemnify and defend Manager and its directors, partners, officers, employees and agents from and against, and reimburse and pay for, all claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), whether or not arising out of third party claims, in connection with any suit, claim, action or other legal proceeding relating to the bodily injury, sickness or death of persons or the damage to or destruction of property, real or personal, resulting from or arising out of Sprint PCS' negligence or willful misconduct in curing the breach or in the operation of the Service Area Network. Sprint PCS' obligation under this Section 11.6.3(b) will not apply to the extent of any claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses resulting from the negligence or willful misconduct of Manager or arising from any contractual obligation of Manager.

                        (c) Costs and Payments. During the period that Sprint
            PCS is curing a breach or operating the Service Area Network under this Section 11.6.3, Sprint PCS and Manager will continue to make any and all payments due to the other party and to third parties under this agreement, the Services Agreement and any other agreements to which such party is bound, except that Sprint PCS may deduct from its payments to Manager all reasonable costs and expenses incurred by Sprint PCS in connection with the exercise of its right under this Section 11.6.3. Sprint PCS' operation of the Service Area Network pursuant to this Section 11.6.3 is not a substitution for Manager's performance of its obligations under this agreement and does not relieve Manager of its other obligations under this agreement.

                        (d) Length of Right. Sprint PCS may continue to operate
            the Service Area Network in accordance with Section 11.6.3 until (i) Sprint PCS cures all breaches by Manager under this agreement; (ii) Manager cures all breaches and demonstrates to Sprint PCS' satisfaction that it is financially and operationally willing, ready and able to perform in accordance with this agreement and resumes such performance; (iii) Sprint PCS consummates the purchase of the Operating Assets under Section 11.6.1 or the sale of the Disaggregated License under Section 11.6.2; or (iv) Sprint PCS terminates this agreement.

                        (e) Not Under Services Agreement. The exercise by Sprint
            PCS of its right under this Section 11.6.3 does not represent services rendered under the Services Agreement, and therefore it does not allow Manager to be deemed in compliance with the Program Requirements under Sections 7.1(a)(ii), 8.1(b).

            11.6.4 Sprint PCS' Action for Damages or Other Relief. Sprint PCS, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

      11.7 Determination of Entire Business Value.

            11.7.1 Appointment of Appraisers. Sprint PCS and Manager must each designate an independent appraiser within 30 days after giving the Purchase Notice under Exhibit 11.8. Sprint PCS and Manager will direct the two appraisers to jointly select a third appraiser within 15 days after the day the last of them is appointed. Each appraiser must be an expert in the valuation of wireless telecommunications businesses. Sprint PCS and Manager must direct the three appraisers to each determine, within 45 days after the appointment of the last appraiser, the Entire Business Value. Sprint PCS and Manager will each bear the costs of the appraiser appointed by it, and they will share equally the costs of the third appraiser.

            11.7.2 Manager's Operating Assets. The following assets are included in the Operating Assets (as defined in the Schedule of Definitions):

                        (a) network assets, including all personal property,
            real property interests in cell sites and switch sites, leasehold interests, collocation agreements, easements, and rights-of-way;

                        (b) all of the real, personal, tangible and intangible
            property and contract rights that Manager owns and uses in conducting the business of providing the Sprint PCS Products and Services, including the goodwill resulting from Manager's customer base;

                        (c) sale and distribution assets primarily dedicated
            (i.e., at least 80% of their revenue is derived from the sale of Sprint PCS Products and Services) to the sale by Manager of Sprint PCS Products and Services. For example, a retail store that derives at least 80% of its revenue from the sale of Sprint PCS Products and Services is an Operating Asset. A store that derives 65% of its revenue from Sprint PCS Products and Services is not an Operating Asset;

                        (d) customers, if any, that use both the other products
            and services approved under Section 3.2 and the Sprint PCS Products and Services;

                        (e) handset inventory;

                        (f) books and records of the wireless business,
            including all engineering drawings and designs and financial records; and

                        (g) all contracts used by Manager in operating the
            wireless business including T1 service agreements, service contracts, interconnection agreements, distribution agreements, software license agreements, equipment maintenance agreements, sales agency agreements and contracts with all equipment suppliers.

            11.7.3 Entire Business Value. Utilizing the valuation principles set forth below and in Section 11.7.4, "Entire Business Value" means the fair market value of Manager's wireless business in the Service Area, valued on a going concern basis.

                        (a) The fair market value is based on the price a
            willing buyer would pay a willing seller for the entire on-going business.

                        (b) The appraisers will use the then-current customary
            means of valuing a wireless telecommunications business.

                        (c) The business is conducted under the Brands and
            existing agreements between the parties and their respective Related Parties.

                        (d) Manager owns the Disaggregated License (in the case
            where Manager will be buying the Disaggregated License under Sections 11.2.1.2, 11.2.2.2, 11.5.2 or 11.6.2) or Manager owns the spectrum and the frequencies actually used by Manager under this agreement (in the case where Sprint PCS will be buying the Operating Assets under Sections 11.2.1.1, 11.2.2.1, 11.5.1 or 11.6.1).

                        (e) The valuation will not include any value for the
            business represented by Manager's Products and Services or any business not directly related to Sprint PCS Products and Services.

            11.7.4 Calculation of Entire Business Value. The Entire Business Value to be used to determine the purchase price of the Operating Assets or the Disaggregated License under this agreement is as follows:

                        (a) If the highest fair market value determined by the
            appraisers is within 10% of the lowest fair market value, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the three appraised fair market values.

                        (b) If two of the fair market values determined by the
            appraisers are within 10% of one another, and the third value is not within 10% of the other fair market values, then the

            Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the two more closely aligned fair market values.

                        (c) If none of the fair market values is within 10% of
            the other two fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the middle value of the three fair market values.

      11.8 Closing Terms and Conditions. The closing terms and conditions for the transactions contemplated in this Section 11 are attached as Exhibit 11.8.

      11.9 Contemporaneous and Identical Application. The parties agree that any action regarding renewal or non-renewal and any Event of Termination will occur contemporaneously and identically with respect to all Licenses. For example, if Manager exercises its purchase right under Section 11.5.2, it must exercise such right with respect to all of the Licenses under this agreement. The Term of this agreement will be the same for all Licenses: Manager will not be permitted to operate a portion of the Service Area Network with fewer than all of the Licenses.

12. BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE

      12.1 Books and Records.

            12.1.1 General. Each party must keep and maintain books and records to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this agreement. The records must be retained for a period of at least 3 years after the fees, costs, expenses or other charges to which the records relate have accrued and have been paid, or such other period as may be required by law.

            12.1.2 Audit. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Service Area with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Sprint PCS determines Sprint PCS was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

      Notwithstanding the above provisions of this Section 12.1.2, rather than allow Manager's independent auditors access to Sprint PCS' records. Sprint PCS may provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("Type II Report" or "Manager Management Report"). Such report will be prepared by independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over the Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of Collected Revenues.

            12.1.3 Contesting an Audit. If the party that did not select the independent auditor does not agree with the findings of the audit, then such party can contest the findings by providing notice of such disagreement to the other party (the "Dispute Notice"). The date of delivery of such notice is the "Dispute Notice

Date." If the parties are unable to resolve the disagreement within 10 Business Days after the Dispute Notice Date, they will resolve the disagreement in accordance with the following procedures.

      The two parties and the auditor that conducted the audit will all agree on an independent certified public accountant with a regional or national accounting practice in the wireless telecommunications industry (the "Arbiter") within 15 Business Days after the Dispute Notice Date. If, within 15 Business Days after the Dispute Notice Date, the three parties fail to agree on the Arbiter, then at the request of either party to this agreement, the Arbiter will be selected pursuant to the rules then in effect of the American Arbitration Association. Each party will submit to the Arbiter within 5 Business Days after its selection and engagement all information reasonably requested by the Arbiter to enable the Arbiter to independently resolve the issue that is the subject of the Dispute Notice. The Arbiter will make its own determination of the amount of fees, costs, expenses or other charges payable under this agreement with respect to the period audited. The Arbiter will issue a written report of its determination in reasonable detail and will deliver a copy of the report to the parties within 10 Business Days after the Arbiter receives all of the information reasonably requested. The determination made by the Arbiter will be final and binding and may be enforced by any court having jurisdiction. The parties will cooperate fully in assisting the Arbiter and will take such actions as are necessary to expedite the completion of and to cause the Arbiter to expedite its assignment.

      If the amount owed by a contesting party is reduced by more than 10% or the amount owed to a contesting party is increased by more than 10% then the non-contesting party will pay the costs and expenses of the Arbiter, otherwise the contesting party will pay the costs and expenses of the Arbiter.

      12.2 Confidential Information.

            (a) Except as specifically authorized by this agreement, each of the parties must, for the Term and 3 years after the date of termination of this agreement, keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement, except that the foregoing obligation will not apply to the extent that any Confidential
Information:

                  (i) is or becomes, after disclosure to a party, publicly known by any means other than through unauthorized acts or omissions of the party or its agents; or

                  (ii) is disclosed in good faith to a party by a third party entitled to make the disclosure.

            (b) Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

                  (i) has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

                  (ii) prior to the effective date of this agreement was properly within the legitimate possession of the receiving party, or subsequent to the effective date of this agreement, is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;

                  (iii) is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

                  (iv) is disclosed to a third parry consistent with the terms of the written approval of the party originally disclosing the information;

                  (v) is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement;

                  (vi) is required by the receiving party to be disclosed by applicable law or a stock exchange or association on which the receiving party's securities (or those of its Related Parties) are or may become listed; or

                  (vii) is disclosed by the receiving party to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this Section 12.2.

            (c) Notwithstanding the foregoing, Manager and Sprint PCS authorize each other to disclose to the public in regulatory filings the other's identity and the Service Area to be developed and managed by Manager, and Manager authorizes Sprint PCS to mention Manager and the Service Area in public relations announcements.

            (d) The party making a disclosure under Sections 12.2(b)(v), 12.2(b)(vi) or 12.2(b)(vii) must inform the disclosing party as promptly as is reasonably necessary to enable the disclosing party to take action to, and use the party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

            (e) Manager will not except when serving in the capacity of Manager under this agreement, use any Confidential Information of any kind that it receives under or in connection with this agreement. For example, if Manager operates a wireless company in a different license area, Manager may not use any of the Confidential Information received under or in connection with this agreement in operating the other wireless business.

      12.3 Insurance.

            12.3.1 General. During the term of this agreement, Manager must obtain and maintain, and will cause any subcontractors to obtain and maintain, with financially reputable insurers licensed to do business in all jurisdictions where any work is performed under this agreement and who are reasonably acceptable to Sprint PCS, the insurance described in the Sprint PCS Insurance Requirements. The Sprint PCS Insurance Requirements as of the date of this agreement are attached as Exhibit 12.3. Sprint PCS may modify the Sprint PCS Insurance Requirements as is commercially reasonable from time to time by delivering to Manager a new Exhibit 12.3.

            12.3.2 Waiver of Subrogation. Manager must look first to any insurance in its favor before making any claim against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives for recovery resulting from injury to any person (including Manager's or its subcontractor's employees) or damage to any property arising from any cause, regardless of negligence. Manager does hereby release and waive to the fullest extent permitted by law, and will cause its respective insurers to waive, all rights of recovery by subrogation against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives.

            12.3.3 Certificates of Insurance. Manager and all of its subcontractors, if any, must, as a material condition of this agreement and prior to the commencement of any work under and any renewal of this agreement, deliver to Sprint PCS a certificate of insurance, satisfactory in form and content to Sprint PCS, evidencing that the above insurance, including waiver of subrogation, is in force and will not be canceled or materially altered without first giving Sprint PCS at least 30 days prior written notice and that all coverages are primary to any insurance carried by Sprint PCS, its directors, officers, employees, agents or representatives.

      Nothing contained in this Section 12.3.3 will limit Manager's liability to Sprint PCS, its directors, officers, employees, agents or representatives to the limits of insurance certified or carried.

13. INDEMNIFICATION

      13.1 Indemnification by Sprint PCS. Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Sprint PCS of any law, regulation or ordinance applicable to Sprint PCS or by Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS or Sprint PCS' Related Parties and Manager or Manager's Related Parties except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager.

      13.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold harmless Sprint PCS and Sprint, and their respective directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint PCS or Sprint, and their respective directors, managers, officers, employees, agents and representatives arising from or relating to Manager's violation of any law, regulation or ordinance applicable to Manager, Manager's breach of any representation, warranty or covenant contained in this agreement or any other agreement between Manager or Manager's Related Parties and Sprint PCS and Sprint PCS' Related Parties, Manager's ownership of the Operating Assets or the operation of the Service Area Network, or the actions or failure to act of any of Manager's contractors, subcontractors, agents, directors, managers, officers, employees and representatives of any of them in the performance of any work under this agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results solely from the negligence or willful misconduct of Sprint PCS or Sprint, as the case may be.

      13.3 Procedure.

            13.3.1 Notice. Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice as soon as practicable but no later than 5 Business Days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

                        (a) any claim or demand is made or liability is asserted
            against Indemnitee; or

                        (b) any suit, action, or administrative or legal
            proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

      Failure to give notice as described in this Section 13.3.1 does not modify the indemnification obligations of this provision, except if Indemnitee is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

            13.3.2 Defense by Indemnitor. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

      Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

            13.3.3 Defense by Indemnitee. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section
13.3.3. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

            13.3.4 Costs. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

14. DISPUTE RESOLUTION

      14.1 Negotiation. The parties will attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Either party may escalate any dispute not resolved in the normal course of business to the appropriate (as determined by the party) officers of the parties by providing written notice to the other party.

      Within 10 Business Days after delivery of the notice, the appropriate officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

      Either party may elect, by giving written notice to the other party, to escalate any dispute arising out of or relating to the determination of fees that is not resolved in the normal course of business or by the audit process set forth in Sections 12.1.2 and 12.1.3, first to the appropriate financial or accounting officers to be designated by each party. The designated officers will meet in the manner described in the preceding paragraph. If the matter has not been resolved by the designated officers within 30 days after the notifying party's notice, either party may elect to escalate the dispute to the appropriate (as determined by the party) officers in accordance with the prior paragraphs of this Section 14.1.

      14.2 Unable to Resolve. If a dispute has not been resolved within 60 days after the notifying party's notice, either party may continue to operate under this agreement and sue the other party for damages or seek other appropriate remedies as provided in this agreement. If, and only if, this agreement does not provide a remedy (as in the case of Sections 3.4 and 4.5, where the parties are supposed to reach an agreement), then either party may give the other party written notice that it wishes to resolve the dispute or claim arising out of the parties' inability to agree under such Sections of this agreement by using the arbitration procedure set forth in this Section 14.2. Such arbitration will occur in Kansas City, Missouri, unless the parties otherwise mutually agree, with the precise location being as agreed upon by the parties or, absent such agreement, at a location in Kansas City, Missouri selected by Sprint PCS. Such arbitration will be conducted pursuant to the procedures prescribed by the Missouri Uniform Arbitration Act, as amended from time to time, or, if none, pursuant to the rules then in effect of the American

Arbitration Association (or at any other place and by any other form of arbitration mutually acceptable to the parties). Any award rendered in such arbitration will be confidential and will be final and conclusive upon the parties, and a judgment on the award may be entered in any court of the forum, state or federal, having jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration, except that each party must pay for and bear the cost of its own experts, evidence, and attorneys' fees.

      The parties must each, within 30 days after either party gives notice to the other party of the notifying party's desire to resolve a dispute or claim under the arbitration procedure in this Section 14.2, designate an independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, to participate in the arbitration hearing. The, two arbitrators thus selected will select a third independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, who will act as chairperson of the board of arbitration. If, within 15 days after the day the last of the two named arbitrators is appointed, the two named arbitrators fail to agree upon the third, then at the request of either party, the third arbitrator shall be selected pursuant to the rules then in effect of the American Arbitration Association. The three independent arbitrators will comprise the board of arbitration, which will preside over the arbitration hearing and will render all decisions by majority vote. If either party refuses or neglects to appoint an independent arbitrator within such 30-day period, the independent arbitrator who has been appointed as of the 31st day after the notifying party's notice will be the sole independent arbitrator and will solely preside over the arbitration hearing. The arbitration hearing will commence no sooner than 30 days after the date the last arbitrator is appointed and no later than 60 days after such date. The arbitration hearing will be conducted during normal working hours on Business Days without interruption or adjournment of more than 2 Business Days at any one time or 6 Business Days in the aggregate.

      The arbitrators will deliver their decision to the parties in writing within 10 days after the conclusion of the arbitration hearing. The arbitration award will be accompanied by findings of fact and a statement of reasons for the decision. There will be no appeal from the written decision, except as permitted by applicable law. The arbitration proceedings, the arbitrators' decision, the arbitration award, and any other aspect, matter, or issue of or relating to the arbitration are confidential, and disclosure of such confidential information is an actionable breach of this agreement.

      Notwithstanding any other provision of this agreement, arbitration will not be required of any issue for which injunctive relief is properly sought by either party.

      14.3 Attorneys and Intent. If an officer intends to be accompanied at a meeting by an attorney, the other party's officer will be given at least 3 Business Days prior notice of the intention and may also be accompanied by an attorney. All negotiations under Section 14.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Civil Procedure and state rules of evidence and civil procedure.

      14.4 Tolling of Cure Periods. Any cure period under Section 11.3 that is less than 90 days will be tolled during the pendency of the dispute resolution process. Any cure period under Section 11.3 that is 90 days or longer will not be tolled during the pendency of the dispute resolution process.

15. REPRESENTATIONS AND WARRANTIES

      Each party for itself makes the following representations and warranties to the other party:

      15.1 Due Incorporation or Formation; Authorization of Agreements. The party is either a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Manager is qualified to do business and in good standing in every jurisdiction in which the Service Area is located. The party has the full power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

      15.2 Valid and Binding Obligation. This agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      15.3 No Conflict; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by the party of the transactions contemplated in this agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, (b) any term, condition or provision of the articles of incorporation, certificate of limited partnership, certificate of organization, bylaws, partnership agreement or limited liability company agreement (or other governing documents) of such party or of any material agreement or instrument to which such party is or may be bound or to which any of its material properties or assets is subject.

      15.4 Litigation. No action, suit, proceeding or investigation is pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this agreement. The party has not received any currently effective notice of any default that could reasonably be expected to result in a breach of the preceding sentence.

16. REGULATORY COMPLIANCE

      16.1 Regulatory Compliance. Manager will construct, operate, and manage the Service Area Network in compliance with applicable federal, state, and local laws and regulations, including Siting Regulations. Nothing in this Section 16.1 will limit Manager's obligations under Section 2.2 and the remainder of this
Section 16. Manager acknowledges that failure to comply with applicable federal, state, and local laws and regulations in its construction, operation, and management of the Service Area Network may subject the parties and the License to legal and administrative agency actions, including forfeiture penalties and actions that affect the License, such as license suspension and revocation, and accordingly, Manager agrees that it will cooperate with Sprint PCS to maintain the License in full force and effect.

      Manager will write and implement practices and procedures governing construction and management of the Service Area Network in compliance with Siting Regulations. Manager will make its Siting Regulations practices and procedures available upon request to Sprint PCS in the manner specified by Sprint PCS for its inspection and review, and Manager will modify those Siting Regulations practices and procedures as may be requested by Sprint PCS. Every six months, and at the request of Sprint PCS, Manager will provide a written certification from one of Manager's chief officers that Manager's Service Area Network complies with Siting Regulations. Manager's first certification of compliance with Siting Regulations will be provided to Sprint PCS six months after the date of this agreement.

      Manager will conduct an audit and physical inspection of its Service Area Network at the request of Sprint PCS to confirm compliance with Siting Regulations, and Manager will report the results of the audit and physical inspection to Sprint PCS in the form requested by Sprint PCS. Manager will bear the cost of Siting Regulations compliance audits and physical inspections requested by Sprint PCS.

      Manager will retain for 3 years records demonstrating compliance with Siting Regulations, including compliance audit and inspection records. Manager will make those records available upon request to Sprint PCS for production, inspection, and copying in the manner specified by Sprint PCS. Sprint PCS will bear the cost of production, inspection, and copying.

      16.2 FCC Compliance. The parties agree to comply with all applicable FCC rules governing the License or the Service Area Network and specifically agree as follows:

            (a) The party billing a customer will advise the customer that service is provided over spectrum licensed to Sprint PCS. Neither Manager nor Sprint PCS will represent itself as the legal representative of the other before the FCC or any other third party, but will cooperate with each other with respect to FCC matters concerning the License or the Service Area Network.

            (b) Sprint PCS will use commercially reasonable efforts to maintain the License in accordance with the terms of the License and all applicable laws, policies and regulations and to comply in all material respects with all other legal requirements applicable to the operation of the Sprint PCS Network and its business. Sprint PCS has sole responsibility, except as specifically provided otherwise in Section 2.2, for keeping the License in full force and effect and for preparing submissions to the FCC or any other relevant federal, state or local authority of all reports, applications, interconnection agreements, renewals, or other filings or documents. Manager must cooperate and coordinate with Sprint PCS' actions to comply with regulatory requirements, which cooperation and coordination must include, without limitation, the provision to Sprint PCS of all information that Sprint PCS deems necessary to comply with the regulatory requirements. Manager must refrain from taking any action that could impede Sprint PCS from fulfilling its obligations under the preceding sentence, and must not take any action that could cause Sprint PCS to forfeit or cancel the License.

            (c) Sprint PCS and Manager are familiar with Sprint PCS' responsibility under the Communications Act of 1934, as amended, and applicable FCC rules. Nothing in this agreement is intended to diminish or restrict Sprint PCS' obligations as an FCC Licensee and both parties desire that this agreement and each party's obligations under this agreement be in compliance with the FCC rules.

            (d) Nothing in this agreement will preclude Sprint PCS from permitting or facilitating resale of Sprint PCS Products and Services to the extent required or elected under applicable FCC regulations. Manager will take the actions necessary to facilitate Sprint PCS' compliance with FCC regulations. To the extent permitted by applicable regulations, Sprint PCS will not authorize a reseller that desires to sell services and products in only the Service Area to resell Sprint PCS wholesale products and services, unless Manager agrees in advance to such sales.

            (e) If a change in FCC policy or rules makes it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any term or provision of this agreement, Sprint PCS will use all commercially reasonable efforts diligently to prepare, file and prosecute before the FCC all petitions, waivers, applications, amendments, rule-making comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this agreement. Manager will use commercially reasonable efforts to provide to Sprint PCS any information that Sprint PCS may request from Manager with respect to any matter involving Sprint PCS, the FCC, the License, the Sprint PCS Products and Services or any other products and services approved under Section
3.2. Each party will bear its own costs of preparation of the documents and prosecution of the actions.

            (f) If the FCC determines that this agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date of this agreement alters the permissibility of this agreement under the FCC's rules or other applicable law, rules or regulations, then the parties must use best efforts to modify this agreement as necessary to cause this agreement (as modified) to comply with the FCC policies, rules, regulations and applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

            (g) Manager warrants and represents to Sprint PCS that Manager is and at all times during the Term of this agreement will be in compliance with FCC rules and regulations regarding limits on classes and amounts of spectrum that may be owned by Manager. Manager agrees that in the event that Manager is or at any time becomes in violation of such rules and regulations, Manager will promptly take all action necessary and appropriate (other than terminating this agreement) to cure such violation and comply with such rules and regulations, including without limitation disposing of its direct or indirect interests in cellular licenses.

      16.3 Marking and Lighting. Manager will conform to applicable FAA standards when Siting Regulations require marking and lighting of Manager's Service Area Network cell sites. Manager will cooperate with Sprint PCS in reporting lighting malfunctions as required by Siting Regulations.

      16.4 Regulatory Notices. Manager will, within 2 Business Days after its receipt, give Sprint PCS written notice of all oral and written communications it receives from regulatory authorities (including but not limited to the FCC, the FAA, state public service commissions, environmental authorities, and historic preservation authorities) and complaints respecting Manager's construction, operation, and management of the Service Area Network that could result in actions affecting the License as well as written notice of the details respecting such communications and complaints, including a copy of any written material received in connection with such communications and complaints. Manager will cooperate with Sprint PCS in responding to such communications and complaints received by Manager. Sprint PCS has the right to respond to all such communications and complaints, with counsel and consultants of its own choice. If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS, and Manager will pay the costs of Sprint PCS responding to such communications and complaints, including reasonable attorneys' and consultants' fees, investigation costs, and all other reasonable costs and expenses incurred by Sprint PCS.

      16.5 Regulatory Policy-Setting Proceedings. Manager will not intervene in or otherwise participate in a rulemaking, investigation, inquiry, contested case, or similar regulatory policy setting proceedings before a regulatory authority concerning the License or construction, operation, and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network.

17. GENERAL PROVISIONS

      17.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received and a copy sent by overnight courier), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

      All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      17.2 Construction. This agreement will be construed simply according to its fair meaning and not strictly for or against either party.

      17.3 Headings. The table of contents, section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this agreement.

      17.4 Further Action. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

      17.5 Counterpart Execution. This agreement will be executed by affixing the parties' signatures to the Master Signature Page, which Master Signature Page, and thus this agreement, may be executed in any number of counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

      17.6 Specific Performance. Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

      17.7 Entire Agreement; Amendments. The provisions of this agreement, the Services Agreement and the Trademark License Agreements (including the exhibits to those agreements) set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint PCS' right to amend the Program Requirements in accordance with Section 9.2 and its right to unilaterally modify and amend certain other provisions as expressly provided in this agreement, this agreement may be modified or amended only by a written amendment signed by persons or entities authorized to bind each party and, with respect to the sections set forth for Sprint on the Master Signature Page, the persons or entities authorized to bind Sprint.

      17.8 Limitation on Rights of Others. Except as set forth on the Master Signature Page for Sprint, nothing in this agreement, whether express or implied, will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

      17.9 Waivers.

            17.9.1 Waivers--General. The observance of any term of this agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this agreement, no failure or delay of either party in exercising any power or right under this agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

            17.9.2 Waivers--Manager. Manager is not in breach of any covenant in this agreement and no Event of Termination will have occurred as a result of the occurrence of any event, if Manager had delegated to Sprint Spectrum under the Services Agreement (or any successor to that agreement) responsibility for taking any action necessary to ensure compliance with the covenant or to prevent the occurrence of the event.

            17.9.3 Force Majeure. Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with such covenant, if such party's non-compliance with the covenant results primarily from:

                  (i) any FCC order or any other injunction issued by any governmental authority impeding the party's ability to comply with the covenant;

                  (ii) the failure of any governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization;

                  (iii) the failure of any vendor to deliver in a timely manner any equipment or services; or

                  (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of such party.

      17.10 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      17.11 Binding Effect. Except as otherwise provided in this agreement, this agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License. The parties intend that this agreement bind only the party signing this agreement and that the agreement is not binding on the Related Parties of a party unless the agreement expressly provides that Related Parties are bound.

      17.12 Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

      17.13 Severability. The parties intend every provision of this agreement to be severable. If any provision of this agreement is held to be illegal, invalid, or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including the enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

      17.14 Limitation of Liability. NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

      17.15 No Assignment; Exceptions.

            17.15.1 General. Neither party will, directly or indirectly, assign this agreement or any of the party's rights or obligations under this agreement without the prior written consent of the other party, except as otherwise specifically provided in this Section 17.15. Sprint PCS may deny its consent to any assignment or transfer in its sole discretion except as otherwise provided in this Section 17.15.

      Any attempted assignment of this agreement in violation of this Section
17.15 will be void and of no effect.

      A party may assign this agreement to a Related Party of the party, except that Manager cannot assign this agreement to a Related Party that is a significant competitor of Sprint, Sprint PCS or their respective Related Parties in the telecommunications business. Except as provided in Section 17.15.5, an assignment does not release the assignor from its obligations under this agreement unless the other party to this agreement consents in writing in advance to the assignment and expressly grants a release to the assignor.

      Except as provided in Section 17.15.5. Sprint PCS must not assign this agreement to any entity that does not also own the License covering the Service Area directly or indirectly through a Related Party. Manager must not assign this agreement to any entity (including a Related Party), unless such entity assumes all rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements.

            17.15.2 Assignment Right of Manager to Financial Lender. If Manager is no longer able to satisfy its financial obligations and other duties, then Manager has the right to assign its obligations and rights under this agreement to its Financial Lender, if:

            (a) Manager or Financial Lender provides Sprint PCS at least 10 days advance written notice of such assignment;

            (b) Financial Lender cures or commits to cure any outstanding material breach of this agreement by Manager prior to the end of any applicable cure period. If Financial Lender fails to make a timely cure then Sprint PCS may exercise its rights under Section 11;

            (c) Financial Lender agrees to serve as an interim trustee for the obligations and duties of Manager under this agreement for a period not to exceed 180 days. During this interim period, Financial Lender must identify a proposed successor to assume the obligations and rights of Manager under this agreement;

            (d) Financial Lender assumes all of Manager's rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements; and

            (e) Financial Lender provides to Sprint PCS advance written notice of the proposed successor to Manager that Financial Lender has identified ("Successor Notice"). Sprint PCS may give to Financial Lender written notice of Sprint PCS' decision whether to consent to such proposed successor within 30 days after Sprint PCS' receipt of the Successor Notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a proposed successor that:

                  (i) has, in the past, materially breached prior agreements with Sprint PCS or its Related Parties;

                  (ii) is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

                  (iii) does not meet Sprint PCS' reasonable credit criteria;

                  (iv) fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

                  (v) refuses to assume the obligations of Manager under this Agreement, the Services Agreement, the Trademark License Agreements and any related agreements.

      If Sprint PCS fails to provide a response to Financial Lender within 30 days after receiving the Successor Notice, then the proposed successor is deemed rejected. Any Financial Lender disclosed on the Build-out Plan on Exhibit 2.1 is deemed acceptable to Sprint PCS.

            17.15.3 Change of Control Rights. If there is a Change of Control of Manager, then:

            (a) Manager must provide to Sprint PCS advance written notice detailing relevant and appropriate information about the new ownership interests effecting the Change of Control of Manager.

            (b) Sprint PCS must provide to Manager written notice of its decision whether to consent to or reject the proposed Change of Control within 30 days after its receipt of such notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a Change of Control in which:

                  (i) the final controlling entity or any of its Related Parties has in the past materially breached prior agreements with Sprint PCS or its Related Parties;

                  (ii) the final controlling entity or any of its Related Parties is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

                  (iii) the final controlling entity does not meet Sprint PCS' reasonable credit criteria;

                  (iv) the final controlling entity fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

                  (v) the final controlling entity or its Related Parties refuse to assume the obligations of Manager under this agreement.

            (c) In the event that Sprint PCS provides notice that it does not consent to the Change of Control, Manager is entitled to either:

                  (i) contest such determination pursuant to the dispute resolution procedure in Section 14; or

                  (ii) abandon the proposed Change of Control.

            (d) Nothing in this agreement requires Sprint PCS' consent to:

                  (i) a public offering of Manager that does not result in a Change of Control (i.e., a shift from one party being in control to no party being in control is not a Change of Control); or

                  (ii) a recapitalization or restructuring of the ownership interests of Manager that Manager determines is necessary to:

                        (A) facilitate the acquisition of commercial financing
            and lending arrangements that will support Manager's operations and efforts to fulfill its obligations under this agreement; and

                        (B) that does not constitute a Change of Control.

               (e) "Change of Control" means a situation where in any one transaction or series of related transactions occurring during any 365-day period, the ultimate parent entity of the Manager changes. The ultimate parent entity is to be determined using the Hart-Scott-Rodino Antitrust Improvements Act of 1976 rules. A Change of Control does not occur if:

                  (i) a party changes the form of its organization without materially changing their ultimate ownership (e.g., converting from a limited partnership to a limited liability company); or

                  (ii) one of the owners of the party on the date of this agreement or on the date of the closing of Manager's initial equity offering for purposes of financing its obligations under this agreement ultimately gains control over the party, unless such party is a significant competitor of Sprint PCS or Sprint PCS' Related Parties in the telecommunications business.

            17.15.4 Right of First Refusal. Notwithstanding any other provision in this agreement, Manager grants Sprint PCS the right of first refusal described below. If Manager determines it wishes to sell an

Offered Interest, upon receiving any Offer to purchase an Offered Interest, Manager agrees to promptly deliver to Sprint PCS an Offer Notice. The Offer Notice is deemed to constitute an offer to sell to Sprint PCS, on the terms set forth in the Offer, all but not less than all of the Offered Interest. Sprint PCS will have a period of 60 days from the date of the Offer Notice to notify Manager that it agrees to purchase the Offered Interest on such terms. If Sprint PCS timely agrees in writing to purchase the Offered Interest, the parties will proceed to consummate such purchase not later than the 180th day after the date of the Offer Notice. If Sprint PCS does not agree within the 60-day period to purchase the Offered Interest, Manager will have the right, for a period of 120 days after such 60th day, subject to the restrictions set forth in this Section 17, to sell to the person or entity identified in the Offer Notice all of the Offered Interest on terms and conditions no less favorable to Manager than those set forth in the Offer. If Manager fails to sell the Offered Interest to such person or entity on such terms and conditions within such 120-day period. Manager will again be subject to the provisions of this Section 17.15.4 with respect to the Offered Interest.

            17.15.5 Transfer of Sprint PCS Network. Sprint PCS may sell, transfer or assign the Sprint PCS Network or any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and Sprint PCS' Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this Section 17.15.5, without the need for Manager to execute any document to effect such release.

      17.16 Provision of Services by Sprint Spectrum. As described in the Recitals, the party or parties to this agreement that own the Licenses are referred to in this agreement as "Sprint PCS." Sprint Spectrum will provide most or all of the services required to be provided by Sprint PCS under this agreement on behalf of Sprint PCS, other than the services to be rendered by Manager. For example, Sprint Spectrum is the party to the contracts relating to the national distribution network, the roaming and long distance services, and the procurement arrangements. Accordingly, Sprint PCS and Manager will deal with Sprint Spectrum to provide many of the attributes of the Sprint PCS Network.

      17.17 Number Portability. Manager understands that the manner in which customers are assigned to the Service Area Network could change as telephone numbers become portable without any relation to the service area in which they are initially activated. To the extent the relationship between NPA-NXX and the Service Area changes, Sprint PCS will develop an alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area. The terms of this agreement will be deemed to be amended to reflect the new system that Sprint PCS develops.

      17.18 Disclaimer of Agency. Neither party by this agreement makes the other party a legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party or except for provisions in this agreement expressly authorizing one party to obligate the other.

      17.19 Independent Contractors. The parties do not intend to create any partnership, joint venture or other profit-sharing arrangement, landlord-tenant or lessor-lessee relationship, employer-employee relationship, or any other relationship other than that expressly provided in this agreement. Neither party to this agreement has any fiduciary duty to the other party.

      17.20 Expense. Each party bears the expense of complying with this agreement except as otherwise expressly provided in this agreement. The parties must not allocate any employee cost or other cost to the other party, except as otherwise provided in the Program Requirements or to the extent the parties expressly agree in advance to the allocation.

      17.21 General Terms.

            (a) This agreement is to be interpreted in accordance with the following rules of construction:

                  (i) The definitions in this agreement apply equally to both the singular and plural forms of the terms defined unless the context otherwise requires;

                  (ii) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

                  (iii) All references in this agreement to Sections and Exhibits are references to Sections of, and Exhibits to, this agreement, unless otherwise specified; and

                  (iv) All references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless the context otherwise requires.

            (b) Any reference in this agreement to a "day" or number of "days" (without the explicit qualification of "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next Business Day.

      17.22 Conflicts with Other Agreements. The provisions of this Management Agreement govern over those of the Services Agreement if the provisions contained in this agreement conflict with analogous provisions in the Services Agreement. The provisions of each Trademark License Agreement governs over those of this agreement if the provisions contained in this agreement conflict with analogous provisions in a Trademark License Agreement.

      17.23 Survival Upon Termination. The provisions of Sections 10, 11.4, 11.5, 11.6, 12.2, 13, 14, 16 and 17 of this agreement will survive any termination of this agreement.

      17.24 Announced Transaction. Sprint Enterprises, L.P., TCI Telephony Services, Inc., Comcast Telephony Services and Cox Telephony Partnership have executed a Restructuring and Merger Agreement and related agreements that provide for restructuring the ownership of Sprint Spectrum L.P., SprintCom, Inc., PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. Upon consummation of the transactions contemplated by those agreements, Sprint would control each of the four entities. While Sprint and Sprint PCS anticipate the proposed transactions will be consummated, there can be no assurances.

      17.25 Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that the Addendum also describes all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or Sprint under this agreement (e.g., agreements relating to long distance telephone services (Section 3.4) or backhaul and transport services (Section 3.7)).

      17.26 Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by this reference.

      17.27 Agent Authorization. Because of the close operational relationship between the parties listed together below, each entity authorizes the other entity to act on its behalf in every capacity under this agreement: (a) WirelessCo, L.P. and Sprint Spectrum L.P.; (b) Cox PCS License, L.L.C, and Cox Communications PCS, L.P.; (c) APC PCS, LLC and American PCS Communications, LLC; and (d) PhillieCo, L.P. and PhillieCo Partners I, L.P.

                           SPRINT PCS/UBIQUITEL L.L.C.

                              MASTER SIGNATURE PAGE

      This Master Signature Page is dated and effective as of September __, 1998 (the "Effective Date"). This document provides the means by which each of the undersigned entities executes and becomes a party to and bound by, to the extent set forth above such party's signature, the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement. This document may be executed in one or more counterparts. The Notice Address Schedule attached to this document sets forth the addresses to which notices should be sent under the agreements.

               THE MANAGEMENT AGREEMENT AND THE SERVICES AGREEMENT CONTAIN BINDING ARBITRATION PROVISIONS THAT MAY BE
                   ENFORCED BY THE PARTIES TO THOSE AGREEMENTS

                              SPRINT SPECTRUM L.P.

      For and in consideration of the covenants contained in the Management Agreement, Addendum I to the Management Agreement, Services Agreement and Sprint Spectrum Trademark and Service Mark License Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Spectrum L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Sprint Spectrum L.P. of this Master Signature Page has the same force and effect as if Sprint Spectrum L.P. executed individually each of the Executed Agreements.

                                          SPRINT SPECTRUM L.P.


                                          By:___________________________________
                                             Bernard A. Bianchino,
                                             Chief Business Development Officer

                       SPRINT COMMUNICATIONS COMPANY, L.P.

      For and in consideration of the covenants contained in the Management Agreement, Sprint Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Communications Company, L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date; provided, that Sprint Communications Company, L.P. only agrees to be bound by and perform its obligations under, and will enjoy the benefits given to it under the Management Agreement, with respect to only those provisions that expressly apply to Sprint Communications Company, L.P., including its obligations and benefits under Sections 2, 3 and 10. The execution by Sprint Communications Company, L.P. of this Master Signature Page has the same force and effect as if Sprint Communications Company, L.P. executed individually each of the Executed Agreements.

                                          SPRINT COMMUNICATIONS COMPANY, L.P.


                                          By:___________________________________
                                             William R. Blessing
                                             Vice President, Wireless


                                UBIQUITEL L.L.C.

      For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UbiquiTel L.L.C. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by UbiquiTel L.L.C. of this Master Signature Page has the same force and effect as if UbiquiTel L.L.C. executed individually each of the Executed Agreements.

                                          UBIQUITEL L.L.C.


                                          By:___________________________________
                                             Name: Mark A. Louison
                                             Title: Manager

                             NOTICE ADDRESS SCHEDULE

      The addresses to which notice is to be sent pursuant to Section 17.1 of the Management Agreement, Section 9.1 of the Services Agreement, Section 15.1 of the Sprint Trademark and Service Mark License Agreement, or Section 15.1 of the Sprint Spectrum Trademark and Service Mark License Agreement are as follows:

SPRINT SPECTRUM L.P.

4900 Main, 12th Floor               with a copy to:  4900 Main, 12th Floor
Kansas City, Missouri 64112                          Kansas City, Missouri 64112
Telephone: (816) 559-1000                            Telephone:  (816) 559-1000
Telecopier: (816) 559-1290                           Telecopier: (816) 559-2591
Attention: Chief Executive Officer                   Attention:  General Counsel

SPRINT COMMUNICATIONS COMPANY, L.P. (and notices regarding the Sprint Brands)

c/o Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
Telephone: 913-624-3326
Telecopier: 913-624-8233
Attention: Corporate Secretary
Mail Stop: KSWESA0110

UBIQUITEL L.L.C.

120 Lakeside Avenue, Suite 310
Seattle, Washington 98122
Telephone: (206) 860-2770
Telecopier:    (206) 328-0815
Attention: ________________

                                   ADDENDUM I
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT

Manager:              UbiquiTel L.L.C.

Service Area:         Reno, NV BTA (#372)
                      Sacramento, CA BTA (#389)

      This Addendum contains certain additional and supplemental terms and provision of that certain Sprint PCS Management Agreement (the "Management Agreement") entered into contemporaneously with and by the same parties as this Addendum. The terms and provisions of the Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

      The Management Agreement is modified as follows:

18.   Seamlessness. The following sentence is added to the end of Section 1.5:

                  Notwithstanding the foregoing, if Manager is in compliance with Section 7, Manager shall not be required to make any technical changes or incur expenses to compensate for the failure of any entity operating a network adjacent to the Service Area Network (whether such entity is Sprint PCS or an Other Manager) to comply with the requirements of Section 7.

19. New Area Build-out. Section 2.5 of the Management Agreement is deleted in its entirety and the following Section is substituted in its place:

                        2.5 Manager's Right of First Refusal for New Area
                  Build-out. Sprint PCS grants to Manager the right of first refusal to build-out New Areas. Sprint PCS will give to Manager a written notice of a New Area within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Area, otherwise Manager's right of first refusal terminates with regard to the New Area described in the notice.

                        If Manager decides to build-out the New Area then
                  Manager and Sprint PCS will diligently negotiate and execute an amendment to the Build-out Plan and proceed as set forth in Sections 2.1 and 2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to implement coverage in the New Area. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by the Manager. Manager will construct and operate the network in the New Area in accordance with the terms of this agreement.

                        If Manager declines to exercise its right of first
                  refusal or Manager fails to build-out the New Area in accordance with the amended Build-out Plan then Sprint PCS may construct the New Area itself or allow a Sprint PCS Related Party or an Other Manager to construct the New Area. Sprint PCS has the right, in a New Area that it constructs or that is constructed by a third party, to manage the network, allow a Sprint PCS Related Party to manage the network, or hire an Other Manager to operate the Network in the New Area. Any New Area that Sprint PCS or a third party builds-out is deemed removed from the Service Area and the Service Area Exhibit is deemed amended to reflect the change in the Service Area. If Manager does not exercise its right of first refusal with respect to a New Area, Manager's right of first refusal does not terminate with respect to the remainder of the Service Area.

      The Schedule of Definitions is amended by deleting the definition of "New Coverage" in its entirety and the following definition is added:

                  "New Area(s)" means those portions of the Service Area not covered by the then-existing Build-out Plan that Sprint PCS or Manager decides should be built-out.

20. Microwave Relocation Costs. The last sentence of Section 2.7 is deleted and the following sentences are substituted in its place:

                  The parties will share equally all costs associated with clearing sufficient spectrum to operate the Service Area Network. If, in the process of clearing sufficient spectrum, Sprint PCS relocates microwave paths on adjacent spectrum, the cost of clearing the entire range of spectrum will be shared equally.

21. Use of Private Label. The exception language in Section 5.1(c) is amended to read as follows:

                  except (i) for sales to resellers required under this agreement, (ii) for sales of Manager's Products and Services, as permitted by Section 3.2 and (iii) for sales of Sprint PCS Products and Services, as permitted under the Trademark License Agreement.

22. Resale Program Requirements. The Schedule of Definitions is amended to include the following definition:

                  "Sprint PCS Resale Program Requirements" means the standards established by Sprint PCS, in accordance with Section 3.5.2 of the Management Agreement, as amended from time to time, for the resale of Sprint PCS Products and Services by third parties.

23. Time Periods for Right of First Refusal. In Section 17.15.4, the references to "60 days" throughout Section 17.15.4 are amended to read "30 days."

24. Financing Considerations. Amend Section 11.3.6 to insert the words "or Manager" after "Sprint PCS" and before "this" so that it reads:

                  "11.3.6 Financing Considerations. At the election of Sprint PCS or Manager this agreement may be terminated upon the failure of Manager to obtain the financing described in
                  Exhibit 1.7 by the deadline(s) set forth on such Exhibits"

25. Effect of an Event of Termination. Amend Section 11.4 (a) to add a new subsection (iii) as follows:

                  "(iii) in the case of an Event of Termination under Section 11.3.6, give the other party written notice that the agreement is terminated effective as of the data of the notice, in which case all rights and obligations of each party under this agreement will immediately cease and neither party will have any remedy or claim for damages."

                                   ADDENDUM II
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT
                          Dated as of December _, 1999

Manager:                     Ubiquitel Holdings, Inc.

Service Area:
        California           Chico                                   BTA No.  79
                             Eureka                                  BTA No. 134
                             Redding                                 BTA No. 371
                             Sacramento (partial)*                   BTA No. 389
                             Yuba City (partial)*                    BTA No. 485
        Nevada               Las Vegas (partial)*                    BTA No. 245
                             Reno                                    BTA No. 372
        Utah                 Logan                                   BTA No. 258
                             Provo-Orem (partial)*                   BTA No. 365
                             St. George                              BTA No. 392
                             Salt Lake City-Ogden (partial)*         BTA No. 399
        Idaho                Boise-Nampa                             BTA No.  50
                             Idaho Falls                             BTA No. 202
                             Lewiston-Moscow                         BTA No. 250
                             Pocatello                               BTA No. 353
                             Twin Falls                              BTA No. 451
        Washington           Spokane                                 BTA No. 425
        Montana              Billings                                BTA No.  41
                             Bozeman                                 BTA No.  53
                             Butte                                   BTA No.  64
                             Great Falls                             BTA No. 171
                             Helena                                  BTA No. 188
                             Kalispell                               BTA No. 224
                             Missoula                                BTA No. 300
        So. Ind.--KY         Anderson (partial)*, IN                 BTA No.  15
                             Bloomington-Bedford, IN                 BTA No.  47
                             Bowling Green, KY                       BTA No.  52
                             Cincinnati (partial)*, OH               BTA No.  81
                             Clarksville, KY                         BTA No.  83
                             Columbus, IN                            BTA No.  93
                             Evansville, IN                          BTA No. 135
                             Indianapolis (partial)*, IN             BTA No. 204
                             Louisville (partial)*, KY               BTA No. 263
                             Madisonville, KY                        BTA No. 273
                             Owensboro, KY                           BTA No. 338
                             Paducah, KY                             BTA No. 339
                             Richmond, IN                            BTA No. 373
                             Terre Haute, IN                         BTA No. 442
                             Vincennes-Washington, IN                BTA No. 457

(*partial portions of BTAs are described in detail in Exhibit 2.1 attached herketo)

**** Confidential portions omitted and filed separately with the Commission

      This Addendum II, dated as of December --, 1999, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of October 15, 1998, as amended by that certain Addendum I to Sprint PCS Management Agreement ("Addendum I") (such agreement, as amended being the "Management Agreement").

      The terms and provisions of this Addendum II control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references in this Addendum are to Sections and Exhibits of the Management Agreement unless otherwise noted.

1. Expansion of Service Area. Sprint PCS and Manager agree that Manager will develop the BTAs set forth above in addition to the prior committed build out of Manager in the Sacramento and Reno BTAs (the combined new areas being called the "New Service Area" and the prior committed build out being called the "Original Service Area"). Manager and Sprint PCS agree that, subject to certain financing conditions as set forth below in
      Section 2 of this Addendum II, the Service Area is expanded to include all, but not less than all, of the New Service Area.

2.    Financing.

      (a) The word "and" is inserted between the words "thereto" and "before" in the last sentence of Section 1.7.

      (b) The following paragraph is added at the end of Section 1.7:

                  Sprint PCS agrees to propose modifications to the Management
            Agreement, and perhaps to the Schedule of Definitions, the Services Agreement, the Sprint Trademark and Service Mark License Agreement, and the Sprint Spectrum Trademark and Service Mark License Agreement, that will enhance Manager's ability to obtain financing for the Service Area Network. Sprint PCS will not be required to offer the Manager subsequent modifications offered or agreed to with Other Managers subsequent to the initial set of modifications.

      (c) A revised and amended Exhibit 1.7, in the form attached to this Addendum, is approved by Sprint PCS and Manager and is expressly made a part of the Management Agreement.

      (d) The parties agree that the Manager's closing of the financing described in amended Exhibit 1.7 (the "New Service Area Financing") by April 15, 2000 (the "Financing Date") is a material term of this Addendum II to the Management Agreement and that upon Manager's failure to obtain the New Service Area Financing by the Financing Date Sprint PCS may declare Manager to be in breach of the Management Agreement pursuant to Section 11.3.6 thereof; provided, however, that if, as of the Financing Date, Manager has financing sufficient to complete the build-out of the Original Service Area, Sprint PCS may not use such breach as a basis to terminate the Management Agreement with respect to the Original Service Area. The parties further agree that, except for any modification to the Service Area, the terms of this Addendum II will survive any termination with respect to the New Service Area.

3.    Build-out Plan. A revised and amended Build-out Plan is incorporated into
      Exhibit 2.1, in the form attached to this Addendum, and such revised and amended Build-out Plan is approved by Sprint PCS and

**** Confidential portions omitted and filed separately with the Commission

      Manager and is expressly made a part of the Management Agreement. If the Management Agreement is terminated with respect to the New Service Area, the original Exhibit 2.1 will be effective.

4. Purchase of Assets. The purchase of certain assets (the "Assets") from Sprint PCS by Manager is provided for under and pursuant to the terms of the Asset Purchase Agreement attached as Exhibit A (also shown as Exhibit
      2.6 to Management Agreement) and incorporated herein by this reference (the "Asset Purchase Agreement"). The Assets are listed on Exhibit A to the Asset Purchase Agreement. The parties recognize and acknowledge that a due diligence investigation will be undertaken and completed by Manager as provided for under the terms of the Asset Purchase Agreement prior to its determination of whether to make the asset purchase contemplated under such Asset Purchase Agreement. If manager does not purchase the Assets pursuant to the terms of the Asset Purchase Agreement, then the BTAs in which those Assets that are not transferred are located will be excluded from the New Service Area. Manager shall be responsible for obtaining any required consents and releases of the various landlords for any leases acquired or assumed by Manager in connection with the purchase of the Assets. The purchase price for the Assets is set forth in the Asset Purchase Agreement.

5. Subscribers. For the right to manage operations in the Service Area, which includes providing Sprint PCS Services to current Sprint PCS Subscribers, Manager agrees to pay to Sprint PCS the amount equal to **** for the Subscribers with an NPA-NXX in the Spokane BTA as of the Financing Date (the "Spokane Subscribers"). For each Subscriber with an NPA-NXX in the Service Area and not located in the Spokane BTA as of the Financing Date (the "Additional Subscribers"), Manager shall pay to Sprint PCS the sum of ****. Manager will pay for both the Spokane Subscribers and the Additional Subscribers on or before the Financing Date.

      For purposes of this paragraph, "Subscriber" means any subscriber to Sprint PCS service who satisfies all of the following tests: (i) such subscriber has a NPA-NXX within the Manager's Service Area; (ii) such subscriber is "active" (as defined below) in the Sprint PCS P2K billing system; (iii) such subscriber is properly in the "current", "1-30 days past due" or "31-60 days past due" category in the Sprint PCS accounts receivable management system; (iv) such subscriber's use is not on a demonstration or test basis; and (v) such subscriber's use is not pursuant to or under a Sprint PCS employee pricing plan (other than the Sprint Employee Advantage Plans). For purposes of this paragraph "active" means not disconnected or canceled.

      For each Subscriber who receives Sprint PCS Products and Services using a Sprint PCS handset which is under warranty at the time of transfer each such handset shall be subject to the underlying handset purchase agreement and warranties of Sprint PCS insofar as provided for in such agreements. From and after April 15, 2000, the cost and risk of loss from defective handsets and warranty exchanges for any subscribers shall be borne by Manager.

**** Confidential portions omitted and filed separately with the Commission

6. Sprint Spectrum Employees. Manager will exercise commercially reasonable efforts to hire all Sprint Spectrum employees working in the Spokane BTA.

7. Fixed Wireless Local Loop. As of the date of this Addendum II, there are limited geographic areas within the New Service Area and the Original Service Area in which Sprint PCS or a Related Party of Sprint PCS owns a priority local exchange carrier. In the geographic areas where Sprint PCS or its Related Party owns a local exchange carrier, Manager's planned coverage completely overlaps the portion of the local exchange carrier's territory in Manager's Service Area.

8. Build out of Spokane MTA. Manager's obligation to complete the network build-out in the Spokane MTA in a manner sufficient to comply with the 10-year minimum pops coverage requirement under the Sprint PCS license for such MTA, as required by the FCC, is a material term of the Management Agreement.

9. Expedite Fees. If Sprint PCS and Manager agree to pay additional fees to a third party for any efforts associated with expediting completion of any portion of Manager's Build out Plan or Switch Integration to meet a Network Ready Date (the "NRD") including, but not limited to, payment of expedited fees for microwave relocation, and the NRD is later extended due to Manager action or lack of action, then Manager will have full responsibility for the payment of such fees.

10.   Long-Distance Pricing.

      (a) The first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

            Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement. Sprint will bill Sprint PCS for such services rendered to Sprint PCS, Manager and all Other Managers, and in turn, Sprint PCS will bill Manager for the services used by Manager. Manager will be charged the same price for such long-distance service as Sprint PCS is charged by Sprint (excluding interservice area long-distance travel rates) plus an additional administrative fee to cover Sprint PCS' processing costs.

      (b)   The following sentence is added as a second paragraph in Section
            3.4:

            "Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4."

11. Voluntary Resale of Products and Services. Section 3.5.2 is modified by amending the second sentence of the second paragraph in its entirety to read as follows:

            "If Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated, Manager must agree to comply with the terms of the program, including its pricing provisions."

**** Confidential portions omitted and filed separately with the Commission

12. Right of Last Offer. Section 3.7 is modified by adding the following language: "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint)" both between (i) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (ii) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

13. Non-termination of Agreement. The following language is added at the end of Section 11.5.3 and Section 11.6.4: "but such action does not terminate this agreement."

14.   Announced Transactions. Section 17.24 is deleted in its entirety.

15. Additional Terms and Provisions. The phrase "the Addendum also describes" is deleted from the second sentence of Section 17.25, and the following language is inserted at the end of that second sentence: "are described on
      Exhibit 17.25, and photocopies of any such written agreements have been delivered to Sprint PCS".

16. Federal Contractor Compliance. A new Section 17.28, the text of which is attached as Exhibit B, is added and incorporated by this reference.

17.   Year 2000 Compliance. The following Section 17.29 is added:

                  17.29 Year 2000 Compliance. Sprint PCS and Manager each
            separately represents and warrants that any system or equipment acquired, operated or designated by it for use in the Service Area Network or for use to support the Service Area Network, including (without limitation) billing, ordering and customer service systems, will be capable of correctly processing and receiving date data, as well as properly exchanging date data with all products (for example, hardware, software and firmware) with which the Service Area Network is designed to be used, and will not malfunction or fail to function due to an inability to process correctly date data in conformance with Sprint PCS requirements for "Year 2000 Compliance." If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any system or equipment selected by Manager (including systems or equipment of third party vendors and subcontractors selected by Manager rather than by Sprint PCS) Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network. If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any systems or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors that Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network.

                  "Year 2000 Compliance" means the functions, calculations, and other computing processes of the Service Area Network (collectively "Processes") that perform and otherwise process, date-arithmetic, display, print or pass

**** Confidential portions omitted and filed separately with the Commission date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of' the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

18. Designation of Selected Services. For the period from January 1,2000 until the earlier of a) such time as Manger has its Reno switch in place and operational or b) May 31, 2000 (the "Interim Switching Period"), Manager will designate its Selected Services under Option 1, "Sprint PCS Provided," and will be charged a price of **** for utilization of the Sprint PCS Sacramento switch (the **** switching fee assumes deployment of up to 14 cell sites in the Grass Valley/Auburn area during the Interim Switching Period). At the point when Manager transfers Manager's cell sites to Manager's own switch, Manager will change to the Selected Services Option 2, "Sprint PCS Provided but Manager Provides Switching." If Manager has need to stay on the Sprint PCS Sacramento switch after May 31, 2000, the **** switching rate will be re-calculated at that time. Manager is responsible for all transition costs of converting backhaul connections from Manager's cell sites to the Sprint PCS Sacramento switch to Manager's switch, including any charges for hardware, leased lines, installation, termination of existing circuits, etc.

19.   Payment of Fees Under Services Agreement. The second sentence of Section
      3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences:

            Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month.

20. Deleted Sections. Paragraphs 1, 4, and 6 of Addendum I are stricken in their entirety.

21. Use of Loan Proceeds. Sprint PCS is entering into that certain Consent and Agreement effective as of the date it is executed, by and between Sprint Spectrum L.P., Sprint Communications Company, L.P., WirelessCo, L.P. and Banque Paribas as administrative agent (together with any successors thereof in accordance with that certain Credit Agreement to be entered into among Manager, and Administrative Agent) (which Consent and Agreement, as amended and modified from time to time, is referred to as the "Consent and Agreement"), to enable Manager to obtain loans from the Lenders (as defined in the Consent and Agreement, the "Lenders"). Manager agrees that notwithstanding the permitted uses of the proceeds from the loans made to Manager to which the Consent and Agreement relates or from any other loan or extension of credit to which the Consent and Agreement relates, Manager will not use the proceeds from any such loan or extension of credit for any purpose other than to construct and operate the wireless service

**** Confidential portions omitted and filed separately with the Commission within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement.

22. Notices. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from any Agent or any Lender, and a copy of any notice Manager gives to any Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the Administrative Agent or any Lender and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

23. No Default Under Management Agreement. Manager warrants and represents that as of the date hereof, no Default or Event of Default under the Management Agreement or any documents or instruments related thereto has occurred.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum II to be executed as of the date first above written.

                                       UbiquiTel Holdings, Inc.


                                       By:______________________________________
                                       Name:
                                       Title:


                                       WirelessCo, L.P.


                                       By:______________________________________
                                       Bernard A. Bianchino
                                       Chief Business Development Officer


                                       Sprint Spectrum L.P.


                                       By:______________________________________
                                       Bernard A. Bianchino
                                       Chief Business Development Officer


                                       Cox Communications PCS, L.P.


                                       By:______________________________________
                                       Bernard A. Bianchino
                                       Chief Business Development Officer


                                       Cox PCS License, L.L.C.


                                       By:______________________________________
                                       Bernard A. Bianchino
                                       Chief Business Development Officer


                                       Sprint Communications Company, L.P.


                                       By:______________________________________
                                       Name:
                                       Title:

**** Confidential portions omitted and filed separately with the Commission

                                    Exhibit B

Section 17.28. Federal Contractor Compliance.

            (1) The Manager will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Manager will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Manager agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

            (2) The Manager will, in all solicitations or advertisements for employees placed by or on behalf of the Manager, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

            (3) The Manager will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of the Manager's commitments under this section, and shall post copies of the Notice in conspicuous places available to employees and applicants for employment.

            (4) The Manager will comply with all provisions of Executive Order 11246 of September 24, 1965., and of the rules, regulations, and relevant orders of the Secretary of Labor.

            (5) The Manager will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

            (6) In the event of the Manager's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Manager may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

            (7) The Manager will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Manager will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Manager becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency the Manager may request the United States to enter into such litigation to protect the interests of the United States.

            (8) In consideration of contracts with Sprint PCS, the Manager agrees to execute the Certificate of Compliance attached hereto as Attachment I and further agrees that this certification shall be part of each contract between Sprint PCS and Manager. The Manager will include Attachment I in every subcontract or purchase order, so that such provisions will be binding upon each subcontractor.

**** Confidential portions omitted and filed separately with the Commission

                         CERTIFICATE OF COMPLIANCE WITH
                               FEDERAL REGULATIONS

In consideration of contracts with SPRINT SPECTRUM L.P., the undersigned "contractor", "vendor" or "consultant" agrees to the following and further agrees that this Certification shall be a part of each purchase order, supply agreement, or contract between SPRINT SPECTRUM L.P. and the undersigned.

24.   Equal Opportunity.

      Executive Order 11246 is herein incorporated by reference.

25.   Affirmative Action Compliance

      If undersigned Contractor has 50 or more employees and if this contract is for $50,000 or more, Contractor shall develop a written Affirmative Action Compliance Program for each of its establishments, as required by rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

26.   Affirmative Action for Special Disabled and Vietnam Era Veterans

      If this contract exceeds $10,000, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because the person is a Special Disabled or Vietnam Veteran and complies with the rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Veterans Readjustment Assistance Act of 1972, as amended.

      Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Special Disabled and Vietnam Era Veterans required by the rules and regulations of the Secretary of Labor (41 CFR 60-250).

27.   Affirmative Action for Handicapped Workers

      If this contract exceeds $2,500, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because of physical or mental handicap and complies with the rules, regulations and relevant orders of the Secretary of Labor issued under the Rehabilitation Act of 1973, as amended.

      Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Handicapped Workers required by the rules and regulations of the Secretary of Labor (41 CFR 60-741).

28.   Employer Information Report (EEO-l Standard Form 100)

      If undersigned Contractor has 50 or more employees and if this contract is for $10,000 or more, Contractor shall complete and file government Standard Form 100, Equal Employment Opportunity Employer Information Report EEO-l, in accordance with instructions contained therein.

29.   Compliance Review.

        The undersigned Contractor certifies that it has not been subject to a Government equal opportunity compliance review. If the Contractor has been reviewed, that review occurred on ____________________ (date).

**** Confidential portions omitted and filed separately with the Commission

30. Utilization of Small Businesses, Small Disadvantaged Businesses, and Women-Owned Small Business

      It is the policy of SPRINT SPECTRUM L.P., consistent with Federal Acquisition Regulations (FAR 52.219-8 and FAR 52.219-13), that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals, and women-owned businesses shall have the maximum practicable opportunity to participate in performing subcontracts under Government contracts for which SPRINT SPECTRUM L.P. is the Government's Prime Contractor. SPRINT SPECTRUM L.P. awards contracts to small businesses to the fullest extent consistent with efficient prime contract performance. The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontract to the fullest extent consistent with the efficient performance of this contract.

      Contractor hereby represents that it __ is __ is not a small business, __ is __ is not a small business owned and controlled by socially and economically disadvantaged individuals, and __ is __ is not a small business controlled and operated as a women-owned small business as defined by the regulations implementing the Small Business Act.

      If the answer to any of the above is in the affirmative, Contractor will complete SPRINT SPECTRUM L.P. Small/Minority/Women Owned Business Self Certification Form.

      This form is available from Mr. Ron Gier, Sprint PCS, 4900 Main Street, Kansas City, Missouri 64112.

31.   Certification of Nonsegregated Facilities

      If this contract is expected to exceed $10,000, the undersigned Contractor certifies as follows:

      The Contractor certifies that the Contractor does not or will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this Certification is a violation of the Equal Opportunity provision of this contract. As used in this Certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontracts for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity Clause; and that it will retain such certification in its files.

32.   Clean Air and Water

      The undersigned Contractor certifies that any facility to be used in the performance of this contract __ is __ is not listed on the Environmental Protection Agency List of Violating Facilities.

      The undersigned Contractor agrees to immediately notify SPRINT SPECTRUM L.P., immediately upon the receipt of any communication from the Administrator or a designee of the Environmental Protection Agency indicating that any facility that the Contractor proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities. SPRINT SPECTRUM L.P. includes this certification and agreement pursuant to FAR 52-223-1(c) which requires including such paragraph (c) in every nonexempt subcontract.

**** Confidential portions omitted and filed separately with the Commission

                                       Contractor:


                                       _________________________________________
                                      Company Name

                                       _________________________________________
                                       Address

                                       _________________________________________
                                       City              State             Zip


                                       By ______________________________________
                                       Name:
                                       Title:

**** Confidential portions omitted and filed separately with the Commission

                                  ADDENDUM III
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT
                          Dated as of February 14, 2000

Manager:                     Ubiquitel Holdings, Inc.

Service Area:

        California           Chico                                BTA No. 79
                             Eureka                               BTA No. 134
                             Redding                              BTA No. 371
                             Sacramento (partial)                 BTA No. 389
                             Yuba City (partial)                  BTA No. 485
        Nevada               Las Vegas (partial)                  BTA No. 245
                             Reno                                 BTA No. 372
        Utah                 Logan                                BTA No. 258
                             Provo-Orem (partial)                 BTA No. 365
                             St. George                           BTA No. 392
                             Salt Lake City-Ogden (partial)       BTA No. 399
        Idaho                Boise-Nampa                          BTA No. 50
                             Idaho Falls                          BTA No. 202
                             Lewiston-Moscow                      BTA No. 250
                             Pocatello                            BTA No. 353
                             Twin Falls                           BTA No. 451
        Washington           Spokane                              BTA No. 425
        Montana              Billings                             BTA No. 41
                             Bozeman                              BTA No. 53
                             Butte                                BTA No. 64
                             Great Falls                          BTA No. 171
                             Helena                               BTA No. 188
                             Kalispell                            BTA No. 224
                             Missoula                             BTA No. 300
        So. Ind.--KY         Anderson (partial), IN               BTA No. 15
                             Bloomington-Bedford, IN              BTA No. 47
                             Bowling Green, KY                    BTA No. 52
                             Cincinnati (partial), OH             BTA No. 81
                             Clarksville, KY                      BTA No. 83
                             Columbus, IN                         BTA No. 93
                             Evansville, IN                       BTA No. 135
                             Indianapolis (partial), IN           BTA No. 204
                             Louisville (partial), KY             BTA No. 263
                             Madisonville, KY                     BTA No. 273
                             Owensboro, KY                        BTA No. 338
                             Paducah, KY                          BTA No. 339
                             Richmond, IN                         BTA No. 373
                             Terre Haute, IN                      BTA No. 442
                             Vincennes-Washington, IN             BTA No. 457

      This Addendum III (this "Addendum"), dated as of February 14, 2000, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of October 15, 1998, as amended by that certain Addendum I to Sprint PCS Management Agreement, dated October 15, 1998 and that certain Addendum II to Sprint PCS Management Agreement, dated December 28, 1999 (such agreement, as amended being the "Management Agreement").

      The terms and provisions of this Addendum III control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references in this Addendum are in Sections and Exhibits of the Management Agreement unless otherwise noted.

      1. Backhaul and Interconnection. Manager will own and have in operation a switch capable of switching traffic for the Original Service Area Network on or before December 31, 2000. In addition, on or before December 31, 2000, Manager will disconnect all of Manager's circuits from the Sprint PCS Sacramento switch. For the period from the date of this Addendum until the earlier of (a) such time as Manager has its own switch available to handle such traffic or (b) December 31, 2000, Manager will be responsible for all backhaul and interconnection costs associated with the backhaul of all Newcastle traffic through the Sprint PCS Sacramento switch. Also, Manager will be responsible for all transition costs of converting existing connections from the Sprint PCS Sacramento switch to Manager switch, including any charges for hardware, leased-lines, installation, etc.

      2. Designation of Selected Services. For utilization of the Sprint PCS Sacramento switch (i) for the period from the date of this Addendum until the earlier of (A) May 31, 2000 and (B) the date on which Manager has its switch in place and operational, Manager will designate its Selected Services under Option 1, "Sprint PCS Provided," and will be charged a price equal to ****; and (ii) for the period from June 1, 2000 until the earlier of (A) December 31, 2000 and
(B) the date on which Manager has its switch in place and operational, Manager will designate its Selected Services under Option 1, "Sprint PCS Provided," and will be charged a price to be determined solely by Sprint PCS.

**** Confidential portions omitted and filed separately with the Commission.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.


                                UbiquiTel Holdings, Inc.
                                By:
                                Name:
                                Title:


                                WirelessCo, L.P.

                                By:____________________________________________
                                Bernard A. Bianchino
                                Senior  Vice   President  and  Chief   Business
                                Development Officer - Sprint PCS


                                Sprint Spectrum L.P.

                                By:____________________________________________
                                Bernard A. Bianchino
                                Senior  Vice   President  and  Chief   Business
                                Development Officer - Sprint PCS


                                Cox Communications PCS, L.P.

                                By:____________________________________________
                                Bernard A. Bianchino
                                Senior  Vice   President  and  Chief   Business
                                Development Officer - Sprint PCS


                                Cox PCS License, L.L.C.

                                By:____________________________________________
                                Bernard A. Bianchino
                                Senior  Vice   President  and  Chief   Business
                                Development Officer - Sprint PCS


                                Sprint Communications Company, L.P.

                                By:____________________________________________
                                    Don A. Jensen
                                    Vice President - Law

                                   ADDENDUM IV
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT
                            Dated as of April 5, 2000

Manager:                     Ubiquitel Holdings, Inc.

Service Area:
        California           Chico                                 BTA No. 79
                             Eureka                                BTA No. 134
                             Redding                               BTA No. 371
                             Sacramento (partial)                  BTA No. 389
                             Yuba City (partial)                   BTA No. 485
        Nevada               Las Vegas (partial)                   BTA No. 245
                             Reno                                  BTA No. 372
        Utah                 Logan                                 BTA No. 258
                             Provo-Orem (partial)                  BTA No. 365
                             St. George                            BTA No. 392
                             Salt Lake City-Ogden (partial)        BTA No. 399
        Idaho                Boise-Nampa                           BTA No. 50
                             Idaho Falls                           BTA No. 202
                             Lewiston-Moscow                       BTA No. 250
                             Pocatello                             BTA No. 353
                             Twin Falls                            BTA No. 451
        Washington           Spokane                               BTA No. 425
        Montana              Billings                              BTA No. 41
                             Bozeman                               BTA No. 53
                             Butte                                 BTA No. 64
                             Great Falls                           BTA No. 171
                             Helena                                BTA No. 188
                             Kalispell                             BTA No. 224
                             Missoula                              BTA No. 300
        So. Ind.--KY         Anderson (partial), IN                BTA No. 15
                             Bloomington-Bedford, IN               BTA No. 47
                             Bowling Green, KY                     BTA No. 52
                             Cincinnati (partial), OH              BTA No. 81
                             Clarksville, KY                       BTA No. 83
                             Columbus, IN                          BTA No. 93
                             Evansville, IN                        BTA No. 135
                             Indianapolis (partial), IN            BTA No. 204
                             Louisville (partial), KY              BTA No. 263
                             Madisonville, KY                      BTA No. 273
                             Owensboro, KY                         BTA No. 338
                             Paducah, KY                           BTA No. 339
                             Richmond, IN                          BTA No. 373
                             Terre Haute, IN                       BTA No. 442
                             Vincennes-Washington, IN              BTA No. 457

      This addendum IV, dated as of April 5, 2000 (this "Addendum"), contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of October 15, 1998, as amended by that certain Addendum I to Sprint PCS Management entered into as of October 15, 1998

("Addendum I"), that certain Addendum II to Sprint PCS Management Agreement dated as of December 28, 1999 ("Addendum II"), and that certain Addendum III to Sprint PCS Management Agreement dated as of February 14, 2000 ("Addendum III") (such agreement, as amended, being the "Management Agreement").

      The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references in this Addendum are to Sections and Exhibits of the Management Agreement unless otherwise noted.

      3. Confirmation of Restructuring and Assumption of Sprint Agreements. Manager confirms and agrees that its present organizational structure, indicating its stockholders and subsidiaries, is attached to this Addendum as Exhibit A. Manager acknowledges and agrees that Manager is the party to the Management Agreement, the Services Agreement, the License Agreements and the Asset Purchase Agreement and that it has assumed all of the obligations of UbiquiTel L.L.C., a Washington limited liability company, under such agreements.

      4. Financing. A revised and amended Exhibit 1.7, in the form attached to this Addendum, is approved by Sprint PCS and Manager and is expressly made a part of the Management Agreement.

      5. Build-out Plan. Exhibit 2.1 is amended, with respect only to the Reno BTA (No. 372), to extend the network ready date (NRD) for such BTA to September 7, 2000, and the hard launch date to September 21, 2000.

      6. Use of Loan Proceeds.

            (a) Sprint PCS is entering into that certain Amended and Restated Consent and Agreement among Sprint PCS, Sprint Communications Company, L.P., WirelessCo., L.P., Cox Communications PCS, L.P., Cox PCS License, L.L.C., and Paribas as administrative agent (together with any successors thereof in accordance with that certain Credit Agreement dated as of March 31, 2000, among Manager, UbiquiTel Inc., and Paribas as "Agent" (the "Credit Agreement") (which Amended and Restated Consent and Agreement, as amended and modified from time to time, is referred to as the "Consent and Agreement")), to enable Manager to obtain loans from the Lenders (as defined in the Consent and Agreement, the "Lenders"). Manager agrees that notwithstanding the permitted uses of the proceeds from the loans made to Manager to which the Consent and Agreement relates or from any other loan or extension of credit to which the Consent and Agreement relates, Manager will not use the proceeds from any such loan or extension of credit for any purpose other than to construct and operate the wireless service within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement, and for corporate and working capital purposes related to such construction and operation.

            (b) Notwithstanding anything to the contrary in Paragraph 21 of Addendum II, Sprint PCS and Manager agree that, in addition to the uses of the proceeds from the loan or extension of credit contemplated in such Paragraph 21, Manager may use the proceeds from the loan or extension of credit contemplated in such Paragraph 21 for corporate and working capital purposes related to the construction and operation of the wireless service within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement.

      7. Notices. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from any Agent or any Lender, and a copy of any notice Manager gives to any Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the Administrative Agent or any Lender and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

      8. No Default Under Credit Agreement or Management Agreement. Manager warrants and represents that as of the date hereof, no Default or Event of Default under the Credit Agreement or any documents or instruments related thereto has occurred. Manager warrants and represents that as of the date hereof, no breach or Event of Termination under the Management Agreement, the Services Agreement, the License Agreements or any documents or instruments related thereto has occurred.

      9. Defense to Employment-Related Charges. Sprint PCS agrees that it will defend and indemnify Manager against any claims or charges filed with the Equal Employment Opportunity Commission by a former Sprint PCS employee alleging a violation of federal or state law arising out of actions that occurred on or before April 15, 2000. If any part of the alleged violation occurred after April 15, 2000, Sprint PCS agrees that it will work with Manager to jointly defend against the claim or charge. In return for these promises, Manager agrees to cooperate with Sprint PCS in defending against any such claim or charge. Manager's cooperation shall include, but not be limited to, making fact witnesses available for consultation with Sprint PCS personnel who are working on the defense of the claim or charge, providing Sprint PCS with access to documents deemed necessary by Sprint PCS to defend the claim or charge, and allowing any Manager personnel who are deemed by Sprint PCS to be necessary for the defense of the claim or charge to attend any hearing or mediation related to it.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

                                "Manager"

                                UbiquiTel Operating Company

                                By:____________________________________________
                                Name:
                                Title:


                                "Sprint PCS"

                                Sprint Spectrum L.P.

                                By:____________________________________________
                                Bernard A. Bianchino
                                Senior  Vice   President  and  Chief   Business
                                Development Officer - Sprint PCS


                                Sprint Communications Company, L.P.

                                By:____________________________________________,
                                   Don A. Jensen

                                       Vice President - Law

                             Schedule of Definitions

      This Schedule of Definitions is the "Schedule of Definitions" referred to in and incorporated by reference under the Management Agreement, Services Agreement, and Trademark License Agreements (as such agreements are defined below). Whenever the phrase "this agreement" is used below, such phrase refers to the particular agreement under whose terms this Schedule of Definitions is being applied in that instance. If citations to sections or exhibits of different agreements are included in a definition, the citation to the particular agreement under whose terms this Schedule of Definitions is being applied controls to the exclusion of the citations to different agreements.

      The following words and phrases used in this agreement have the following meanings:

      "Addendum" means any addendum attached to this agreement that contains the amendments to this agreement; such Addendum is expressly incorporated as a part of this agreement.

      "Affiliation Agreement" means any and all of the agreements, known as Sprint PCS Affiliation Agreements, whereby an affiliate and Sprint PCS and/or one or more of Sprint PCS~ Related Parties agree to the terms and conditions under which such affiliate will manage the Service Area Network identified in such agreement, using such Affiliates own PCS license issued by the FCC and any documents incorporated by reference in such agreement.

      "Agent" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

      "Arbiter" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

      "Available Services" means those categories of services listed on Exhibit
2.1.1 to the Services Agreement (as the same may be amended from time to time by Sprint Spectrum and made available to Manager under the terms of the Services Agreement).

      "Available Services and Fees Schedule" means that schedule set forth on
Exhibit 2.1.1 to the Services Agreement, which sets forth the Available Services offered from time to time and the fees charged for such Available Services.

      "Bankruptcy" means, for the purposes of the Trademark License Agreements, either a Voluntary Bankruptcy or an Involuntary Bankruptcy.

      "Brands" means the Sprint PCS Brands and the Sprint Brands.

      "BTA" means a Basic Trading Area for which a Basic Trading Area (BTA) license is issued by the FCC.

      "Build-out Plan" means the plan agreed upon by Manager and Sprint PCS, along with any modifications and updates to the plan, respecting the construction and design of the Service Area Network, a copy of which is attached as Exhibit 2.1 to the Management Agreement.

      "Business Day" means a day of the year that banks are not required or authorized to close in the State of New York.

      "Cancelled Service" has the meaning set forth in Section 3.2 of the Services Agreement.

      "CDMA" means code division multiple access.

      "Change of Control" has the meaning set forth in Section 17.15.3 of the Management Agreement.

      "Collected Revenues" has the meaning set forth in Section 10.4 of the Management Agreement.

      "Confidential Information" means all Program Requirements, guidelines, standards, and programs, the technical, marketing, financial, strategic and other information provided by each party under the Management Agreement, Services Agreement, and Trademark License Agreements, and any other information disclosed by one party to the other party pursuant to the Management Agreement, Services Agreement, and Trademark License Agreements that is not specifically excluded by Section 12.2 of the Management Agreement. In addition to the preceding sentence, "Confidential Information" has the meaning set forth in
Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

      "Controlled Related Party" means the Parent of any Person and each Subsidiary of such Parent. As used in Section 1.2 and Article 3 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 1.2 and Article 3 of the Sprint Trademark and Service Mark License Agreement, the term "Controlled Related Party" will also include any Related Party of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise.

      "Default Rate" means the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the Prime Rate (adjusted as and when changes in the Prime Rate occur) plus five percent (5%).

      "Disaggregated License" means that portion of the License that Manager may or is required to purchase under Section 11 of the Management Agreement from Sprint PCS under certain circumstances, after Sprint PCS' receipt of FCC approval of the necessary disaggregation and partition, which portion comprises no less than the amount of spectrum sufficient to operate one duplex CDMA carrier (including the required guard bands) within the PCS Spectrum, and no more than 10 MHz of the Spectrum (at Manager's designation) covering the Service Area, and which includes the frequencies then in use in the Service Area Network and, if applicable, adjacent frequencies, so long as such frequencies in the aggregate do not exceed 10 MHz.

      "Dispute Notice" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

      "Dispute Notice Date" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

      "Encumbrances" has the meaning set forth in Section 5.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 5.1(a) of the Sprint Trademark and Service Mark License Agreement.

      "Entire Business Value" has the meaning set forth in Section 11.7.3 of the Management Agreement.

      "Event of Termination" means any of the events described in Section 11.3 of the Management Agreement. For the purposes of the Sprint Spectrum Trademark and Service Mark License Agreement only. "Event of Termination" has the meaning set forth in Section 13.2 of that agreement. For the purposes of the Sprint Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement.

      "FAA" means the Federal Aviation Administration.

      "FCC" means the Federal Communications Commission.

**** Confidential portions omitted and filed separately with the Commission

      "Financial Lender" means any and all of those commercial and financial institutions that provide material credit to Manager for the purpose of assisting Manager with the fulfillment of its obligations and duties under this agreement.

      "fixed wireless local loop" has the meaning set forth in Section 2.4 of the Management Agreement.

      "home service area" means the geographic area within which a customer can make a local call on the customer's PCS phone (i.e., the customer does not incur an extra charge).

      "Inbound Roaming" means calls placed by a non-Sprint PCS Network customer on the Sprint PCS Network.

      "Indemnitee" and "Indemnitor" have the meanings set forth in Section
13.3.1 of the Management Agreement or Section 6.3.1 of the Services Agreement.

      "Initial Term" has the meaning set forth in Section 11.1 of the Management Agreement.

      "Involuntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

      "Law" means all laws (statutory or otherwise), ordinances, rules, regulations, bylaws, Orders and codes of all governmental and regulatory authorities, whether United States Federal, state or local, which are applicable to the Sprint PCS Products and Services.

      "License" means the PCS license(s) issued by the FCC described on the Service Area Exhibit to the Management Agreement.

      "Licensed Marks" means the trademarks and service marks referred to in the Recitals section of the Trademark License Agreement under whose terms this definition is being applied, and such other marks as may be adopted and established under said agreement from time to time.

      "Licensee" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

      "Licensor" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

      "local calling area" means the geographic area within which a customer can make a local call on the customer's PCS handset without incurring a long distance charge.

      "Loss" means any and all damage, loss, liability, claim, out-of-pocket cost and expense, including reasonable expenses of investigation and reasonable attorneys' fees and expenses, but excluding consequential or special damages.

      "Management Agreement" means that certain Sprint PCS Management Agreement executed by Manager and Sprint PCS and any documents incorporated by reference in said agreement.

      "Manager" means the party to this agreement as indicated in the introductory paragraph of this agreement.

      "Manager Management Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

**** Confidential portions omitted and filed separately with the Commission

      "Manager's Products and Services" means all types and categories of wireless communications services and associated products that are offered by Manager in the Service Area under Section 3.2 of the Management Agreement.

      "Marketing Communications Guidelines" means the guidelines issued by Sprint or Sprint PCS in accordance with Section 5.2 of the Management Agreement with respect to the marketing, promotion, advertising, distribution, lease and sale of Sprint PCS Products and Services, as they may be amended from time to time by Sprint or Sprint PCS in accordance with the terms of the Trademark License Agreements.

      "Master Signature Page" means the document that the parties to the Management Agreement, Services Agreement and/or one or more of the Trademark License Agreements sign to evidence their agreement to execute, become a party to and be bound by each of the agreements, or parts thereof, listed above the particular party's signature on such Master Signature Page.

      "MFN Price" or "Most Favored Nation Price" means, with respect to resale, the best local market price offered to any third party for the purchase of air time on Manager's network including but not limited to any third party who may use the air time for its own wireless communications services or resell the air time, and, with respect to roaming, the lowest roaming charge of Manager to other wireless carriers when their customers roam on the Service Area Network.

      "MIN" means the 24-bit mobile identification number corresponding to the 7-digit telephone number assigned to the handset, used for both billing and receiving calls.

      "MTA" means a Major Trading Area for which a MTA license is issued by the FCC.

      "New Coverage" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

      "Notice Address Schedule" means the schedule attached to the Master Signature Page that provides the mailing and courier delivery addresses, and the facsimile number, for giving notices to each of the parties signing the Master Signature Page. The Notice Address Schedule may include supplemental addresses that serve as additional or alternate notice addresses for use by the parties in specifically prescribed situations.

      "NPA-NXX" means as follows: "NPA" means numbering plan area, which is the area code for a telephone number, "NXX" refers to the first three digits of a telephone number, which identify the specific telephone company central office that serves that number.

      "Offer" means an offer received by Manager to sell substantially all of the assets comprising or used in connection with the operation and management of the Service Area Network or any portion of the Service Area Network.

      "Offer Notice" means a written notice given by Manager to Sprint PCS that sets forth in detail the terms and conditions of an Offer and the name and address of the person or entity making the Offer.

      "Offered Interest" means the assets that Manager proposes to sell pursuant to an Offer.

      "Operating Assets" means the assets Manager or its Related Parties owns and uses in connection with the operation of the Service Area Network, at the time of termination, to provide the Sprint PCS Products and Services. Operating Assets does not include items such as furniture, fixtures and buildings that Manager or its Related Parties use in connection with other businesses. Examples of Operating Assets include without limitation: switches, towers, cell sites, systems, records and retail stores.

**** Confidential portions omitted and filed separately with the Commission

      "Operational Level of Sprint PCS" means the average operational level of all the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate, as measured by Sprint PCS, unless the operational level, as measured by Sprint PCS, of all of the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate that are contiguous to the Service Area are below the national average, in which case "Operational Level of Sprint PCS" means the average operational level of those contiguous service area networks.

      "Order" means any order, writ, injunction, decree, judgment, award or determination of any court or governmental or regulatory authority.

      "Other Managers" means any person or entity with which Sprint PCS has entered into an agreement similar to this agreement or an Affiliation Agreement, including without limitation an affiliate under an Affiliation Agreement or a manager under another Management Agreement, under which the person or entity designs, constructs and manages a service area network and offers and promotes Sprint PCS Products or Services.

      "Outbound Roaming" means calls placed by a Sprint PCS Network customer on a non-Sprint PCS network.

      "Parent" means, with respect to any Person, the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder) of such Person; except that if such ultimate parent entity is an individual, the Parent will be the highest entity in the ownership chain from the ultimate parent entity to and including such Person that is not an individual.

      "Parties" means, with respect to the Management Agreement, Sprint PCS and Manager. For the purpose of the services Agreement only, "parties" means Sprint Spectrum and Manager. Sprint is not a party to the Management Agreement, except to the limited extent described on the signature page executed on behalf of Sprint. For the purpose of the Trademark License Agreements only, "parties" means Licensor and Licensee.

      "PCS" means a radio communication system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

      "PCS Spectrum" means the range of frequencies that Sprint PCS is authorized to use under the License.

      "Permitted Assignee" means any assignee of the rights and obligations of Licensee pursuant to an assignment consented to in writing by Licensor, in its sole discretion, in accordance with Section 14.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 14.1 of the Sprint Trademark and Service Mark License Agreement, or any subsequent permitted assignee of any such permitted assignee.

      "Person" means any individual, partnership, limited partnership, limited liability company, corporation, trust, other business association or business entity, estate, or other entity.

      "pops" means the population covered by a license or group of licenses. Unless otherwise noted, as used in the Management Agreement, pops means the most recent Rand-McNally Population Survey estimate of the population of a geographic area.

      "Premium and Promotional Items" means all items, including clothing, memorabilia and novelties, used to display the Licensed Marks for the purpose of promoting the awareness, sale or image of the Sprint PCS Products and Services; provided, however, that Premium and Promotional Items does not include marketing and advertising materials prepared by Licensee that are subject to the Marketing Communications Guidelines (e.g. printed materials such as bill stuffers, brochures and similar materials).

**** Confidential portions omitted and filed separately with the Commission

      "Prime Rate" means the rate announced from time to time by The Chase Manhattan Bank, or its successor(s), as its prime rate.

      "Program Requirements" means the standards, guidelines, plans, policies and programs established by Sprint PCS from time to time regarding the operation and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network, including the Program Requirements set forth in Sections 4.1, 4.2, 4.3, 7.2 and 8.1 of the Management Agreement. Sprint PCS may also implement Program Requirements respecting a voluntary resale program, as defined in Section 3.5.2 of the Management Agreement.

      "Purchase Notice" has the meaning set forth in Section 1.2 of Exhibit 11.8 to the Management Agreement.

      "Quality Standards" has the meaning set forth in Section 2.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 2.1(a) of the Sprint Trademark and Service Mark License Agreement.

      "Rand-McNally Population Survey" means the most recent population survey published by Rand-McNally or, if Rand-McNally no longer publishes the surveys, then the most recent population survey published by any successor organization to Rand-McNally or, if no such organization exists, an organization selected by Sprint PCS that provides surveys similar to the Rand-McNally surveys.

      "Receiving Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3. 1 of the Sprint Trademark and Service Mark License Agreement.

      "Related Equipment" means customer-controlled equipment for use in connection with the Sprint PCS Products and Services including telephones, wireless handsets and related accessories, PCMCIA cards, "smart" cards, PDA's, PBX's, set-top boxes and data terminals.

      "Related Party" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person. For purposes of the Management Agreement, Sprint Spectrum, SprintCom, American PCS Communications, LLC, PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. will be deemed to be Related Parties. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Restricted Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

      "Selected Services" means those Available Services selected by Manager to be provided by Sprint Spectrum under Section 2.1 of the Services Agreement. An Available Service will not be treated as a Selected Service until Sprint Spectrum begins providing that service.

      "Service Area" means the geographic area described on the Service Area Exhibit to the Management Agreement.

      "Service Area Network" means the network and business activities managed by Manager under the Management Agreement in the Service Area under the License.

      "Services Agreement" means that certain Sprint PCS Services Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement, whereby Manager may delegate the performance of certain services to Sprint PCS for fees that represent an adjustment of the fees paid by Sprint PCS to Manager under Section 10 of the Management Agreement.

**** Confidential portions omitted and filed separately with the Commission

      "Siting Regulations" means:

      (1) FCC regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 47 CFR ss.ss. 17.1 through 17.58, and as may be amended;

      (2) FAA regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 14 CFR ss.ss. 77.1 through 77.75, and as may be amended;

      (3) FCC land use regulations as set forth in 47 CFRss.ss.1.1301 through 1.1319, and as may be amended; and

      (4) FCC radio frequency exposure regulations as set forth in 47 CFRss.ss.1.1301 through 1.1319, and as may be amended.

      "spectrum" has the same meaning as PCS Spectrum.

      "Sprint" means Sprint Communications Company, L.P., a Delaware limited partnership.

      "Sprint Brands" means the "Licensed Marks" as that term is defined under the Sprint Trademark and Service Mark License Agreement.

      "Sprint PCS" means any or all of the following Related Parties who are License holders and signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and American PCS Communications, LLC, a Delaware limited liability company. Each entity listed above is a Related Party to each of the other listed entities.

      "Sprint PCS Affiliation Agreement" has the same meaning as Affiliation Agreement.

      "Sprint PCS Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

      "Sprint PCS Communications Policies" means the policies established in accordance with Section 6.4 of the Management Agreement with respect to public relations development, maintenance and management, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

      "Sprint PCS Customer Service Program Requirements" means the program and requirements established in accordance with Section 8.1 of the Management Agreement with respect to customer service development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

      "Sprint PCS Customer Service Standards" means those customer service standards developed by Sprint PCS with respect to customer service and maintenance as described in Section 8.1 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

      "Sprint PCS Insurance Requirements" means the insurance requirements developed by Sprint PCS as described in Section 12.3 of the Management Agreement, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

      "Sprint PCS Management Agreement" has the same meaning as Management Agreement.

**** Confidential portions omitted and filed separately with the Commission

      "Sprint PCS National Accounts Program Requirements" means the program and requirements established in accordance with Section 4.2 of the Management Agreement with respect to national accounts development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

      "Sprint PCS National or Regional Distribution Program Requirements" means any distribution program and requirements established in accordance with Section
4.1 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, and entered into by Sprint PCS or its Related Parties and a third-party distributor (for example, a national chain of retail electronics stores) from time to time, under which the third party will distribute, lease, or sell Sprint PCS Products and Services on a national or regional basis. The term "distributor" means a reseller of Sprint PCS Products and Services, or an agent of Sprint PCS authorized to sell Sprint PCS Products and Services on behalf of Sprint PCS, or a person engaged in any other means of wholesale or retail distribution of Sprint PCS Products and Services.

      "Sprint PCS Network" means the national wireless network and business activities to be developed by Sprint PCS, Manager and Other Managers in the United States and certain of its territories and possessions, which network includes the Service Area Network.

      "Sprint PCS Products and Services" means all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, Manager and all Other Managers as the products and services of the Sprint PCS Network for fixed and mobile voice, short message and other data services under the FCC's rules for broadband personal communications services, including all local area service plans. Sprint PCS Products and Services do not include wireline products or services, including local exchange service, wireline long distance service, and wireline based Internet access.

      "Sprint PCS Roaming and Inter Service Area Program Requirements" means:

      (i) the roaming program and requirements established in accordance with
Section 4.3 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from a carrier not associated with the Sprint PCS Network to operate the customer's handset on the Sprint PCS Network and for customers from the Sprint PCS Network (whether customers of Sprint PCS, Manager or an Other Manager) to operate the customer's handset on a network of a carrier not associated with the Sprint PCS Network, and

      (ii) the program established in accordance with Section 4.3 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from one Service Area on the Sprint PCS Network, whether managed by Sprint PCS, Manager, or an Other Manager, to operate the customer's handsets and otherwise receive seamless service, regardless of whether the customer makes its call to or from the Sprint PCS Network and regardless of whether the customer is a customer of Sprint PCS, Manager or an Other Manager.

      "Sprint PCS Technical Program Requirements" means the operating and technical performance standards established by Sprint PCS, in accordance with
Section 7.2 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, for the Sprint PCS Network as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

      "Sprint Spectrum" means Sprint Spectrum L. P., a Delaware limited partnership.

      "Sprint Spectrum Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

**** Confidential portions omitted and filed separately with the Commission

      "Sprint Spectrum Trademark and Service Mark License Agreement" means that certain Sprint Spectrum Trademark and Service Mark License Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement.

      "Sprint Trademark and Service Mark License Agreement" means that certain Sprint Trademark and Service Mark License Agreement executed by Manager and Sprint and any documents incorporated by reference in said agreement.

      "SprintCom" means SprintCom, Inc., a Kansas corporation.

      "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

      "Successor Notice" has the meaning set forth in Section 17.15.2(e) of the Management Agreement.

      "Term" means during the term of the Management Agreement, including the initial Term and any renewal terms.

      "Trademark and Service Mark Usage Guidelines" means the rules governing the depiction and presentation of the Licensed Marks then generally in use by Licensor, to be furnished by Licensor to Licensee, as the same may be amended and updated from time to time by Licensor.

      "Trademark License Agreements" means the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement.

      "Type II Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

      "Voluntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

      "Wireless Mobility Communications Network" means a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

**** Confidential portions omitted and filed separately with the Commission

                              EXHIBIT 1.7 (AMENDED)


                      BUILD-OUT AND WORKING CAPITAL FINANCE

Manager has completed the financing of its initial build-out of the Reno/Tahoe through a combination of debt and equity structured as follows:

EXISTING MARKET FINANCING

EQUITY
                                      WalterGroup
                                      Westower Communications
                                          (Westower and Spectrasite)
                                      Don Harris
                                      New Telecom Ventures
                                      Brookwood Financial Partners
                                      Lancaster Investment Partners

                                            Total Initial Build Equity                         $17,000,000

SENIOR DEBT
                                      Banque Paribas                                           $25,000,000

SUBORDINATED DEBT
                                      BET (Bruce E. Toll) Associates                           $ 8,000,000

TOTAL INITIAL BUILD FINANCING                                                                  $50,000,000


UBIQUTTEL EXPANSION FINANCING

Manager plans to finance the acquisition of existing assets, the build-out of the New Service Area Network and to provide the necessary working capital to operate the expanded business of Manager through a combination of equity investments from existing equity participants in Manager and additional institutional private equity as may be required to complete the entire financing.

UbiquiTel will also complete the financing through the placement of institutional senior debt financing along with the placement of a portion of the financing as high-yield debt. The financing of the UbiquiTel expansion will require approximately $425 million of additional capital. The exact ratio of equity, high yield debt and senior debt financing will be dependant upon various factors including, among others, the relative cost of capital in the equity, high yield and debt markets at the time of completion of the financing. The proposed capital structure for the financing will be as follows:


EQUITY
                                            Existing equity participants Local
                                            market participants Institutional
                                            equity participants (approximately
                                            25%-30% of capital shown
                                            pro-forma at 25%)                                            $106,250,000

SENIOR DEBT
                                            Institutional Senior Debt Financing
                                            (50% of financing)                                           $2l2,500,000
HIGH YIELD DEBT (SUBORDINATED NOTES)


                                            Syndicated high yield offering
                                            (approximately 25% of capital)
                                                                                                         $106,250,000

                                            Total                                                        $425,000,000


SOURCES FOR INSTITUTIONAL EQUITY, HIGH YIELD AND SENIOR DEBT FINANCING

Manager has worked with various reputable financial institutions to structure the financing of UbiquiTel's expansion into the New Service Area. Several institutional equity investors have expressed interest in providing and placing any required institutional equity participation in the financing. Applicable institutional equity investors contemplated to provide this capital will include insurance companies, pension funds and managed funds with an emphasis on wireless communications. Donaldson, Lufkin, & Jenrette (DLJ) has also expressed interest in placing the high-yield offering and completing an initial public offering for the Manager's common stock. Manager has received proposal letters expressing interest in placing the required equity and high yield financing.

With respect to the Senior Debt financing Manager has received a proposal letter from Banque Paribas. Banque Paribas has expressed interest in fully underwriting the senior debt credit facility.

                               AMENDED EXHIBIT 2.1

                                 BUILD-OUT PLAN


                                PHASE DESCRIPTION

Manager plans to commence build-out of a multi-phase, multi-network design and construction effort geared towards launching commercial service in six (6) market areas within a period not to exceed one (1) year from the Financing Date (as defined in Addendum II to Sprint PCS Management Agreement). Manager expects to complete the deployment of the Service Area network within 18 months of the Financing Date, with the exception of the build out in the Spokane MTA which will be completed by June 1, 2005. The five markets in Manager's area are defined below. All partial BTAs are defined in the Limited Service Area section at the end of this Build-out Plan.

THE MARKETS

Market I: Northern California

                                        BTA NUMBER                             BTA NAME
                                        485 (PARTS)                      Yuba City-Marysville
                                             79                                 Chico
                                            371                                Redding
                                            134                                 Eureka
                                        389 (PARTS)                           Sacramento

Market 2: Spokane MTA

                                        BTA NUMBER                             BTA NAME
                                            425                                Spokane
                                    (AREAS NOT ALREADY
                                        DEVELOPED)
                                            250                            Lewiston-Moscow, ID
                                            300                                Missoula
                                            224                                Kalispell
                                             64                                  Butte
                                            188                                 Helena
                                            171                               Great Falls
                                             53                                 Bozeman
                                             41                                Billings

Market 3: Southern Idaho & Northern Utah

                                       BTA NUMBER                              BTA NAME
                                             50                                  Boise
                                            451                                Twin Falls
                                            202                               Idaho Falls
                                            353                                Pocatello
                                            258                                  Logan


Market 4 Southern Utah & Nevada

                                       BTA NUMBER                              BTA NAME
                                       365 (PARTS)                              Provo
                                       399 (PARTS)                          Salt Lake City
                                           392                                St. George
                                       245 (PARTS)                            Las Vegas

Market 5: Southern Indiana & Kentucky

                                       BTA NUMBER                              BTA NAME
                                       15 (PARTS)                            Anderson, IN
                                            47                         Bloomington-Bedford, IN
                                       81 (PARTS)                           Cincinnati, OH
                                            93                               Columbus, IN
                                           135                              Evansville, IN
                                       204 (PARTS)                         Indianapolis, IN
                                       263 (PARTS)                          Louisville, KY
                                           338                              Owensboro, KY
                                           373                               Richmond, IN
                                       442 (PARTS)                         Terre Haute, IN
                                           457                         Vincennes-Washington, IN
                                           273                             Madisonville, KY
                                           339                       Paducah-Murray-Mayfield, KY
                                            83                     Clarksville, TN-Hopkinsville, KY
                                            52                        Bowling Green-Glasgow, KY

PHASED BUILD-OUT PLAN

The phased build-out plan for Manager's Service Area network is defined below. Licensed and covered population estimates for each BTA are included in Exhibit
2.1 Build-out Plan Table.

PHASE 1, TO BE COMPLETED WITHIN NINE (9) MONTHS OF THE FINANCING DATE:

NORTHERN CALIFORNIA:
Manager will extend coverage beyond the current Sprint PCS coverage footprint in Sacramento to include the State Highway 70/99 corridor through Yuba City/Marysville, Oroville and Chico as well as the Interstate 5 corridor through Red Bluff and Redding, California.

SPOKANE MTA:
Manager will extend coverage beyond the current Sprint PCS coverage footprint in Spokane to include the US 195 south through Pullman to Lewiston, State Highway 270 between Pullman and Moscow, as well as the US 95 between Moscow and Lewiston. West from Spokane, Manager will expand coverage along Interstate 1-90 to the Spokane BTA boundary. Phase 1 is expected to be completed within nine (9) months of the Financing Date.

SOUTHERN IDAHO & NORTHERN UTAH:
Manager will launch coverage in the Logan and Brigham City areas of Utah north of Ogden.

PHASE 2, TO BE COMPLETED WITHIN TWELVE (12) MONTHS OF THE FINANCING DATE:

NORTHERN CALIFORNIA:
Manager will extend coverage to include the coastal town and economic area of Eureka, California.

SPOKANE MTA:
Manager will extend coverage along US-2 northeast out of Spokane through Newport to the recreation area of Sandpoint, ID.

SOUTHERN IDAHO & NORTHERN UTAH:
Manager will launch commercial service with a coverage footprint sufficient to effectively market Sprint PCS Products and Services in the population centers and transportation corridors immediately surrounding the Boise area including Nampa, Caldwell, and Mountain Home, Idaho. In addition to these contiguous coverage areas, Manager will expand coverage to include the market areas of Jackson, Wyoming and Ketchum (Sun Valley), Idaho.

SOUTHERN UTAH & NEVADA:
Manager will extend coverage beyond the southern boundary of the Sprint PCS coverage footprint in Salt Lake City, Utah along Interstate 15 to the northern reaches of the Sprint PCS coverage footprint in Las Vegas, Nevada. Included in this build will be the market areas of Cedar City (UT), St. George (UT), and Mesquite (NV).

SOUTHERN INDIANA & KENTUCKY:
Manager will launch commercial service with a coverage footprint to effectively market Sprint PCS Products and Services in the population centers and transportation corridors in the following areas:

     - I-70 WEST - Highway coverage on interstate 70 / US-40 between existing Sprint PCS in Indianapolis and Terre Haute and continuing on to the western BTA border.

     - IN-37 SOUTH - Highway coverage on Indiana 37 between existing Sprint PCS coverage in Indianapolis and the southern boundary of Monroe County. This includes the cities of Bloomington and Bedford.

     - I-65 SOUTH - Highway coverage on interstate 65 between existing Sprint PCS coverage in Indianapolis and existing Sprint PCS coverage in Louisville.

     - I-74 EAST - Highway coverage on interstate 74 between existing Sprint PCS coverage in Indianapolis and existing Sprint PCS coverage in Cincinnati.

     - I-70 EAST - Highway coverage on interstate 70 between existing Sprint PCS coverage in Indianapolis and the Indiana / Ohio state border.

     - EVANSVILLE /OWENSBORO - Coverage in the Evansville / Owensboro metropolitan areas and associated suburbs, including Henderson, KY.

     - I-64 - Highway coverage on interstate 64 between existing Sprint PCS service in Louisville and the western Evansville BTA border.

PHASE 3, TO BE COMPLETED WITHIN ONE AND ONE HALF YEARS (1 1/2) YEARS OF THE FINANCING DATE:

SOUTHERN IDAHO & NORTHERN UTAH:
Manager will continue coverage expansion along the Interstate 84 to include Twin Falls, along Interstate 86 through Pocatello, along Interstate 15 to Idaho Falls, and along State Highway 20 through Rexburg to St. Anthony.

SOUTHERN INDIANA & KENTUCKY:
Manager will continue contiguous coverage expansion in the following areas:

     - US-41 -- Highway coverage on US highway 41 between Terre Haute and Evansville, including the city of Vincennes.

     - US-50 WEST - Highway coverage on US highway 50 between Vincennes and Washington, with coverage to Petersburg on IN-57.

     - I-64 CORRIDOR - Additional coverage along the I-64 corridor to cover the following cities: Jasper, Cannelton and Rockport.

     - IN-37 EXTENSION - Extension of the IN-37 coverage south to south border of Lawrence County, including Bedford and Mitchell.

     - US-50 EAST - Highway coverage on US highway 50 between interstate 65 and the Indiana / Ohio border.

     - I-70 CORRIDOR - Additional coverage to the north and south of the I-70 corridor between Indianapolis and the Indiana / Ohio state boundary, including cities of New Castle, Rushville, Connersville and Liberty.

Manager will also extend coverage to include areas in Kentucky along Interstate 24 between Paducah and the Nashville Sprint PCS coverage footprint (Clarksville), along US 41 (Pennyrile Parkway) between Evansville, IN and Clarksville, KY, along Interstate 65 between Nashville and Louisville.

PHASE 4, TO BE COMPLETED BY JUNE 1, 2005:

SPOKANE MTA:
Manager will satisfy the Federal Communications Commission (FCC) build requirement for the Spokane MTA license by selectively developing additional markets in the Idaho and Montana BTAs by June 1, 2005.

LIMITED SERVICE AREAS

Manager has partial responsibility, or Limited Service Area, in selected BTAs in the Service Area. The Manager's Limited Service Areas BTAs are defined below. In all areas where it is noted that Manager will meet Sprint PCS current or planned Phase III coverage, Manager will work with Sprint PCS RF staff to determine the exact location of Manager's sites to provide contiguous coverage with Sprint PCS.

     - ANDERSON BTA 15: All of Henry county except northwest corner cut diagonally through approximately Sulfur Springs and Sprrngport.

     - CINCINNATI BTA 81: Coverage along I-74 into Franklin and Ripley counties in Indiana, and along US Hwy 421 and US Hwy 50 in Ripley and Dearborn counties in Indiana to meet current Sprint PCS coverage in Cincinnati.

     - INDIANAPOLIS BTA 204: Rush and Decatur counties plus coverage along I-74 in Shelby county, I-65 in Shelby and Johnson counties, IN Hwy 37 in Morgan county, IN Hwy 67/US Hwy 231, and I-70 in Putnam county and Hancock county to meet current and planned Phase III Sprint PCS coverage.

     - LAS VEGAS BTA 245: Lincoln county, Nevada plus Mojave county, Arizona north of the Grand Canyon plus coverage along I-15 in Clark county, Nevada coming into Las Vegas from the northeast up to and including Moapa.

     - LOUISVILLE BTA 263: Jefferson, Scott, Washington, and Crawford counties in Indiana, Breckinridge, Grayson, Hart, Green, Adair, Taylor, Marion, Larue and Washington counties in Kentucky plus coverage along I-64 in Harrison county, Indiana and along I-65 in Hardin county, Kentucky to meet Sprint PCS current coverage in Louisville.

     - PROVO-OREM BTA 365: Juab county plus coverage along I-15 in Utah county to meet Sprint PCS current coverage at approximately Payson, Utah.

     - SACRAMENTO BTA 389: Lassen, Plumas, Sierra, Nevada and Colusa counties in totality, coverage along I-5 in Yolo county to meet planned Sprint PCS coverage at approximately the I-5 / I-505 intersection, all of Placer county north of Sprint PCS current and planned Phase III sites at Penryn, and coverage along US Hwy 50 in El Dorado county to meet Sprint PCS planned Phase III coverage just east of Placerville. (Nevada, Placer and El Dorado portions were part of original deal)

     - SALT LAKE CITY-OGDEN BTA 399: White Pine county in Nevada plus Millard, Piute, Sevier, San Pete, and Box Elder counties in Utah.

     - TERRE HAUTE BTA 442: All of Terre Haute BTA 442 except for coverage along I-74 that runs along the northern edge of the BTA.

     - YUBA CITY BTA 485: All of Yuba City BTA 485 north of the fork of CA Hwy 70 and CA Hwy 99, which is approximately four miles south of East Nicolaus, California.

                                  EXHIBIT 3.1
                        SPRING PCS PRODUCTS AND SERVICES

Products and Services and a brief description of each Sprint PCS Product or Service. A detailed service and technical description of the Sprint PCS

--------------------------------------------------------------------------------
   FEATURE PRODUCT/SERVICE                           DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
GENERAL:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   First incoming Minute Free            No airtime charges for the first minute
                                         of an incoming call.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   On-Network Traveling                  Sprint PCS customer (with
                                         NPA-NXX outside Service Area) usage on
                                         the Sprint PCS Network outside the
                                         customer's home service area.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Off-Network Traveling                 Usage by Sprint PCS customers
                                         whose NPA-NXX is outside the Service
                                         Area on Manager's network.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Off-Network Local Service             Local service on Manager's network.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Off-Network Roaming                   Automatic and manual roaming on
                                         analog networks with dual-band handset,
                                         and on 1900 CDMA networks with all
                                         handsets.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Over-The-Air-Activation Capability:
--------------------------------------------------------------------------------
     Activations                         Customer self-activation over the air.
--------------------------------------------------------------------------------
     MIN (or MSISDN) Change              Over-the-air changes to MIN.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Paging to External Pagers:
--------------------------------------------------------------------------------
     To Sprint-Branded Pagers            Send a page to a subscriber's Sprint-
                                         branded pager via their SPCS MIN and
                                         voicemail.
--------------------------------------------------------------------------------
     To Third-Party Pagers               Send a page to a subscriber's third-
                                         party branded pager via their SPCS MIN
                                         and voicemail.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   PIC Choice                            Must use Sprint LD. Estimated to
                                         be available by July 1998, will use
                                         Sprint LD, AT&T.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Home Rate USA                         Pay local airtime rate and applicable
                                         long distance anywhere on the Sprint
                                         PCS Network. Flat monthly charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Toll Free USA                         Calls in the U.S., Puerto Rico, and
                                         Virgin Islands from the Sprint PCS
                                         Network are free of long distance
                                         charges up to 1,000 minutes per month.
                                         Flat monthly charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Summary Bill                          Summarized billing without the call
                                         detail.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   PCS to PCS Promotions                 Ability to offer promotions for calls
                                         originating from and terminating to
                                         SPCS handsets.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Business Mgmt Reporting               CD ROM based billing format and detail
                                         provided to business customers.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Electronic Payment                    Automatic bill payment via EFT or
                                         credit card.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Account Hierarchy Aggregate Discount  Ability to offer discounts within a liable account.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Membership Plan                       Annual membership plan.  Lump sum paid
                                         upfront for bundled minutes.  No MRC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Roadside Assistance                   Nationwide roadside assistance.  Flat
                                         monthly charge.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Automation of Account Information     Via IVRU and Internet website, allow
                                         subscriber to access used minutes,
                                         account balance, etc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIAL PLAN:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Toll Dialing                          NPA+NXX+XXXX or 1+NPA+NXX-XXXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   International Dialing                 01+CC+XXX+XXXX  (Operator assisted)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Customer Care                         *2, 611, *611, #611
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Directory Assistance                  444, *411, #411
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Operator Services                     0, 00, 0+NPA+NXX+XXXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Emergency                             911, *911, #911, 0+911, 1+911
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Three Way Calling                     Standard feature included in month
                                         recurring charge.
--------------------------------------------------------------------------------


***Confidential portions omitted and filed separately with the Commission.


--------------------------------------------------------------------------------
   FEATURE PRODUCT/SERVICE                          DESCRIPTION
--------------------------------------------------------------------------------
   Three Way Calling.  Deactivation       *310
--------------------------------------------------------------------------------
   Three Way Calling, Activation          *31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Forward Unconditional
     Activation                           *72+ < DN >
--------------------------------------------------------------------------------
   Call Forward Unconditional             *720
     Deactivation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Forward No Answer Activation      *73+ < DN >
--------------------------------------------------------------------------------
   Call Forward No Answer Deactivation    *730
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Forward Busy Activation           *74+ < DN >
--------------------------------------------------------------------------------
   Call Forward Busy Deactivation         *740
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Waiting                           Standard feature included in monthly
                                          recurring charge.
--------------------------------------------------------------------------------
   Cancel Call Waiting                    *70+ < DN >
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Caller ID                              Standard feature included in monthly
                                          recurring charge.
--------------------------------------------------------------------------------
   Caller ID Call Blocking                Performed by Customer Care.
--------------------------------------------------------------------------------
   Caller ID Per Call Blocking            *67+ < DN >
--------------------------------------------------------------------------------
   Caller ID Per Call Re-activation       *68+ < DN >
--------------------------------------------------------------------------------
   Caller ID Per Call CNIR Restriction    *82+ < DN >
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Call Delivery Deactivation             *180
--------------------------------------------------------------------------------
   Call Delivery Re-activation            *18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Call Restriction:
--------------------------------------------------------------------------------
   Long Distance                          Prevent originating long distance
                                          calls when required, or subscriber
                                          desired.
--------------------------------------------------------------------------------
   International Calls                    Prevent originating international
                                          calls when required, or subscriber
                                          desired.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Hotlining                              Call intercept and delivery to
                                          Customer Care.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Voice Mail:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Platform                               Comverse
--------------------------------------------------------------------------------
   One Touch Access                       Voicemail one button access on handset.
--------------------------------------------------------------------------------
   Message Waiting Notification           Tone and display notification of
                                          messages.
--------------------------------------------------------------------------------
   Hands-free Listening                   Automatic hands free reviewing of
                                          voice messages upon accessing the
                                          mailbox.
--------------------------------------------------------------------------------
   Pager Notification (SPCS/Sprint        Notification of voice messaging and
     pager)                               numeric paging.
--------------------------------------------------------------------------------
   Voicemail Callback/Place Call          One touch call return of a voice
                                          message without leaving the mailbox.
--------------------------------------------------------------------------------
   Urgent Message Notification            Outside callers can designate message
                                          as urgent.
--------------------------------------------------------------------------------
   Mailbox-to-Mailbox Messaging           Available later in 1998. The function
                                          of recording or forwarding a message
                                          from one mailbox to one or many.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Short Message Service:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Numeric Messaging                      Available Sept 1, 98
--------------------------------------------------------------------------------
   Text Messaging                         Available Sept 1, 98
--------------------------------------------------------------------------------
     Terminating                          Yes
--------------------------------------------------------------------------------
     Originating                          [***]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Number of Characters
--------------------------------------------------------------------------------
     Before 10/98                         100
--------------------------------------------------------------------------------
     After 10/98                          TBD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Ways to Send a Message:
--------------------------------------------------------------------------------
     SPCS Web Site Message Center         Via SPCS Website.
--------------------------------------------------------------------------------
     E-mail                               Via E-mail, using subscriber's MIN as
                                          the address.
--------------------------------------------------------------------------------
     Messaging Software                   TAP based messaging software.
--------------------------------------------------------------------------------
     Operator Dispatch                    TBD
--------------------------------------------------------------------------------
     Mobile Originated                    [***]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Handsets Capable                       All
--------------------------------------------------------------------------------


***Confidential portions omitted and filed separately with the Commission.


--------------------------------------------------------------------------------
   FEATURE PRODUCT/SERVICE                          DESCRIPTION
--------------------------------------------------------------------------------
   Pricing:
--------------------------------------------------------------------------------
     Numeric Messaging                    Free
--------------------------------------------------------------------------------
     Text Messaging                       No charge before 10/98.  MRC
                                          thereafter.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Prepaid:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Platform                             Brite
--------------------------------------------------------------------------------
     Methods of Remittance:
--------------------------------------------------------------------------------
       Prepaid Calling Cards:
--------------------------------------------------------------------------------
       Prepaid Replenishment Card         $30, $50, $100 increments.
--------------------------------------------------------------------------------
         SPCS Prepaid Wireless Phone
           Card                           $25 denominations.
--------------------------------------------------------------------------------
       Major Credit Card                  Dial *PAY from handset.
--------------------------------------------------------------------------------
       ACE (America's Cash Express)       Account credited within 2 hours.
--------------------------------------------------------------------------------
     Credit Check                         No
--------------------------------------------------------------------------------
     Deposit                              No
--------------------------------------------------------------------------------
     Pricing Plans                        PLAN 1: No MRC, $0.69/min, $0.25 extra
                                          for LD. PLAN 2: $19.95 MRC, 20 incl.
                                          min., $0.59/min, $0.25 extra for LD.
--------------------------------------------------------------------------------
     Customer Care Access                 24x7 dedicated.
--------------------------------------------------------------------------------
     Reconnection/Reactivation Fee        45 days and 90 days.
--------------------------------------------------------------------------------
     Roaming/Traveling Availability       Traveling only, manual roaming only.
--------------------------------------------------------------------------------
     Calling Features:
--------------------------------------------------------------------------------
       Voicemail
--------------------------------------------------------------------------------
       Caller ID
--------------------------------------------------------------------------------
       Call Waiting
--------------------------------------------------------------------------------
       Call Forwarding
--------------------------------------------------------------------------------
       First Incoming Minute Free
--------------------------------------------------------------------------------
       Current Balance Notification
--------------------------------------------------------------------------------
       Low Balance Warnings
--------------------------------------------------------------------------------
       MRC Deduction Warnings
--------------------------------------------------------------------------------
       International Calling Capability
--------------------------------------------------------------------------------
       911 Access
--------------------------------------------------------------------------------
       Directory Assistance Availability
--------------------------------------------------------------------------------
       Operator Services Availability
--------------------------------------------------------------------------------
       Local Numeric Paging
--------------------------------------------------------------------------------
       Local Alpha Paging
--------------------------------------------------------------------------------
       Equipment Replacement
--------------------------------------------------------------------------------
       Monthly Usage Statement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Handset Replacement Insurance           Optional.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Direct Fulfillment                      Overnight delivery of handset.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





***Confidential portions omitted and filed separately with the Commission.

                                  EXHIBIT 7.2

                   SPRING PCS TECHNICAL PROGRAM REQUIREMENTS

       The development of a seamless national wireless service network constructed in conformance with the standards and requirements of Sprint PCS ("Technical Standards") is a fundamental business objective of Sprint PCS. Accordingly, Manager will construct and operate a network that will provide seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings. The Spring PCS Technical Standards are defined and detailed in certain design, construction and operational standards, specifications and requirements adopted by Sprint PCS (the "Standards Documents") as set forth in the following documents:

              1. Sprint Telecommunications Venture Nationwide PCS Network CDMA RF Design Specifications. (Hereinafter referred to as "Rev 8")

              2. Sprint Spectrum Engineering & Operations standards. (Hereinafter referred to as "SSEO")

              3. LATA Switching System Generic Requirements (from Bellcore). (Hereinafter referred to as "LSSGR")

              4. Sprint PCS Standard Construction Documents for Cell Sites-Books 1 to 4 (dated June, 1997). (Hereinafter referred to as "Cell Site Construction Documents")

              5. Switch Building-Switch Center Facilities Guidelines (Dated December 31, 1996). (Hereinafter referred to as "Switch Site Construction Documents")

              6.     Approved Infrastructure Equipment and Vendor List

              7.     Approved Subscriber Equipment and Vendor List

In addition to complying with the Technical Standards for design, construction and operation of the network, including but not limited to transport, intelligent network, switching hardware/software, operational support systems and signaling protocols, Sprint PCS and Manager agree to comply with industry, and regulatory standards and requirements for design, operation and performance of the network, the approval and use of subscriber equipment and microwave relocation. Furthermore, Manager must coordinate with Sprint PCS on all activities related to FCC and FAA requirements and compliance, including but not limited to items such as tower height, tower lighting, and tower monitoring. Manager must comply with procedures and processes established by Sprint PCS with respect to FCC and FAA requirements and compliance.


***Confidential portions omitted and filed separately with the Commission.

                                                                         5/22/98

                                  EXHIBIT 7.2

                   SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

------------------------------------------------- ----------------------------- ------------------- -------------------
                   STANDARD/                              DEFINITION/                INITIAL            RECURRING
              MINIMUM REQUIREMENT                       SOURCE DOCUMENT           CERTIFICATION        VERIFICATION
------------------------------------------------- ----------------------------- ------------------- -------------------
                                                                                    (Note #1)           (Note #1)
RF-ENGINEERING:

1        Area Availability - [***]                           [***]                      X                   X

2        Grade of Service/Sector                             [***]                      X                   X
         Blocking rate [***]
         [***]

3        FER [***] (within area of [***]                     [***]                      X                   X
         availability)

4        Dropped Call [***]                                  [***]                      X                   X
         [***]

5        Total Call Origination/Termination                  [***]                      X                   X
         Failures
         [***]

         [***]

6        Loading/Pole Pt.                                    [***]                      X                   X
         Objective Range - [***]

7        Coverage per morphology                             [***]                      X                   X
         (Bldg. penetration loss)
         - Dense Urban
         - Urban
         - Rural
         - Highway

8        Alternative In-Building Solutions                   [***]                      X                   X

9        Additional RF Solutions                             [***]
         - Second Carrier Design/Implementation
         - Six Sector Deployment                             [***]

10       Interference                                        [***]                      X                   X

11       BTS/CBSC Maintenance Procedures                     [***]                      X                   X
         BTS/CBSC Uptime - [***]



SWITCH-ENGINEERING:
-------------------

1        Switch Uptime - [***]                               [***]                      X                   X

2        Planned / unplanned Down-time                       [***]                      X                   X

         Planned downtime for entire switching
         system is unacceptable. New software
         loads or system reconfigurations should
         be completed without complete
         interruption of service.

3        Tandem traffic = [***]                              [***]                      X                   X
         End Office = [***]

4        Switch maintenance Procedures                       [***]                                          X
         - Lucent
         - Nortel
         - Network Operations
         - Motorola

5        Back UP Procedures:                                 [***]                                          X
         - SPCS Nortel MSC
         - SPCS Lucent MCS
         - SPCS Motorola MCS
         - SPCS Office Lucent MSC
         - SPCS Office Nortel MSC
         - SPCS Office Motorola MCS



***Confidential portions omitted and filed separately with the Commission.

                                                                         5/22/98

------------------------------------------------- ----------------------------- ------------------- -------------------
                   STANDARD/                              DEFINITION/                INITIAL            RECURRING
              MINIMUM REQUIREMENT                       SOURCE DOCUMENT           CERTIFICATION        VERIFICATION
------------------------------------------------- ----------------------------- ------------------- -------------------
                                                                                    (Note #1)           (Note #1)

6        Recommended Spares                                  [***]                      X                   X

7        Emergency Procedures:                               [***]                      X                   X
         - Contract List
         - General Disaster Recovery
         - Emerg. Recovery Procd. Nortel
         - Emerg. Recovery Procd. Lucent
         - Emerg. Recovery Procd. Motorola
         - OSSC: Outage/Event Notify.

8        Alarms:                                             [***]                      X                   X
         - NOCC - Lucent Alarms
         - NOCC - Nortel Alarms
         - NOCC - Motorola alarms

9        Security:                                           [***]                      X                   X
         - Elec. Surveillance
         - Enhanced 911
         - Network Security

10       Translations:                                       [***]                      X                   X
         - Lucent Standards
         - Nortel Standards
         - Switch recorded Announcement
         - Motorola
11       Local Number Portability                            [***]                      X                   X

         [***]



TRANSPORT-ENGINEERING:
----------------------

1  Transmission:                                             [***]                      X                   X
   -         Loss= [***]
   -         ERL= [***]
   -         Backhaul Delay= [***]
   -         Differential Delay= [***]
   -         Line Coding= [***]

2  Microwave:                                                [***]                      X                   X
   -         Availability= [***]
   -         Protection (hot stand-by) for links of
             [***] or more cell sites

3  ATM Requirements                                          [***]                      X                   X

5  Digital Synchronization:                                  [***]                      X                   X
   [***]



ELECTRICAL ENGINEERING:
-----------------------

1        Backup Power:                                       [***]
         - Cell Sites                                                                   X                   X
           - fixed generator-aviation lights
             [***]
           - Mobile generators
         - Switch Sites
           - fixed generator for total MSC load
             [***]

2        Switch DC Power Plant                               [***]                      X                   X

3        Grounding                                           [***]                      X                   X
         - Cell Sites


***Confidential portions omitted and filed separately with the Commission.

                                                                                                         5/22/98

------------------------------------------------- ----------------------------- ------------------- -------------------
                   STANDARD/                              DEFINITION/                INITIAL            RECURRING
              MINIMUM REQUIREMENT                       SOURCE DOCUMENT           CERTIFICATION        VERIFICATION
------------------------------------------------- ----------------------------- ------------------- -------------------
                                                                                    (Note #1)           (Note #1)

         - Switch Sites

4        Surge Protection (TVSS)                             [***]                      X                   X
         - Cell Sites

5        Preventive Maintenance                              [***]                      X                   X
         - Cell Sites

         - Switch Sites



INTELLIGENT NETWORK (IN) - ENGINEERING:
---------------------------------------

1        SS7 Interconnection                                 [***]                      X                   X
         - Switch Sites


         - Translations

2        IN Deployment                                       [***]                      X                   X

3        Performance for SS-7 and IN                         [***]                      X                   X
         Platforms (SCP, SSP, SN)

4        Performance for AIN, Voice Mail, IWF,               [***]                      X                   X
         Short message Service, Data



OPERATIONAL SUPPORT SYSTEMS:
----------------------------

1        Operator Services Performances                      [***]                      X                   X
         - Answer time, etc.

2        Directory Assistance                                [***]                      X                   X
         - Answer time, etc.



SUBSCRIBER EQUIPMENT:
---------------------

1        Meet or exceed tests and                            [***]
         specifications:
         - Handsets



MICROWAVE RELOCATION:
---------------------

1        Ensure protection for [***]                         [***]                      X                   X
         Microwave Servcies [***]

2        No potential interference levels of                 [***]                      X                   X
         PCS base or mobile stations into [***]
         microwave incumbent user system

3        Predicted PCS-to-microwave                          [***]                      X                   X
         interference into GHz incumbent systems
         may require relocation of the incumbent to
         new bands if no spectrum sharing potential
         exists

4        Definitive microwave relocation                     [***]                      X                   X
         agreements [***] days in advance of
         Network Ready Dates



CONSTRUCTION STANDARDS:
-----------------------

- Cell Sites                                                 [***]                      X                   X

- Switch Building                                            [***]                      X                   X



***Confidential portions omitted and filed separately with the Commission.

                                                                         5/22/98

------------------------------------------------- ----------------------------- ------------------- -------------------
                   STANDARD/                              DEFINITION/                INITIAL            RECURRING
              MINIMUM REQUIREMENT                       SOURCE DOCUMENT           CERTIFICATION        VERIFICATION
------------------------------------------------- ----------------------------- ------------------- -------------------
                                                                                    (Note #1)           (Note #1)

NATIONAL OPERATIONS CONTROL CENTER (NOCC):
------------------------------------------

1        24x7 Fault Management Surveillance of               [***]                      X                   X
         network elements, trunks, & Services.
         Includes Switches, cells, AIN platforms,
         SS7, IXC, LEC, OS, DA, 911 &
         environmental conditions

2        24x7 Trouble Management for customer                [***]                      X                   X
         delivered service troubles

3        FAA Compliance                                      [***]                      X                   X

ROAMING:
--------

1        Network datafill procedures, Sprint                 [***]                      X                   X
         PCS IS-41 implementation, manual roaming
         plan, inbound/outbound trouble reporting
         procedures, etc.

Note #1:

   - Initial Certification - A two-phase procedure performed by Sprint PCS to ensure the system is Network Ready

     1.  Review and Verify that system design and construction meets Sprint
         PCS's technical standards and requirements

     2.  Successfully completes the Operational Acceptance Checklist (OPAC)

   - Recurring Verification - A Sprinct PCS OPAC checklist shall be completed under methods and procedures adopted by Sprint PCS a minimum of every [***] after Network Ready Date.

   Note #2:

   [***]

   Note #3:

   - Lata Switching System Generic Requirements [***].

   Note #4:

   - Standard definitions are more current and take precedence over definitions
     [***].


***Confidential portions omitted and filed separately with the Commission.

                                                                         5/22/98

                                  EXHIBIT 8.1

               SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS

Sprint PCS recognizes that the presentation of a seamless national network and product presentation and a common and consistent subscriber interface and experience are in the best business interests of Sprint PCS and Manager.

Manager shall be required to offer and deliver customer service at no less a standard than that set forth in each of the following Exhibits each of which is attached hereto and made a part hereof:

         1. Exhibit 8.1.1 Minimum Standards, Requirements and Metrics for Customer Care

         2. Exhibit 8.1.2 Minimum Standards, Requirements and Metrics for Revenue Operations

                  Attachment I -- Invoice Presentation (Mandatory Elements)

                  Attachment II-- Billing Cycles and Intervals and Traffic Reconciliation

                  Attachment III -- Cycle Processing Timeliness and Accuracy

                  Attachment IV -- Required Monthly Revenue Reports

         3. Exhibit 8.1.3 Minimum Standards, Requirements and Metrics for Fraud/ Receivables Management

                  Attachment I -- Collections Treatment Schedule

                  Attachment II -- Process & Time Frames for Responding to Suspicious Usage Activity

         4.       Exhibit 8.1.4 Minimum Standards and Requirements for IT
                  Management

                  Attachment I -- Disaster Recovery Plan

                  Attachment II -- Data Backup

Manager agrees to comply with the Sprint PCS Program Requirements for each of the foregoing areas included within and supporting the provisioning of customer service and customer care for subscribers.

Manager acknowledges and agrees that each of the foregoing customer service elements and components are currently provided by Sprint PCS as an integrated whole and none of the elements or components of the Sprint PCS Customer Service Program are subject to disaggregation or separate provisioning by Manager without the prior written approval of Sprint PCS.

Manager is required to be certified by Sprint PCS that it has complied with the applicable Program Requirements prior to the offering of services to customers and thereafter shall be required to maintain ongoing compliance.


                                                                         5/22/98

                                  EXHIBIT 8.1.1

          MINIMUM STANDARDS, REQUIREMENTS AND METRICS FOR CUSTOMER CARE

                             CALL CENTER OPERATIONS:

---------------------------------------------------------------------------------------------------------------------
                                                                          MINIMUM CUSTOMER CARE REQUIREMENTS FOR
                                                                              MANAGER TO PROVIDE SPRINT PCS
      FUNCTION                       PROCESS OVERVIEW                                    SERVICES
---------------------------------------------------------------------------------------------------------------------
Inbound                                   [***]                                           [***]
Telemarketing

---------------------------------------------------------------------------------------------------------------------
Activations                               [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Customer Care                             [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Business to                               [***]                                           [***]
Business Customer
Care (B2B)

---------------------------------------------------------------------------------------------------------------------
Correspondence                            [***]                                           [***]
Management

---------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

---------------------------------------------------------------------------------------------------------------------
                                                                          MINIMUM CUSTOMER CARE REQUIREMENTS FOR
                                                                              MANAGER TO PROVIDE SPRINT PCS
      FUNCTION                       PROCESS OVERVIEW                                    SERVICES
---------------------------------------------------------------------------------------------------------------------
Executive Services                         [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Trouble Shooting                           [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Credit                                     [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Collections                                [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Mission Control                            [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------
Help Desk                                  [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

---------------------------------------------------------------------------------------------------------------------
                                                                          MINIMUM CUSTOMER CARE REQUIREMENTS FOR
                                                                              MANAGER TO PROVIDE SPRINT PCS
      FUNCTION                       PROCESS OVERVIEW                                    SERVICES
---------------------------------------------------------------------------------------------------------------------
Training                                   [***]                                           [***]

---------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                               PLATFORM MANAGEMENT

----------------------------------------------------------------------------------------------------------------------
      FUNCTION                 CORE BUSINESS & ENHANCEMENTS                            REQUIREMENTS

----------------------------------------------------------------------------------------------------------------------
Operator                                  [***]                                            [***]
Services

----------------------------------------------------------------------------------------------------------------------
Prepaid                                   [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------
Rebates                                   [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------
Mail Merge                                [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------
Directory                                 [***]                                            [***]
Assistance

----------------------------------------------------------------------------------------------------------------------
Overflow                                  [***]                                            [***]
Vendor

----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

----------------------------------------------------------------------------------------------------------------------
      FUNCTION                 CORE BUSINESS & ENHANCEMENTS                            REQUIREMENTS

----------------------------------------------------------------------------------------------------------------------
Wireless Data Vendor                      [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------
Customer                                  [***]                                            [***]
Satisfaction
Vendor

----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98


                           SERVICE MANAGEMENT SUPPORT:
----------------------------------------------------------------------------------------------------------------------
      FUNCTION                          OVERVIEW                                       REQUIREMENTS
      --------                          --------                                       ------------

----------------------------------------------------------------------------------------------------------------------
Call Center                               [***]                                            [***]
Technology

----------------------------------------------------------------------------------------------------------------------
Service                                   [***]                                            [***]
Assurance

----------------------------------------------------------------------------------------------------------------------
Manpower Planning                         [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98


                        QUALITY AND STATISTICAL ANALYSIS:
----------------------------------------------------------------------------------------------------------------------
      FUNCTION                          OVERVIEW                                       REQUIREMENTS
      --------                          --------                                       ------------

----------------------------------------------------------------------------------------------------------------------
Internal & External                       [***]                                            [***]
Reporting

----------------------------------------------------------------------------------------------------------------------
Statistical Analysis                      [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------
Quality Assurance                         [***]                                            [***]

----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98


                                  EXHIBIT 8.1.1
                                    TRAINING:
-----------------------------------------------------------------------------------------------------------------------
      FUNCTION                          OVERVIEW                                       REQUIREMENTS
      --------                          --------                                       ------------

-----------------------------------------------------------------------------------------------------------------------
Training                                   [***]                                            [***]
Development

-----------------------------------------------------------------------------------------------------------------------
Retail interface                           [***]                                            [***]

-----------------------------------------------------------------------------------------------------------------------
Online Support                             [***]                                            [***]

-----------------------------------------------------------------------------------------------------------------------
Call Center                                [***]                                            [***]
Advocate Training

-----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98




                                  EXHIBIT 8.1.1

                               REVENUE OPERATIONS:
-----------------------------------------------------------------------------------------------------------------------
      FUNCTION                          OVERVIEW                              REQUIREMENTS
      --------                          --------                              ------------

-----------------------------------------------------------------------------------------------------------------------
Fraud                                      [***]                                   [***]

-----------------------------------------------------------------------------------------------------------------------
Message Processing                         [***]                                   [***]

-----------------------------------------------------------------------------------------------------------------------
Table Management                           [***]                                   [***]

-----------------------------------------------------------------------------------------------------------------------
Invoice Processing and                     [***]                                   [***]
Verification

-----------------------------------------------------------------------------------------------------------------------
Problem Resolution and                     [***]                                   [***]
Ad Hoc Reporting

-----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.1
                       CUSTOMER CARE PERFORMANCE METRICS:

------------------------------------------------------------------------------------------------------------------------
                                          MEASUREMENT
         TYPE OF MEASUREMENT               OBJECTIVE                                DEFINITION
------------------------------------------------------------------------------------------------------------------------
 TELEPHONE SUPPORT

-----------------------------------------------------------------------------------------------------------------------
 Service Level                               [***]                                    [***]

-----------------------------------------------------------------------------------------------------------------------
 Percentage  of  Half  Hours  within         [***]                                    [***]
 Service Level

-----------------------------------------------------------------------------------------------------------------------
 Average Speed of Answer                     [***]          The average  time a caller had to wait before the call was answered by an advocate.
-----------------------------------------------------------------------------------------------------------------------
 Accessibility                               [***]          The percentage of calls answered.

-----------------------------------------------------------------------------------------------------------------------
 Abandoned Rate                              [***]          The percentage of calls that abandon before
                                                            being handled by an advocate.

-----------------------------------------------------------------------------------------------------------------------

 SERVICE QUALITY

-----------------------------------------------------------------------------------------------------------------------
 Occupancy                                   [***]          The percentage of time an advocate spends handling customer calls.

-----------------------------------------------------------------------------------------------------------------------
 Quality Rating                              [***]                                    [***]

-----------------------------------------------------------------------------------------------------------------------
 Resolved in One Contact                     [***]          The percentage of calls handled within the initial contact;
                                                            no follow-up required by the customer.

-----------------------------------------------------------------------------------------------------------------------

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.2

       MINIMUM STANDARDS, REQUIREMENTS AND METRICS FOR REVENUE OPERATIONS

The development and implementation of integrated and compatible IT plafforms is in the fundamental business interest of Sprint PCS. Accordingly, Manager must ensure that the installation, implementation and operation of its IT functions and interfaces comply with the following standards and requirements, addressing among other areas the following:

Message Processing, Table Management, Reporting and Invoice Generation.

Sprint PCS's current billing plathrm contains tables within the system that serve as a foundation to perform multiple integrated applications and associated reporting including the following:

1.       Customer Service and Customer Activations
2.       Billing
3.       Pricing
4.       Usage Processing
5.       Collections
6.       Finance.

Manager will perform or provide for the performance of the same services and functions as Sprint PCS performs under and utilizing its then current billing system. These requirements include, among other things, the following:

                                      [***]

Specific requirements and standards are set forth on Attachments I through IV attached hereto and incorporated herein by this reference.

***Confidential portions omitted and filed separately with the Commission.

                                        1














                                                                         5/22/98

                                  EXHIBIT 8.1.2

                                  ATTACHMENT I

                    INVOICE PRESENTATION (MANDATORY ELEMENTS)

INVOICE FORMATTING AND PRESENTATION IS ESTABLISHED AND MANAGED BY SPRINT PCS AND ITS VENDORS AND IS NOT SUBJECT TO MODIFICATION OR CHANGE BY MANAGER.

The following are the current Sprint PCS requirements for invoice presentation:

                                      [***]


***Confidential portions omitted and filed separately with the Commission.















                                                                         5/22/98

                                  EXHIBIT 8.1.2

                                  ATTACHMENT II

             BILLING CYCLES AND INTERVALS AND TRAFFIC RECONCILIATION

1)       BILLING INTERVALS

-        BACK BILLING NO MORE THAN [***] DAYs

         If CDRs process correctly (no errors) they will be posted to a customer's account on the current cycle. The oldest correct CDR is [***] days (assuming the cycle is released on schedule).

         If a CDR errors out during processing, the error is resolved by force guiding the usage to the customers account for the current billing cycle. An age edit in the unguided usage bucket writes off CDRs that are older than [***] days old. Based on a customers invoice date, the oldest CDR is [***] days ([***] days per age edit and up to an additional [***] days for a late month cycle).

-        ADVANCE BILLING NO MORE THAN [***] DAYs

         The only current advance billing for standard accounts is the Monthly Recurring Charge (MRC) which would encompass advance billing of approximately [***] days (one cycle). Charges are pro-rated for the first cycle, if applicable.

         The other type of advance billing is for the Pre-Paid customers. This requires the customer to pay for service and call activity in advance and then reduces the customers available balance on a real time basis, including mid-call termination when the balance limit is exceeded.

2)       TRAFFIC RECONCILIATION

Manager must use traffic reconciliation monitoring and reporting no less detailed and comprehensive than that used by Sprint PCS and must include the following:

-        INITIAL USAGE AUDIT REPORt: [***]

CONTROL TOTALS BALANCING REPORT: This report reflects the Total Initial Dist for each file from the Initial Usage Audit Report and tracks these records through the second level edits. Again, this report is sorted by Network Element ID (NEI), and must reflect CSA and Manager totals, and all edits performed. Columns reflected are listed below:

                                      [***]

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.2

                                 ATTACHMENT III

                    CYCLE PROCESSING TIMELINESS AND ACCURACY

The Service Level Agreement target for cycle processing is [***] days from cycle start to mail date. Cycle processing must be completed within [***] days no less than [***]% of the time. The following is an example based on December cycle 11. All times CST.

-        [***] - The billing vendor starts the cycle.
-        [***]- Statistical verification sample on line.
-        [***]- Full cycle processed and online.
-        [***]- Cycle approved by Sprint PCS or Manager and released to Billing
         Vendor.
- [***]- Billing Vendor begins transmitting the invoice file to mailing vendor.
- [***]- File received by mailing service from Billing Vendor - Sprint PCS or Manger approves the printing and mailing of the cycle.
- [***]- All invoices printed and mailed, Once Sprint PCS or Manager has approved the cycle and it has been received at the mailing service, the mailing service has [***] to print and mail the invoice.

Manager must produce accurate invoices. No less than [***]% of the CDRS should be billable for all invoices in a given billing cycle. Accuracy, as currently measured, includes all cosmetic and revenue impacting (including taxes) errors.

Manager will provide to Sprint PCS monthly billing standards reports including metrics for cycle timeliness, invoice accuracy, and CDR error percmtages in a format consistent with that currently used by Sprint PCS.

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.2

                                  ATTACHMENT IV

                        REQUIRED MONTHLY REVENUE REPORTS

Manager will generate the following monthly revenue reports in a format consistent with that used by Sprint PCS.

REVENUE BY FINANCIAL ACCOUNT

[***]

REVENUE BY DISTRIBUTION CHANNEL

[***]

REVENUE BY PRODUCT SERVICE

[***]

REVENUE BY PRODUCT SERVICE BY DISTRIBUTION CHANNEL

[***]

MONTHLY KPI REPORT

[***]

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.3


  MINIMUM STANDARDS, REQUIREMENTS AND METRICS FOR FRAUD/RECEIVABLES MANAGEMENT

Sprint PCS and Manager share the goal of minimizing the number of fraudulent events on the Sprint PCS Network and delivering a consistent level of service to the customer. Sprint PCS and Manager recognize and acknowledge in support of these goals that it is in the interest of each of them to establish a uniform approach to fraud/receivables management and to adopt the standards and requirements set forth herein.

Sprint PCS shall be responsible for all costs and expenses resulting from fraudulent activity due to the actions or functions of any Sprint PCS employee, customers of Sprint PCS whose NPA-NXX is assigned outside the Service Area Network, and Sprint E'CS information system or network. Manager shall be responsible for all costs and expenses resulting from fraudulent activity due to the actions or functions of a Manager employee, customers of Sprint PCS whose NPA-NXX is assigned to the Service Area Network, Manager information system or network. Manager agrees to establish and implement a fraud/receivable management process that meets or exceeds the following standards and requirements. Manager agrees to adopt and implement future changes to these standards and requirements, as they may be adopted and required from time to time by Sprint PCS.

MANAGER FRAUD MANAGEMENT

Manager agrees to adhere to the Sprint PCS procedures and requirements including, but not limited to, the following categories of fraud management.

Credit Scoring:

- Scoring evaluation and classifications (A, B, C Z) must be consistent with Sprint PCS's existing process (Attachment I).

- Credit evaluation must include database queries on the following wireless industry information databases: Address verification, Credit Card verification, Social Security and Date of Birth verification, Driver's License verification, and industry specific fraud/bad debt.

- Potential customers must be notified during the sales experience of prepay and or deposit requirements and associated amount.

- Customers must be informed of reasons for any credit issues as required by the Fair Credit Reporting Act, and be provided with the toll free number of the credit agency used in determining credit worthiness.

-        Each credit evaluation must be performed within [***].

Early Warning:

- A system and process must be in place to monitor for suspect and excessive usage based on calling activity.

                                      [***]

Fraud Management:

Manager must implement processes and systems to detect and terminate any fraudulent activity or activations, and to prevent fraudulent subscribers from gaining access to the Sprint PCS Network including, but not limited to the following:

                                      [***]

***Confidential portions omitted and filed separately with the Commission.

                                        1


                                                                         5/22/98

                                  EXHIBIT 8.1.4

Fraud Management Reporting:

Manager shall adopt methods and procedures to support the prompt reporting of any fraudulent or suspicious activity to Manager and to Sprint PCS. Manager will provide notice within [***] of identification to the Sprint PCS Fraud Management point of contact of any material fraudulent activity that may impact the security or integrity of the Sprint PCS Network.

Manager will deliver fraud activity reports to Sprint PCS no less than [***]. Manager agrees to periodic audits of its sales processes (including in person audits at retail locations) to ensure compliance with Sprint PCS standards and requirements.

Manager is required to notify Sprint PCS in writing (prior to implementation) regarding any changes in its business practices which may result in changes to how end-users are brought on to the Sprint PCS Network (i.e., new distribution channels, promotions which alter the acquisition process, etc.).

MANAGER RECEIVABLE MANAGEMENT

Manager will adopt the most current credit and collection policies adopted from time to time by Sprint PCS and its approved vendor(s). Such policies will, among other things, include the:

-         Process and timing for collections
-         Customer interaction protocols
-         Application and refund of customer deposits
-         [***]
-         Exception approval process, and
-         [***]

The collections treatment schedule standards are set forth in Attachment Ito this Exhibit and incorporated by this reference. [***] Any OCAs should comply with Fair Debt Collection Practices Act

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.4

                                  ATTACHMENT I

                          COLLECTION TREATMENT SCHEDULE

                                      [***]


SOFT LETTER: A letter to the customer reminding them that payment was not received
ASSIGN:  Account is assigned to a collector
HOTLINE: Phone service is interrupted, all calls are routed to collections
NPD:  Non pay disconnect, service is permanently disconnected
W/O:  Account is written off and sent to Outside Collection Agency (OCA)

The letters indicate the credit Classes assigned to the customer. The credit class is a way to quantify the risk of the customer.

CONSUMER CLASSES

A:       Open terms, allowed to activate up to [***].
B:       Open terms, allowed to activate up to [***].
C:       Open terms, allowed to activate up to [***].
D:       Closed terms, Deposit of $[***] or prepay plan required.
E:       Closed terms, Deposit of $[***] or prepay plan required.
G: Open terms, allowed to activate up to [***] (for new customers establishing credit).
Z:       Closed terms, Deposit of $[***] or prepay plan required.
Y:       Mandatory Prepay.
O:       Involuntary prepay plan.
Q:       Pager service only.

BUSINESS CLASSES

I:       Open Terms allowed activating up to [***].
J:       Open Terms allowed activating up to [***].
K:       Open Terms allowed activating up to [***].
L:       Deposit of $[***], allowed to activate up to [***].
N:       National Account.
S: Slow pay (manually assigned to a consistent but slow paying account (i.e., govt.).
V:       VIP.

SPECIAL CREDIT CLASSES

H:       Minor.
M:       Manual review, do not activate service. Indicates more information is required.
O: Customer refused a credit check. Flag to disallow credit cards as a tender type.
P:       The old voluntary prepay plan.
U:       Incomplete manual reviews. Do not activate.

International calling: $[***] total deposit required for only credit classes requiring a deposit.

***Confidential portions omitted and filed separately with the Commission.





                                                                         5/22/98

                                  EXHIBIT 8.1.4

                                  ATTACHMENT II

       PROCESSES & TIME-FRAMES FOR RESPONDING TO SUSPICIOUS USAGE ACTIVITY

SUBSCRIPTION FRAUD

All subscriptions must be reviewed for potential fraud. The review should include utilization of up-front credit scoring and fraud database evaluations, and post activation monitoring of usage for suspicious/excessive calling activity.

                                      [***]

NETWORK OR CLONING FRAUD

All usage on any network where cloning fraud is known to exist (i.e., analog cellular networks), must be examined for potential network or cloning fraud. A fraud detection system that evaluates all said usage to search for suspect network activity must be implemented before said usage commences. If additional networks become susceptible to network fraud, the detection system must be modified to receive and process any usage on that network.

Suspect usage activity should be reviewed and analyzed for potential subscription fraud within [***] of "alarm" generation. Service to MTN's with suspect usage that cannot be immediately verified should be suspended. Investigations of suspect Network usage should be concluded within [***].

Any network based prevention strategies in place on the Sprint PCS network (i.e. Authentication) must be supported for all customers (both home and roamers) on the affiliate's network.

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.4

              MINIMUM STANDARDS AND REQUIREMENTS FOR IT MANAGEMENT

The development, implementation, and operation of integrated and compatible Information Technology platforms and infrastructure is in the best business interest of Sprint PCS and its Managers. Sprint PCS IT required technical standards for the design, construction, and operation of the infrastructure are available as determined by the implementation option subscribed to by the Manager. Manager will ensure that all IT platforms and infrastructure are fully compatible with existing and future Sprint PCS IT platforms, protocols, applications, interfaces, and operating standards, as defined during the planning period prior to implementation.

In addition to complying with Sprint PCS technical standards for design, construction, and operation of the infrastructure, Sprint PCS and Manager agree to comply with industry and regulatory standards.

Sprint PCS IT will provide technical support professionals to communicate these standards and facilitate Manager's compliance to these standards during the planning period and implementation of the service. Manager will provide technical support professionals with sufficient knowledge and experience to plan and implement the service. Modifications will be approved at the sole discretion of Sprint PCS. Timing of the planning period and implementation must be agreed to by Sprint PCS. Sprint PCS will be solely responsible for Sprint PCS' systems and modifications thereof. Manager will be solely responsible for Manager's systems and modifications. Manager will be solely responsible for the Sprint PCS labor and actual costs incurred for the provision of Manager's service.

Reporting requirements, including but not limited to frequency, medium and scope, will be defined during the planning period. Periodically, Sprint PCS will assess the Manager's existing IT infrastructure and operating policies and procedures (e.g., disaster recovery and data backup), and certify it for compliance with appropriate standards.














                                                                         5/22/98

                                  EXHIBIT 8.1.4

                                  ATTACHMENT I

                             DISASTER RECOVERY PLAN

Manager will provide and implement a documented Disaster Recovery Plan (DRP) that provides for the recovery of all interfaces, network connectivity, systems and applications and interdependencies. The DRP must provide for recovery strategies based upon established recovery priorities and timeframes described below (Tier 1 Recovery, Tier 2 Recovery and Tier 3 Recovery). These recovery priorities and timeframes assume a worst case scenario and that disaster recovery will begin in [***] hours or less. The DRP should be revised and updated at least annually or as significant system or network changes are made. The plan should be periodically tested and include joint participation with Sprint PCS at least on an annual basis.

The Manager will plan, execute and compile test results and. perform DRP maintenance. The DRP should include the following components:

         1. Disaster notification and activation list including designated Sprint PCS personnel.
         2. Sprint PCS personnel will be included in the issue escalation during the recovery process.
         3.       Identified recovery restore priorities and established
                  recovery time for systems and applications.
         4.       Documented recovery priorities and recovery resource
                  requirements and a schedule for review.
         5.       Plan testing and maintenance procedures and schedule.
         6. Established procedures for migrating operations back to production environment post disaster.

Recovery criteria will be classified into the following tiers:

Tier 1 Recovery - Priority systems and network connectivity will be recovered in [***] after disaster declaration. Tier 1 systems include all customer-impacting production systems, including but not limited to, systems supporting customer activation, billing and customer care.

Tier 2 Recovery - Systems and network interfaces will be recovered within [***]after disaster declaration. Tier 2 systems include internal production systems that are non-customer impacting. I

Tier 3 Recovery - Systems and interfaces will be recovered within [***] of a disaster after disaster declaration. Tier 3 systems include non-production systems such as systems supporting user acceptance testing and training.

***Confidential portions omitted and filed separately with the Commission.














                                                                         5/22/98

                                  EXHIBIT 8.1.4

                                  ATTACHMENT II

                                   DATA BACKUP

Manager must establish and implement appropriate back-up, labeling, off-site storage and recovery procedures to quickly restore mission-critical data, application and/or operating system files in the event of a loss or corruption of data files. Backup media needs to be maintained to support normal production recreation as well as to support a disaster recovery of critical and essential systems, applications, and data flies. Procedures need to address production, development and testing environments, frequency of back-up, off-site storage guidelines, data retention and the disaster recovery time frames. Data backup policies and procedures must be consistent with Sprint PCS policies and procedures.



















                                                                         5/22/98

                                  EXHIBIT 4.1


SPRINT PCS NATIONAL OR REGIONAL DISTRIBUTION PROGRAM REQUIREMENTS




                                     [***]






***Confidential portions redacted and filed separately with the Commission.

                                  EXHIBIT 4.2


              SPRINT PCS NATIONAL ACCOUNTS PROGRAM REQUIREMENTS




                                     [***]






***Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT 4.3


        SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS




                                     [***]






***Confidential portions omitted and filed separately with the Commission.

                                    EXHIBIT 5.2


                       MARKETING COMMUNICATIONS GUIDELINES

                   FOR USE OF THE SPRINT BRAND AND TRADEMARKS

                                  FEBRUARY, 1998


I.   BRANDING

     A) Any use of the Sprint name in conjunction with the Diamond logo ("Sprint Brand") or any other Sprint trademark or service mark ("Trademark"), is permitted only pursuant to a signed License Agreement ("License") with Sprint Communications Company L.P. ("Sprint"). The Sprint Brand and Trademarks are collectively referred to as "Sprint Marks."

     B) In addition to compliance with the License, all uses of the Sprint Marks must adhere to both these Marketing Communications Guidelines and to the Sprint Brand Identity Standards, a copy of which is attached to the License, which include standards for use and application relating to:

     -    Corporate Branding
     -    Product Branding
     -    Service Branding
     -    Co-Branding
     -    Retail Applications (point-of-sale)
     -    Packaging

     C) All communications that use the Sprint Brand or Trademarks must be presented to Sprint fourteen (14) days prior to use for review and approval.

II.  USAGE GUIDELINES

     A) Any public use of the Sprint Marks ("Use") must be follow Sprint's guidelines. Use of the Marks includes the following:

     -    Broadcast (TV and Radio)
     -    Print
     -    Direct Mail
     -    New Media (on-line, CD ROM, Internet, etc.)
     -    Collateral Materials
     -    Endorsements/Sponsorships
     -    Use of Celebrities and/or Public Figures
     -    Retail Packaging/Use with Third Parties

     B)   The following standards apply to all Uses of the Sprint Marks.

     - All uses of the Sprint marks must be in a manner generally consistent with the overall Sprint Brand Positioning Statement (attached as Ex. 1), as determined by Sprint. Sprint will review all advertising/communication strategy and make judgments on its consistency with the overall Sprint Brand positioning within fourteen (14) days of receipt. If the strategy is judged to be inconsistent, it will not be used or will be changed to be consistent with Sprint Brand positioning. Pre-production advertising/communications will be reviewed by Sprint for consistency with the Sprint Brand Positioning and personality within fourteen (14) days of receipt. If the advertising/communications are judged to be inconsistent, they will not be used or will be changed to be consistent with Sprint Brand positioning and personality.

     - Sponsorship or endorsements using the Sprint Brand are not allowed without the prior written consent of Sprint. The criteria that will be used by Sprint in determining whether to allow the proposed sponsorship or endorsement are attached as Exhibit 2. All new sponsorships or endorsements must be consistent with Sprint Brand positioning and should not compete in any way with any of Sprint's existing sponsorships or endorsements. Sprint Will review any new sponsorships that are being recommended and Will made judgments on consistency with the overall Sprint sponsorship strategy within thirty (30) days of receipt.

     - All Uses of the Sprint Marks must be consistent with the Sprint Guidelines/Standards (attached as Exhibit 3). Use of the Sprint Marks on packaging and with third parties must also meet the Sprint Guidelines/Standards.

                                    Exhibit 11.8

                            CLOSING TERMS AND CONDITIONS

1        CLOSING TERMS AND CONDITIONS

1.1 DEFINITIONS AND INTERPRETATIVE RULES FOR THIS EXHIBIT. FOR PURPOSES OF THIS EXHIBIT:

1.1.1 The following capitalized words and phrases used in this exhibit have the following meanings:

                 "BUYER" means Sprint PCS or a Related Party designated by Sprint PCS, if Sprint PCS is purchasing the Operating Assets, or Manager or a Related Party designated by Manager, if Manager is purchasing the Disaggregated License.

                 "CLOSING" means the consummation of the transactions contemplated by this exhibit.

                 "CLOSING DATE" means the date scheduled for the Closing under the terms of the applicable Section of the Management Agreement, except as otherwise mutually agreed by Buyer and Seller or as extended as otherwise provided in this exhibit or the Management Agreement.

                 "MANAGEMENT AGREEMENT" means that certain Sprint PCS Management Agreement to which this exhibit is attached, as amended from time to time.

                 "OPERATING ASSETS" means Manager's assets, property, rights, contracts and privileges set forth in Section 11.7.2, which constitute all of the operating assets used or usable in, and that are necessary for, the operation of Manager's business in the Service Area as conducted prior to the Closing Date.

                 "OPTION RIGHTS" means any right to purchase or right to sell the Operating Assets or a Disaggregated License granted to Manager or Sprint PCS, as the case may be, that may be exercised under the terms of the Management Agreement in accordance with the terms of this exhibit.

                 "PROPERTY" means all 0! the Operating Assets, when they are the subject of the purchase, or the Disaggregated License, when it is the subject of the purchase.

                 "SELLER" means Sprint PCS, if Sprint PCS is selling the Disaggregated License, or Manager, if Manager is selling the Operating Assets.

1.1.2 Capitalized words and phrases used but not defined in this exhibit have the meanings ascribed to them in the Management Agreement.

1.1.3 References in this exhibit to a "Section" mean that Section of the Management Agreement unless otherwise noted. Any reference to purchase or sale rights pursuant to a put or call option in the Management Agreement will be upon the terms and conditions of this exhibit, regardless of whether the operative Section is specified in this exhibit.

1.2 EXERCISE OF OPTION RIGHTS. Buyer and Seller will exercise their Option Rights by delivering a written statement (the "Purchase Notice") to the other as follows:

1.2.1 Manager will exercise its Option Rights by delivering to Sprint PCS a Purchase Notice setting forth that the Manager is exercising either Manager's put right for the Operating Assets or Manager's purchase right for the Disaggregated License.

1.2.2 Sprint PCS will exercise its Option Rights by delivering to Manager a Purchase Notice setting forth that Sprint PCS is exercising either Sprint PCS's purchase right for the Operating Assets or Sprint PCS's put right for the Disaggregated License.

1.2.3 Manager will provide to Sprint PCS as complete a list as is practicable of the Operating Assets, including a list of cell sites,
         (i) with the Purchase Notice if given by Manager in exercising its put right, or (ii) within 30 days after receiving a Purchase Notice if given by Sprint PCS in exercising its purchase right.

1.2.4 Sprint PCS will provide to Manager a detailed statement describing the geographic coverage area and spectrum of the proposed Disaggregated License with the Purchase Notice if given by Sprint PCS in exercising its put right. Manager will provide to Sprint PCS a detailed statement describing the geographic coverage area and spectrum of the proposed Disaggregated License with the Purchase Notice if given by Manager in exercising its purchase right. In either case, the geographic area and spectrum of the proposed Disaggregated License will not be less or more, as applicable, than that provided for under the operative Section. In any event, Manager must purchase spectrum sufficient to operate one duplex CDMA carrier, including required guard bands, within the Sprint PCS Spectrum. Sprint PCS makes no warranty or representation with respect to use of spectrum under a Disaggregated License for any purpose other than that contemplated by the Management Agreement.

1.3 PROPERTY TAXES. Seller will pay all taxes, general and special, and all assessments, that are a lien on the Property and can be paid on or before the Closing Date unless otherwise agreed by the parties, except that all general state, county, school and municipal taxes (exclusive of rebates, penalties or interest) for the year of sale will be prorated between Seller and Buyer, on the basis of the current year assessments as of the Closing Date. If the amount of any tax to be prorated cannot be ascertained, proration will be computed on the amount of such tax for the preceding year, and when the actual amount of the tax becomes available, Buyer or Seller, as the case may be, will pay the other the amount by which the obligation for taxes is greater than the amount obtained by basing prorations on the previous year.

1.4 SALES AND TRANSFER TAXES. Seller will be liable for and will hold Buyer harmless against all sales and use taxes, transfer taxes, documentary stamps and similar taxes arising from the operation of the Property prior to the Closing or the sale of the Property to Buyer pursuant to this exhibit, except that:

1.4.1 Manager is liable for all sales taxes attributable to the services provided to end users of the Sprint PCS Products and Services, and

1.4.2 Manager is liable for all sales taxes for handsets and accessories and other tangible personal property sold by Manager to end users of the Sprint PCS Products and Services.

            Seller agrees to deliver a letter from the states in which the Property is located acknowledging that all sales taxes imposed in connection with the operation of the Property have been paid in full. Manager will deliver to Sprint PCS a letter from each state in which the Service Area is located acknowledging that all sales taxes imposed in connection with the activities in
1.4.1 and 1.4.2 above and due prior to the Closing Date have been paid in full.

1.5 UTILITIES. Seller and Buyer will exercise their best efforts to cause all providers of utility services to the Property to bill Seller for all costs incurred up to the Closing Date and to bill Buyer for all costs incurred after the Closing Date. To the extent necessary, utility charges will be prorated as of the Closing Date.

1.6 OTHER EXPENSES. Escrow or Closing charges by the Title Company (as defined below) will be shared equally by Seller and Buyer. All expenses not otherwise provided for in this exhibit or the Management Agreement will be paid by the party incurring the expense.

1.7 TITLE INSURANCE. This paragraph 1.7 will apply if the Property includes any real property (including leasehold interests) ("Real Property").

1.7.1 Seller will, at the shared cost and expense of Seller and Buyer, furnish Buyer an American Land Title Association Owner's Title Insurance Policy Form B-1970 (Amended 10-17-1970) insuring Buyer's title to any Real Property as of the Closing Date. Such insurance must be in the amount of the purchase price allocable to such Real Property and from a title company authorized to issue title insurance in the state in which the Real Property is located (the "Title Company"). The policy will not contain any "standard" or "printed" exceptions, and Seller will provide and attach such endorsements and reinsurance agreements as Buyer may require.

1.7.2 Within 10 days after the date of a Purchase Notice that includes Real Property, Seller will deliver to Buyer a commitment for the policy (the "Commitment"), together with legible copies of all documents referenced in the schedules to the Commitment. If the Commitment discloses defects or other matters that are objectionable to Buyer, Buyer will advise Seller of Buyer's objections within 20 days after Buyer receives the Commitment, copies of the documents referenced in the schedules to the Commitment and the survey required by paragraph
         1.8. Seller will remedy any matters to which Buyer objects and will on or before the Closing Date deliver to

         Buyer and to Buyer's counsel a revised Commitment reflecting that the remedy has been or will be effected. Seller will have the option of establishing and utilizing an escrow account to finance the remedy of any non-material defects or matters to which Buyer has objected and that Seller is unable to remedy prior to the Closing Date.

1.7.3 If Seller is unable to deliver the policy of title insurance at Closing as required by paragraph 1.7.1, Buyer may:

1.7.3.1 accept the most conforming policy of title insurance as Seller is able to deliver, including the commitment of Seller to establish and utilize an escrow account to remedy non-material defects or matters after the Closing Date, or

1.7.3.2 eliminate from the purchase that portion of the Real Property that is subject to an incurable defect or other objectionable matter and reduce the purchase price by the amount allocated to such Real Property. If the Real Property has a cell site or switch or other critical network element on the Real Property and Buyer elects this approach, then the Closing Date will be delayed a reasonable amount of time to permit Buyer to find an alternative Site for the cell site, switch or critical network element, or

1.7.3.3 if the Real Property involves a network element so critical to the operation of the Service Area Network that loss of the network element renders the use of the Service Area Network impossible or economically unacceptable (e.g., loss of a switch site) and alternative arrangements cannot be reasonably made (e.g., sublease of site) then Buyer may elect to terminate its purchase obligation. Upon such termination, each party will have any other rights it may have under the Management Agreement.

1.8 SURVEY. This paragraph 1.8 will apply if the Property includes any Real Property.

1.8.1 Within 20 days after the Purchase Notice, Seller will, at the shared expense of Seller and Buyer, deliver to Buyer a current "as-built" survey of the Real Property certified to Buyer and the Title Company, prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, amended 1988 ("Minimum Standards"), meeting the accuracy requirements of a Class A Survey as defined in Tables 1 and 2 of the Minimum Standards, showing items numbered 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 15 of the Additional Survey Requirements to the Minimum Standards, and containing such other matters and certifications as are required by the Title Company to issue its policy of title insurance as required by paragraph 1.7 or as is required by Buyer or Buyer's counsel.

1.8.2 If the survey discloses matters that are objectionable to Buyer, Buyer will advise Seller of Buyer's objections to the survey by written notice to Seller within 7 days after Buyer and Buyer's counsel receive copies of the survey, the Commitment and the documents referenced in the schedules to the Commitment. Seller will remedy any matters to which Buyer objects and will, on or before the Closing Date, deliver to

         Buyer and to Buyer's counsel a revised survey reflecting that the remedy has been effected.

1.8.3 If Seller is unable to deliver the survey as required by this paragraph 1.8, Buyer may:

1.8.3.1 accept the most conforming survey that Seller is able to deliver, including the commitment of Seller to establish and utilize an escrow account to remedy non-material defects or matters after the Closing Date, or

1.8.3.2 eliminate from the purchase that portion of the Real Property that is subject to an incurable defect or other objectionable matter and reduce the purchase price by the' amount allocated to such Real Property. If the Real Property has a cell site or switch or other critical network element on the Real Property and Buyer elects this approach, then the Closing Date will be delayed a reasonable amount of time to permit Buyer to find an alternative site for the cell site, switch or critical network element, or

1.8.3.3 if the Real Property involves a network element so critical to the operation of the Service Area Network that loss of the network element renders the use of the Service Area Network impossible or economically unacceptable (e.g., loss of a switch site) and alternative arrangements can not be reasonably made (e.g., sublease of Site) then Buyer may elect to terminate its purchase obligation. Upon such termination, each party will have any other rights it may have under the Management Agreement.

1.9 SELLER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS. At the Closing, Seller will be deemed to represent, warrant and agree to Buyer as follows:

1.9.1 ENTITY AUTHORITY. Seller is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Seller has fill power and authority to execute and deliver all documents, agreements and instruments contemplated by this exhibit (the "Transaction Documents") and to perform its obligations thereunder. All necessary corporate action and other proceedings required to be taken by or on behalf of Seller or its shareholders, members or partners (as the case may be) to authorize Seller to enter into the Transaction Documents and consummate the transactions contemplated thereby in accordance with the terms thereof have been duly and properly taken.

1.9.2 ENFORCEABILITY; NO CONFLICT. The Transaction Documents are the legal, valid and binding obligation of Seller, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions therein contemplated will violate or result in a breach of or constitute a default under any covenant or agreement to which Seller is a party or by which Seller is bound, or under any judgment, order, decree, rule or regulation to which Seller is subject, or under Seller's organizational documents.

1.9.3 CONTRACTS. There are no leases, contracts, agreements or commitments affecting the Property, or conveying or transferring any interest in the Property, or affecting the use of the Property that extend beyond the Closing Date, except for the items that have been identified as included in the Property (e.g., cell site leases, colocation agreements) (the "Assumed Contracts"). Except for the Assumed Contracts, Buyer will not be responsible for any contracts, agreements or commitments of Seller. All of the Assumed Contracts are valid and in full force and effect, and constitute the legal, valid and binding obligations of Seller and are enforceable against the other parties thereto. There are no defaults by any party to the Assumed Contracts or actions or omissions that could constitute such default. From the date of the Purchase Notice to and including the Closing Date, Seller will not, without the prior written consent of Buyer in each instance, enter into any contracts, agreements or commitments with respect to the Property that will survive the Closing.

1.9.4 COMPLIANCE WITH LAWS. Seller presently has all licenses, permits, and other authorizations from federal, state, and local authorities necessary to conduct the business presently conducted by Seller using the Property, and Seller has not received any notice to the contrary. Seller has no knowledge of any violation by Seller or the Property of any law, order, regulation, restriction or requirement relating to the Property or its occupancy or operation except as disclosed in writing to Buyer.

1.9.5 LITIGATION. Seller is not engaged in or party to, or threatened with or affected by, any legal action or other proceeding before any court or administrative agency, and there are no outstanding orders, judgments, consent decrees, stipulations or similar obligations by or with any court or administrative agency, affecting the Property or Seller's ability to perform the Transaction Documents, except as disclosed in writing to Buyer.

1.9.6 TITLE AND CONDITION OF PROPERTY. Seller has good and merchantable ownership, right, title and interest in and to all of the Property, and at the Closing Seller will transfer the Property to Buyer free and clear of all liens and encumbrances, except incumbent microwave paths. All inventory included within the Property purchased by Buyer hereunder will have been paid for in full by Seller prior to the Closing, and there will be no amounts in dispute with regard to such payments. Seller will deliver the Property, including the improvements and personalty located on the Property, to Buyer at Closing in the same condition and repair as on the date of the Purchase Notice, subject only to normal wear and tear.

1.9.7 OPERATION OF PROPERTY PENDING CLOSING. From the date of the Purchase Notice through the Closing, Seller will conduct Seller's business operations using the Property diligently in substantially the same manner as theretofore conducted and in accordance with the Management Agreement. From the date of the Purchase Notice through the Closing, Seller will not do or permit the occurrence of, any act with respect to the Property that, if done or permitted to occur on or prior to the date of the Purchase Notice, would constitute a breach of the representations, warranties and agreements made by Seller in this exhibit, or sell, transfer, donate, pledge or otherwise dispose of or encumber any of the Property other than inventory to be sold or used in the ordinary course of Seller's business and consistent with Seller's past practices.

1.9.8 HAZARDOUS MATERIALS. There is no condition of the Property or of any substance located on, in, under or near the Property (including but not limited to any asbestos or any hazardous substance) that could lead to liability of the owner of the Property for damages or clean-up costs under any federal, state or local statute or common law except as disclosed in writing to Buyer.

1.9.9 FIRPTA COMPLIANCE. Seller is not a foreign investor and is not subject to the Foreign Investors and Real Property Tax Act. Seller will execute a statement or affidavit to that effect tendered at Closing.

1.9.10 UTILITIES. All utilities relevant to the then current use of any part of the Property (including for a switch site water, gas, sewer, electricity, trash removal, and telephone service, and including for a cell site electricity and telephone service) are available to such Property in sufficient quantities to adequately service such Property's needs.

1.9.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in the Transaction Documents will survive the Closing and will continue in effect for a period five (5) years. A waiver of any misrepresentation or breach of any warranty will not constitute a waiver of any other misrepresentation or breach of any other warranty under the Transaction Documents.

1.10 INDEMNIFICATION. The indemnification obligations of Sprint PCS and Manager contained in the Management Agreement will apply to breaches of the Transaction Documents.

1.11 PRE-CLOSING DELIVERIES. Seller will, within 30 days after the date of the Purchase Notice, deliver to Buyer the following:

1.11.1 A list of all leases, colocation agreements, service contracts, warranties, and other contracts, agreements, warranties, and other contracts, agreements and commitments affecting the Property or its ownership, management or operation.

1.11.2 True and complete copies of all certificates of occupancy, licenses, and permits required by law and issued by all governmental authorities having jurisdiction of the Property or its operation.

1.11.3 True and complete copies of any plans, specifications, surveys, architectural drawings or renderings, physical condition, environmental or other reports pertaining to the Property that are in Seller's possession or control.

1.12 REVIEW PERIOD. For a period extending from the date of the Purchase Notice through the Closing Date ("Review Period"), Buyer will have the right to conduct a full due diligence review of the Property, including the following:

1.12.1 Review the documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical inspections of the Property and of all books and records regarding the Property that are in Seller's possession or within Seller's control.

1.12.2 Conduct such environmental audits of and with respect to the Property as Buyer deems appropriate. Seller agrees that Buyer, Buyer's employees, agents and contractors will have access to the Property at reasonable times for purposes of conducting the audits, and will have the right to conduct the testing, including core drilling and soil sampling as Buyer's consultants deem necessary for purposes of the audits.

1.12.3 Make the engineering inspections of the improvements located on the Property as Buyer deems appropriate, including reasonable inspections as may be necessary to determine the structural integrity of the improvements.

1.12.4 Make the mechanical inspections of the improvements located on the Property as Buyer deems appropriate, including but not limited to inspections of the electrical, plumbing, heating, ventilating and air conditioning systems used in connection with the improvements.

1.12.5 Review the personal property records of the county and the state in which the Property is located to determine that all personal property security interests that have attached against the Property have been removed.

            Seller agrees to make the Property and books and records available to Buyer and its agents, employees and contractors during the Review Period for the inspections. If Seller fails to deliver, within the required time, the documents and materials required to be submitted to Buyer in this paragraph, the Review Period will be extended by the number of days between the required date and the actual date of the delivery.

1.13 DUE DILIGENCE RESULTS. Buyer may by written notice to Seller within the Review Period terminate the purchase obligations under this exhibit, and upon the termination, each party will have any other rights or obligations under the Management Agreement if, in Buyer's sole discretion, based upon the results of Buyer's review, inspections, or requests, or for any other reason, Buyer determines that:

1.13.1   substantially all of the Property is not owned by Seller; or

1.13.2 the Property is encumbered with liens that cannot be released by Seller and that if Buyer were to take the Property subject to the liens, the cost of releasing the liens would increase the anticipated cost of running the business for the next 5 years by 10% or more. In determining the liens to which the Property is subject, liens consented to by Buyer during the term of the Management Agreement will not be considered; or

1.13.3 there is a problem with the business of such a magnitude that no reasonable business person would purchase a business with such a problem.

            If Buyer does not terminate the purchase obligation by giving notice within the Review Period, the purchase obligation will remain in full force and effect in accordance with its terms.

1.14 SELLER'S INDEBTEDNESS. If Buyer wishes to assume any of Seller's indebtedness in connection with the purchase of the property, Seller agrees to cooperate with and assist Buyer in obtaining the creditor's consent to such assignment.

1.15 CLOSING. The Closing will occur at the executive offices of Seller at 10:00 a.m. local time on the Closing Date. At the Closing, the parties will deliver the following items:

1.15.1   BUYER'S DELIVERIES. Buyer will deliver to Seller:

1.15.1.1 Cash equal to the purchase price, payable by wire transfer to Seller's account, minus the amount paid by Buyer to eliminate any liens, minus the amount of any indebtedness of Seller assumed or paid by Buyer, and minus any other amounts paid by Buyer on behalf of Seller in connection with the consummation of the transactions contemplated by this exhibit.

1.15.1.2 An Assignment and Assumption Agreement for the Assumed Contracts, executed by Buyer.

1.15.1.3 A Good Standing Certificate of recent date issued by Buyer's jurisdiction of organization.

1.15.1.4 Such other documents in such form as Seller and Seller's counsel may reasonably require to consummate the transactions contemplated by this exhibit.

1.15.2   SELLER'S DELIVERIES. Seller will deliver to Buyer:

1.15.2.1 Duly executed deeds, assignments, instruments of transfer, required consents and any other documents, in recordable form where necessary, that Buyer reasonably believes are necessary to evidence and convey the Property to Buyer and to effect the assignment to Buyer of any indebtedness that Buyer wishes to assume.

1.15.2.2 An Assignment and Assumption Agreement for the Assumed Contracts, executed by Seller.

1.15.2.3   Possession of the Property to Buyer as of the Closing Date.

1.15.2.4 Evidence of lien releases, tax clearance letters and other documents required by this exhibit.

1.15.2.5 A Good Standing Certificate of recent date issued by Seller's jurisdiction of organization.

1.15.2.6 Such other documents in such form as Seller and Seller's counsel may reasonably require to consummate the transactions contemplated by this Agreement, including without limitation any bills of sale, assignments and other instruments of transfer (including any necessary consents thereto) in such forms as approved by Buyer and Buyer's counsel, as shall be necessary or appropriate to convey, transfer and assign to Buyer good and merchantable ownership, right, title and interest in and to all the Property free and clear of all liens and encumbrances.

                Notwithstanding the foregoing, to the extent that the Closing involves the assignment of any rights in or to the License, the FCC's prior consent by "Final Order" to such assignment is a condition to the Closing and the obligations set forth in this exhibit will continue to be a binding obligation of Sprint PCS and Manager until such Final Order is received.

1.16 NONCOMPETE. This paragraph 1.15 will apply if Sprint PCS purchases the Operating Assets:

1.16.1 For three (3) years after the Closing Date, Manager and its Related Parties will not, directly or indirectly, compete with Sprint PCS and its Related Parties in the Service Area.

1.16.2 For purposes of this paragraph 1.15, "compete" means engaging in any business that offers products and services that are similar to or competitive with the Sprint PCS Products and Services. Manager and its Related Parties will be deemed to be engaging in a competing business in violation of this paragraph regardless of whether Manager and its Related Parties are acting (i) individually or jointly or on behalf of or in concert with any other individual or entity, or (ii) as a proprietor, partner, shareholder, member, director, officer, employee, agent or consultant, or is acting in any other capacity or manner whatsoever, for any individual or entity that competes with Sprint PCS and its Related Parties.

1.16.3 The parties acknowledge and agree that the noncompetition covenant contained in this paragraph 1.15 is reasonable in duration and geographic scope and protects a valid business interest of Sprint PCS and its Related Parties.

1.16.4 The parties recognize that irreparable damage will result to Sprint PCS and its Related Parties from any violation of this paragraph 1.15 and that the extent of such damage would be difficult if not impossible to calculate. Accordingly, the parties expressly agree that, in addition to any and all other remedies available to Sprint PCS and its Related Parties for any such violation, they will have the remedies of restraining order and injunction, and any such other equitable relief as may be declared or issued by a court to enforce the provisions of paragraph 1.15, without posting any bond that might be required, and Manager will not claim in any such equitable proceedings that a remedy at law is available to Sprint PCS and its Related Parties. The existence of any claim or cause of action by Manager against Sprint PCS, whether predicated on the Management Agreement or otherwise, is not a defense to Sprint PCS' enforcement of paragraph 1.15.

1.16.5 Notwithstanding anything contained herein to the contrary, and if and only if a provision of this type contained in this subparagraph is enforceable in the jurisdiction in question, if any one or more of the provisions contained in paragraph 1.15 is for any reason held to be excessively broad as to duration, geographical scope, activity or subject, such provisions will be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law in such jurisdiction as it then appears.

                                    Exhibit 12.3

                         SPRINT PCS INSURANCE REQUIREMENTS

- WORKERS' COMPENSATION INSURANCE. Manager will acquire and maintain at its expense adequate insurance to cover any claim which may arise for workers' compensation, as such compensation is provided for under any workers' compensation or similar law in effect in the jurisdiction where any work is performed. The minimum employer's liability limit of such insurance will be not less than [***] per accident or disease.

- COMMERCIAL GENERAL LIABILITY INSURANCE. Manager will acquire and maintain at its expense adequate commercial general liability insurance, including coverage for contractual liability and products/completed operations liability, with a limit of not less than [***] combined single limit per occurrence for bodily injury, property damage and personal injury liability, with contractual exclusion deleted, and with Sprint PCS and Sprint PCS' directors, officers, employees, agents, contractors, subcontractors and/or representatives as additional insureds. Such insurance must contain an express provision, as evidenced on the below referenced certificate of insurance, that the contractual liability coverage contains no exclusion for any work performed on or near a railroad right-of-way.

- BUSINESS AUTOMOBILE INSURANCE. Manager will acquire and maintain at its expense adequate business automobile insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile. Such insurance will have a limit of not less than [***] combined single limit per accident for bodily injury and property damage liability and will name Sprint PCS and Sprint PCS' directors, officers, employees, agents, contractors, subcontractors and/or representatives as additional insureds.

- UMBRELLA EXCESS LIABILITY INSURANCE. Manager will acquire and maintain at its expense adequate umbrella excess liability insurance with a limit of not less than [***] combined single limit in excess of the above-referenced employers' liability insurance, commercial general liability insurance and business auto liability insurance.

- "ALL RISK" PROPERTY INSURANCE. Manager will acquire and maintain at its expense adequate "all risk" property insurance covering not less than the full replacement cost of Manager's and all contractor's and subcontractor's, if any, real and/or personal property at risk due to the Management Agreement during the course of the Management Agreement.




***Confidential portions omitted and filed separately with the Commission.